AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 2004


                          REGISTRATION NO. 333- 112432

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A


                                 AMENDMENT NO. 5
                                       TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                    CDEX INC.

                 (Name of Small Business Issuer in Its Charter)




           Nevada                          3829                  52-2336836
(State or Other Jurisdiction        (Primary Standard             Employer
      of Incorporation          Industrial Classification    Identification No.)
      or Organization)                 Code Number)



                         1700 Rockville Pike, Suite 400
                            Rockville, Maryland 20852
                             (301) 881-0080

                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                             Malcolm H. Philips, Jr.
                         1700 Rockville Pike, Suite 400
                            Rockville, Maryland 20852
                                 (301) 881-0080
                     (Name, address and telephone number of
                               agent for service)

                                   Copies to:
                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                          60 East 42nd St., 37th Floor
                            New York, New York 10165
                                 (212) 661-3535
                            Facsimile: (212) 972-1677

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The shareholders selling under this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither the selling shareholders nor we are soliciting offers to buy these securities in any state where their offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER 22, 2004


                                    CDEX INC.

                        2,567,172 SHARES OF COMMON STOCK

Initial Offering Price: $0.75 per share

This prospectus relates to the distribution by certain shareholders of CDEX Inc. of up to 2,567,172 shares of our common stock. CDEX is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by CDEX.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Currently, no public market exists for CDEX common stock. Shareholders selling under this prospectus must offer or sell our common stock at a fixed price of $0.75 per share until such time as our shares are traded on the OTC Bulletin Board. This price is based solely upon the terms of recent issuances of our securities, in negotiated transactions, and does not reflect the book value or any other specific valuation of our common stock. Once traded on such a market or securities exchange, market factors will determine the offering price of our common stock.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

No underwriter or person has been engaged to facilitate the distribution of shares of common stock in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this prospectus is October __, 2004.

                                TABLE OF CONTENTS

                                     NUMBER



Prospectus Summary                                                            3
Summary of the Offering                                                       3
Summary of Consolidated Financial Information                                 5
Risk Factors                                                                  6
Cautionary Statement Regarding Forward-Looking Statements                    12
Use of Proceeds                                                              12
Capitalization                                                               13
Management's Discussion and Analysis of Financial Conditions
  and Plan of Operations                                                     14
Our Business                                                                 20
Management                                                                   30
Executive Compensation                                                       33
Selling Shareholders                                                         36
Security Ownership Of Certain Beneficial Holders And Management              38
Description of Securities                                                    39
Plan of Distribution                                                         39
Experts                                                                      40
Legal Matters                                                                40
Certain Transactions                                                         41
Where You Can Find More Information                                          41
Financial Statements                                                        F-1

                               PROSPECTUS SUMMARY


NOTE: ON DECEMBER 11, 2002, CDEX EFFECTED A 1-FOR-5 REVERSE SPLIT OF ITS COMMON STOCK. THROUGHOUT THIS SUMMARY AND THE ENTIRE PROSPECTUS, UNLESS OTHERWISE INDICATED, SHARE AMOUNTS FOR SECURITIES ISSUED PRIOR TO THAT DATE HAVE BEEN ADJUSTED TO REFLECT THIS REVERSE STOCK SPLIT.

OVERVIEW


CDEX Inc was incorporated in the State of Nevada on July 6, 2001. We are a technology company with a current focus on developing and marketing products using chemical detection and validation technologies. At present, we are devoting our resources to the development of products for two distinct markets:

(i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and

(ii) validation of substances for anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products). All CDEX products are based on applying the same underlying technologies for which we have patents pending.

We anticipate acquiring other technologies in the future through partnering and investment. However, unless and until such time as we acquire other technology assets, we anticipate that almost all of our revenues, if any, will come from our chemical detection products.

Our principal office is located at 1700 Rockville Pike, Suite 400, Rockville, MD 20852. Our telephone number is (301) 881-0080.

                             SUMMARY OF THE OFFERING


DESCRIPTION OF SHARES OFFERED    Class A Common Stock, par value $.005 per share
COMMON STOCK OUTSTANDING         Class A: 24,924,537 shares*
                                 Class B: 220,000 shares
CLASS A COMMON STOCK BEING
OFFERED BY SELLING SHAREHOLDERS  2,567,172 shares

*Includes 24,824,577 issued and outstanding as of July 31, 2004 and 100,000 shares issued since that date.


VOTING RIGHTS

Each holder of our Class A Common Stock is entitled to one vote for each share held of record on all matters including the election of directors. However, until December 11, 2006, the holders of shares of Class B Common Stock, most of whom are now our executive officers, are entitled to vote as a class to elect a majority of our directors. Until that time, holders of shares of Class A Common Stock are entitled to vote as a class to elect the remainder of our directors. Following December 11, 2006, holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on the election of directors as well as all other matters.

OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange (although shares of our common stock have traded to a limited extent on the over-the-counter "gray market"). Until such time as our shares are traded on the OTC Bulletin Board, shareholders selling under this prospectus must offer or sell our common stock at a fixed price of $0.75 per share. This price is based solely upon the terms of recent issuances of our securities, in negotiated transactions, and does not reflect the book value or any other specific valuation of our common stock. Once traded on a market or securities exchange, the offering price of our common stock will be determined by market factors.

USE OF PROCEEDS

Because we are conducting this offering on behalf of selling shareholders, they will receive all of the proceeds from the sale of their shares. We will receive none of the proceeds from the sale of shares under this prospectus, but we did receive consideration from the selling shareholders at the time they purchased their shares. Although we will not receive the proceeds from the sale of shares in this offering, we will pay all of the expenses of the offering, including, without limitation, professional fees and printing expenses which will total approximately $260,000.

RISK FACTORS

An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. You should read carefully the factors discussed under Risk Factors beginning on page 6. Several of the most significant risks of this offering include:

Limited prior operations, history of operating losses, and accumulated deficit may affect CDEX's ability to survive.

We have a history of net losses and may continue to have them.

CDEX has received a going concern opinion from its independent auditors that describes the uncertainty regarding its ability to continue as a going concern due to its historical negative cash flow.

Need for additional financing may affect our operations and plan of business.

TRANSFER AGENT AND REGISTRAR FOR THE CDEX SHARES

Nevada Agency and Trust Company 50 Liberty Street, Suite 880, Reno, Nevada 89501

TRADING MARKET

No significant trading market for our common stock currently exists, although it has come to our attention that shares of our common stock have traded to a limited extent on the over-the-counter "gray market" and the pink sheets. The gray market is an unofficial market where shares are traded that are not available for trading on an official stock market or exchange. Brokers enter the gray market when they request a trading symbol from the NASD to effect an unsolicited trade of a specific block of securities on behalf of a client without actually listing the securities on the Pink Sheets. Similarly, a broker can request a trading symbol and listing on the Pink Sheets to effect an unsolicited trade of a specific block of securities on behalf of a client by contacting Pink Sheets LLC. Because these trades are unsolicited, the brokers are able to obtain symbols and initiate quotes without the filing of a Form 211, which would normally be required for listing on the Pink Sheets. The brokers are expected to discontinue trading under the symbol after selling the securities for which it is obtained, but they frequently do not do so. Trading in our shares in this market has occurred without any instigation or involvement of our management, and we do not encourage or sanction it. We did not choose the symbol under which these shares are traded nor do we intend to keep this symbol going forward. Prior to the date of this prospectus, CDEX was not a reporting company, and virtually no public information regarding our business, operations or financial condition was available other than preliminary versions of this prospectus and our registration statement of which this prospectus forms a part. The shares traded in this gray market are not being offered by CDEX or pursuant to any disclosure provided by us. We anticipate that our Class A Common Stock will be traded on the OTC Bulletin Board. We expect that a market maker will apply for quotation on the OTC Bulletin Board on our behalf prior to the effective date of the offering. However, we cannot guarantee that such application will be granted or that a trading market in our common stock will develop.

DIVIDEND POLICY

CDEX has not paid dividends in the past, nor do we anticipate paying cash dividends at any time in the near future. Any decision to pay a dividend will be in the sole discretion of the board of directors.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


The following table presents summary historical financial information for the fiscal years ended October 31, 2003 and 2002 and the three and nine months ended July 31, 2004 and 2003, and certain balance sheet information. The data was taken from our financial statements appearing elsewhere in this prospectus, and you should read the actual financial statements for a complete presentation of this information.



OPERATING DATA

                                       Three Months Ended           Nine Months Ended                                  July 6, 2001
                                            July 31                     July 31              Year Ended October 31    (inception) to
                                       2003          2004          2003          2004          2002          2003      July 31, 2004
                                   -----------   -----------   -----------   -----------   -----------   -----------   -------------
Revenue                            $    68,792   $        --   $    68,792   $     4,069   $    75,952   $   191,964   $    271,985

Cost of revenue                         45,404            --        45,404            --        52,130       126,701        178,831
Development costs                      126,452       437,875       519,901     1,129,581       420,707       616,967      2,232,945
General and administratitive
   expenses                            124,465       428,951       348,570       944,173       379,634       609,611      2,041,832
Non-cash stock compensation            693,910       552,852     2,271,724     1,875,738     2,669,655     2,953,544      8,337,080
Other income (expense)                      --      (463,873)           --      (670,041)       (1,413)          143       (671,310)

Net loss                           $  (921,439)  $(1,883,551)  $(3,116,807)  $(4,615,464)  $(3,447,587)  $(4,114,716)  $(13,190,013)

Basic and diluted net loss
   per common share:               $     (0.05)  $     (0.08)  $     (0.17)  $     (0.19)  $     (0.22)  $     (0.21)  $      (0.70)

Basic and diluted weighted average
   common shares oustanding         19,815,258    24,678,202    18,708,749    24,003,029    15,880,794    19,730,922     18,797,052


BALANCE SHEET DATA
                                                  October 31           July 31
                                              2002          2003         2004
                                          -----------     --------    ---------
Current assets                            $   293,197     $434,477    $ 565,156
Total assets                                  600,124      756,529      739,526
Current liabilities                         1,508,990       19,137      415,213
Long-term liabilities                              --           --      452,767
Stockholders' equity (deficit)               (908,866)     737,392     (128,454)
Working capital (deficit)                  (1,215,793)     415,340      149,943

                                  RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this prospectus. The following risks relate principally to the offering and CDEX's business and contain forward-looking statements. Actual results could differ materially from those set forth in the forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements" below.

RISKS RELATED TO OUR BUSINESS

A HISTORY OF OPERATING LOSSES AND AN ACCUMULATED DEFICIT MAY AFFECT CDEX'S ABILITY TO SURVIVE.

We have a history of operating losses and an accumulated deficit. Since our principal activities to date have been limited to organizational activities, research and development, product development and limited marketing and sales, CDEX has produced only limited revenues. In addition, we have only limited assets. As a result, we cannot be certain that CDEX will generate revenues or become profitable in the future. If we are unable to obtain customers and generate sufficient revenues to operate profitably, our business will not succeed.

CDEX HAS RECEIVED A GOING CONCERN OPINION FROM ITS INDEPENDENT AUDITORS THAT EXPRESSES UNCERTAINTY REGARDING ITS ABILITY TO CONTINUE AS A GOING CONCERN.

We have received a report from our independent auditors for the fiscal year ended October 31, 2003 containing an explanatory paragraph that expresses uncertainty regarding our ability to continue as a going concern due to historical negative cash flow. We cannot be certain that our business plans will be successful or what actions may become necessary to preserve our business. Any inability to raise capital may require us to reduce operations or could cause our business to fail.

OUR LIMITED OPERATING HISTORY MAKES OUR FUTURE OPERATING RESULTS UNPREDICTABLE RENDERING IT DIFFICULT TO ASSESS THE HEALTH OF OUR BUSINESS OR ITS LIKELIHOOD OF SUCCESS. THE INABILITY TO ASSESS THESE FACTORS COULD RESULT IN A TOTAL LOSS OF AN INVESTOR'S INVESTMENT IN CDEX.

In the case of an established company in an ongoing market, investors may look to past performance and financial condition to get an indication of the health of the company or its likelihood of success. Our short operating history and the evolving nature of the explosives detection and chemical identification markets in which we focus make it difficult to forecast our revenues and operating results accurately. We expect this unpredictability to continue into the future due to the following factors:

o the timing of sales of our products and services, particularly in light of our minimal sales history;

o  difficulty in keeping current with changing technologies;

o unexpected delays in introducing new products, new product features and services;

o increased expenses, whether related to sales and marketing, product development or administration;

o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects;

o  the mix of product license and services revenue; and

o  costs related to possible acquisitions of technologies or businesses.

CDEX could experience operating losses or even a total loss of our business which, as a result of the foregoing factors, would be difficult to anticipate and could thus cause a total loss of capital invested in CDEX.

THE ABSENCE OF A CHIEF FINANCIAL OFFICER AND THE TYPES OF FINANCIAL CONTROLS AND PROCEDURES WHICH WILL BE REQUIRED OF PUBLIC COMPANIES LEAVE INVESTORS IN CDEX WITHOUT THESE PROTECTIONS UNTIL THEY ARE REMEDIED.

The Sarbanes-Oxley Act requires public companies to maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in reports filed with the SEC is recorded, processed, summarized and reported within the time required. This includes controls and procedures to ensure that such information is accumulated and communicated to management, including the chief executive and financial officers, so as to allow timely decisions regarding required disclosure of such information. The Sarbanes-Oxley Act also requires documentation of internal control procedures, remediation as needed, and periodic testing of the controls.

Moreover, because these controls and procedures are all designed to protect the interests of investors in our securities, without these elements, purchasers of the common stock in this offering would lack this protection. Prior to the date of this prospectus, our common stock has not been registered under the Securities Exchange Act of 1934, as amended, so we have not been required to file reports thereunder or comply with the requirements of the Sarbanes-Oxley Act. As of the date of this prospectus, we are required to file such reports and to comply with the requirements of the Sarbanes-Oxley Act, including such controls and procedures and documentation, remediation and testing. We are in the process of reviewing our internal controls with a view toward documenting the required controls and procedures and adopting a testing plan. This process is in the initial stages. In April 2004, we retained a qualified part-time chief financial officer on a consultancy basis who may become a full-time employee of CDEX and assume responsibilities as Principal Accounting Officer and chief financial officer. However, whether this individual will become a long-term chief financial officer remains uncertain and depends upon a number of factors, including negotiation of salary and benefits and the adaptability of this individual's skill set to our needs. In the interim, our Vice President of Business Operations has assumed these responsibilities since inception. We have also added to our board of directors a qualified financial expert as described in the Sarbanes-Oxley Act.

LACK OF ADDITIONAL FINANCING COULD PREVENT US FROM OPERATING PROFITABLY WHICH, EVENTUALLY, COULD RESULT IN A TOTAL LOSS OF OUR BUSINESS.

Since our inception, we have funded our operations through borrowings and financings. Current funds available to CDEX may not be adequate for us to be competitive in the areas in which we intend to operate, and we have no arrangements or commitments for ongoing funding. If funding is insufficient at any time in the future, we may not be able to grow revenue, take advantage of business opportunities or respond to competitive pressures. The unavailability of funding could prevent us from producing revenues or ever becoming profitable. Our continued operations, as well as the successful implementation of our business plan, may therefore depend upon our ability to raise additional funds of approximately $2,500,000 to $4,000,000 through bank borrowings or equity or debt financing over the next twelve months. We continue to seek prospective investors who may provide some of this funding. However, such funding may not be available when needed or may not be available on favorable terms. Certain family members of our management team have advanced funds to CDEX on an as-needed basis although there is no definitive or legally binding arrangement to do so. All such advances have been repaid. If we do not produce revenues and become profitable, eventually, we will be unable to sustain our business.

CDEX SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION IF WE ISSUE ADDITIONAL EQUITY TO FUND OPERATIONS OR ACQUIRE BUSINESSES OR TECHNOLOGIES.

If working capital or future acquisitions are financed through the issuance of equity securities, CDEX shareholders will experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the currently outstanding CDEX shares of common stock. The conversion of future debt obligations into equity securities could also have a dilutive effect on our shareholders. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may elect to compensate providers of services by issuing stock in lieu of cash.

OUR POTENTIAL INABILITY TO PROTECT THE PROPRIETARY RIGHTS IN CDEX'S TECHNOLOGIES AND INTELLECTUAL PROPERTY MAY HAMPER OUR ABILITY TO MANUFACTURE PRODUCTS WHICH WOULD PREVENT US FROM EARNING REVENUES OR BECOMING PROFITABLE.


Our success and ability to compete will depend in part on the protection of our potential patents and other proprietary information. We currently have four patent applications pending for our chemical detection technologies.
We rely on non-disclosure agreements and patent and copyright laws to protect the intellectual property that we have developed and plan to develop. However, such agreements and laws may provide insufficient protection.
Moreover,
other companies may develop products that are similar or superior to CDEX's or may copy or otherwise obtain and use our proprietary information without authorization. If a third party were to violate one or more of our patents, we may not have the resources to bring suit or otherwise protect the intellectual property underlying the patent. In the event of such a violation or if a third party appropriated any of our unpatented technology, such party may develop and market products which we intend to develop and/or market. We would lose any revenues which we would otherwise have received from the sale or licensing of those products. This could prevent our ever making a profit on any products based upon the misappropriated technology.

Policing unauthorized use of CDEX's proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against CDEX or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, and/or require CDEX to enter into costly royalty or licensing arrangements to prevent further infringement, any of which could increase our operating expenses and thus prevent us from becoming profitable.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets. If this occurs, our competitors may use our processes or techniques to develop competing products and bring them to market ahead of us. This could prevent us from becoming profitable.

We may rely on certain intellectual property licensed from third parties, and may be required to license additional products or services in the future, in order to move forward with our business plan. These third party licenses may be unavailable on acceptable terms, when needed or at all. An inability to enter into and maintain any of these licenses could prevent us from developing or marketing products based upon the underlying technology which could prevent us from earning revenues on these products or from becoming profitable.

NO ASSURANCE OF SUCCESSFUL MANUFACTURING MAY AFFECT OUR ABILITY TO SURVIVE.

CDEX itself has no experience in manufacturing commercial quantities of products, and our management has had limited experience in this area. We presently have no plans for developing in-house manufacturing capability beyond aggregating off the shelf components for our initial units into a final assembly. Accordingly, we may depend upon securing a contract manufacturer or other third party to manufacture certain components although, in our early stages, we plan to do the final assembly and testing of the initial units in-house. We cannot be certain that the terms of any such arrangement would be favorable enough to permit our products to compete effectively in the marketplace.

DEPENDENCE ON OUTSOURCED MANUFACTURING MAY AFFECT ABILITY TO BRING PRODUCTS TO MARKET.

At present, we do not plan to manufacture any of our products in-house. We are considering different possibilities for bringing products to market among them, licensing to third parties or outsourcing manufacturing. The risks of association with outsourced manufacturers are related to their operations, finances and suppliers. CDEX would have little control over an outsourced manufacturer and may suffer losses if any outside manufacturer fails to perform its obligations to manufacture and ship the manufactured product. These manufacturers' financial affairs may also affect our ability to obtain product from them in a timely fashion should they fail to continue to obtain sufficient financing during a period of incremental growth. Problems with outsourced manufacturers could damage our relationships with our clientele and cost us future revenues. If we are unable to contract with adequate manufacturers, and in the absence of licensing or other means, we may be unable to market our products. This would prevent us from earning revenues.

LACK OF MARKET ACCEPTANCE MAY LIMIT OUR ABILITY TO SELL PRODUCTS AND GENERATE REVENUES WHICH WOULD PREVENT US FROM EARNING REVENUES OR BECOMING PROFITABLE.

We cannot be certain that any products which we successfully develop will ever achieve market acceptance. Our products, if successfully developed, may compete with a number of traditional products manufactured and marketed by major technology companies, as well as new products currently under development by such companies and others. In the explosives detection marketplace, for example, many airports and other facilities and agencies have already invested in and implemented systems that are based upon technology that is different from ours. While we believe our technology is superior, we will have to demonstrate its superiority to these potential customers in order to sell our products and generate revenues. We may encounter similar obstacles in other application areas. The degree of market acceptance of our products will depend on a number of factors, including the establishment and demonstration of the efficacy of the product candidates, their potential advantage over alternative methods and reimbursement policies of government and third party payors. We cannot be certain that the marketplace in general will accept and utilize any of our products. If potential customers do not accept and purchase our products, we will be unable to generate revenues and become profitable.

WE INTEND TO MARKET OUR PRODUCTS IN INDUSTRIES WHERE TECHNOLOGY CHANGES RAPIDLY, AND WE WILL INCUR COSTS TO KEEP OUR PRODUCTS CURRENT AND INNOVATIVE. OUR FAILURE TO DO SO COULD RENDER OUR PRODUCTS OBSOLETE, MAKING OUR BUSINESS UNPROFITABLE.

We hope to market our products in industries characterized by rapid change due to the introduction of new and emerging technologies. Critical issues concerning the governmental or commercial use of chemical detection mechanisms, including security, reliability, accuracy, cost, ease of use, accessibility, or potential tax or other government regulation, may affect the relevance and functionality of our products. Future technology or market changes may cause some of our products to become obsolete more quickly than expected. We will need to make research and development expenditures to create new features for our products to enhance their effectiveness and become and remain competitive. If we are unsuccessful in timely assimilating development changes in the various environments, we may be unable to achieve or maintain profitability.

POTENTIAL DEFECTS AND PRODUCT LIABILITY COULD RESULT IN DELAYS IN MARKET ACCEPTANCE, UNEXPECTED LIABILITY AND COSTS AND DIMINISHED OPERATING RESULTS.

Technology-based products frequently contain errors or defects, especially when first introduced or when new versions are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. These defects could result in product liability suits, delays in market acceptance or unexpected redevelopment costs, which could cause any profits we might otherwise have to decline. We anticipate most of our agreements with customers will contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that we will be unable to negotiate such provisions with certain customers or that these provisions, if negotiated, may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could damage our business, operating results and financial condition. Prior to the actual licensing of our technologies for use in distributed products or the entry of our products made by us into the market, we plan to procure product liability insurance. Although we have researched policies for such insurance, we currently have none in place, and we cannot be certain that the amount or extent of coverage will be adequate once we obtain it.

OUR POTENTIAL FUTURE BUSINESS AND/OR TECHNOLOGY ACQUISITIONS MAY BE UNPREDICTABLE AND MAY CAUSE OUR BUSINESS TO SUFFER.

CDEX intends to expand its operations through the acquisition of additional technologies (either by purchasing other businesses or acquiring their technological assets) which it perceives to be unexploited and develop products based upon these technologies. We have not yet identified these specific technologies, and some of these technologies may be outside our current field of operations. However, we may be unable to identify any such businesses or technologies. Expansion may involve a number of special risks, including possible adverse effects on our operating results or balance sheet (particularly in the event of impairment of acquired intangible assets), diversion of management attention, inability to retain key personnel, risks associated with unanticipated events, any of which could prevent us from becoming profitable. In addition, if competition for acquisition candidates or technologies were to increase, the cost of acquiring businesses or technologies could increase as well. If we are unable to implement and manage our expansion strategy successfully, our business may suffer or fail.


SUBSTANTIAL COMPETITION MAY LIMIT OUR ABILITY TO SELL PRODUCTS AND THEREBY OUR CHANCES OF BECOMING PROFITABLE.

We may experience substantial competition in our efforts to locate and attract customers for our products. We are aware of two significant competitors in the explosives detection industry which we believe have greater experience, resources and managerial capabilities and may be in a better position than we are to obtain access to and attract customers. General Electric Co. recently announced its acquisition of one of these two competitors, InVision Technologies Inc. which could increase our competitive pressure. A number of larger companies similarly may enter some or all of our target markets and directly compete with us. In the counter-terrorism arena, it is difficult to assess our competition due to the high level of secrecy and lack of available information with respect to defense and homeland security contracts and contractors. We must assume that the demand for the technology in this area has given rise to a corresponding supply of scientists and others who are developing technology similar to, or otherwise competitive with, ours. In the area of brand protection, many companies may seek to develop technology in-house to protect their own brands rather than contract with us for our technology. In the areas of medical and pharmaceutical validation and brand protection, various existing technologies compete with ours and already are in use in the marketplace. These include radio frequency identification tags, tagant agents (chemical agents added to the target substance to serve solely as identifying tags) and bar coding. If our competitors are more successful in marketing their products, we may be unable to achieve or maintain profitability.

LOSS OF ANY OF OUR CURRENT MANAGEMENT OR INABILITY TO RECRUIT AND RETAIN QUALITY PERSONNEL COULD ADVERSELY IMPACT OUR BUSINESS AND PROSPECTS. OUR DIRECTORS AND OFFICERS EXERT SUBSTANTIAL CONTROL OVER OUR BUSINESS AND OPERATIONS.

We are dependent on our officers, i.e., Malcolm Philips Jr., Timothy Shriver and Michael Mergenthaler, our Chairman of the Board, our Senior Vice President of Technical Operations and our Vice President of Business Operations, respectively, and our key employee. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. This would increase costs and prevent or reduce our profits. To minimize the effects of such loss, we have entered into employment contracts and non-competition agreements with our key officers and employees, including Messrs. Philips, Shriver and Mergenthaler.

OUR MANAGEMENT LACKS EXPERIENCE IN THIS MARKET.

Although widely experienced in other industries, our current senior management team has little experience leading the development, marketing and sales of technology products in the chemical detection and validation marketplace. This lack of experience could lead to inefficiency and slow the process of marketing our products and prevent us from making sales or becoming profitable.

RISKS RELATING TO THE OFFERING AND OUR COMMON STOCK

THERE HAS NOT BEEN ANY SIGNIFICANT PRIOR TRADING MARKET FOR OUR SHARES, AND WE CANNOT BE CERTAIN THAT ONE WILL DEVELOP OR THAT BROKER/DEALERS WILL MAKE A MARKET IN OUR COMMON STOCK.

There is no current trading market for our common stock, although it has come to our attention that shares of our common stock have traded to a limited extent on the over-the-counter "gray market." The gray market is an unofficial market where shares are traded that are not available for trading on an official stock market or exchange. Brokers enter the gray market when they request a trading symbol from the NASD to effect an unsolicited trade of a specific block of securities on behalf of a client without actually listing the securities on the Pink Sheets. Similarly, a broker can request a trading symbol and listing on the Pink Sheets to effect an unsolicited trade of a specific block of securities on behalf of a client by contacting Pink Sheets LLC. Because these trades are unsolicited, the brokers are able to obtain symbols and initiate quotes without the filing of a Form 211, which would normally be required for listing on the Pink Sheets. The brokers are expected to discontinue trading under the symbol after selling the securities for which it is obtained, but they frequently do not do so. Trading in our shares in this market has occurred without any instigation or involvement of our management, and we do not encourage or sanction it. We did not choose the symbol under which these shares are traded nor do we intend to keep this symbol going forward. Prior to the date of this prospectus, CDEX was not a reporting company, and virtually no public information regarding our business, operations or financial condition was available other than preliminary versions of this prospectus and our registration statement of which this prospectus forms a part. The shares traded in this gray market are not being offered by CDEX or pursuant to any disclosure provided by us. Subsequent to the date hereof, we anticipate that our common stock will be listed on the Over The Counter Bulletin Board. If our common stock is not eligible for such listing, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. Even if our common stock is listed on the OTC Bulletin Board, we cannot be certain that our shares will be actively traded or at what prices they will trade.

If CDEX is unable to maintain National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for our common stock than might otherwise prevail. Furthermore, the lack of market makers could result in CDEX shareholders being unable to buy or sell shares of our common stock on any secondary market. We may be unable to maintain such market makers.

RISK OF LOW PRICED SECURITIES MAY AFFECT THE MARKET VALUE OF OUR STOCK.

Our common stock may be subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 ("Reform Act") requires additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally defined as, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. The regulations governing low-priced or penny stocks sometimes may limit the ability of broker-dealers to sell CDEX's common stock and thus, ultimately, the ability of the investors to sell their securities in the secondary market. Prices for CDEX shares will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the shares, CDEX's results of operations, what investors think of CDEX and the chemical detection and validation industry, changes in economic conditions in the industry, and general economic and market conditions. Market fluctuations could have a material adverse impact on the trading price of our shares.

SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Other than the shares offered hereby, 3,957,667 of the 24,924,537 outstanding shares of our Class A common stock have been issued in reliance on a registration exemption under the Securities Act of 1933, as amended. Such shares will not be available for sale in the open market without registration except in reliance upon Rule 144 under the Securities Act. In general, under Rule 144 a person, or persons whose shares are aggregated, who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed "affiliates" of CDEX, as defined in Rule 144, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume during the four calendar weeks preceding such sale, provided that current public information is then available. In addition, a person who is not deemed to have been an affiliate at any time during the three (3) months preceding a sale and who has beneficially owned the restricted securities for the last two (2) years, is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. If a substantial number of the shares owned by these shareholders were sold under Rule 144, the market price of our common stock could be adversely affected.

DISTRIBUTION OF SHARES OF OUR COMMON STOCK BY A SIGNIFICANT SHAREHOLDER COULD CREATE AN OVERHANG IN THE MARKET.

By order of the District Court of Travis County, Texas, Loch Harris, Inc., a significant CDEX shareholder, was ordered to distribute to its shareholders and others approximately 12,000,000 shares of CDEX common stock which it held. These shares were originally issued to Loch Harris pursuant to an Asset Purchase Agreement between CDEX and Loch Harris in exchange for certain intellectual property rights acquired by CDEX from Loch Harris. (See "Business--Asset Purchase Agreement.") The agreement required Loch Harris to distribute these shares to its shareholders. By January 2002, the shares had not yet been distributed. At that time, certain of Loch Harris's shareholders filed a class action lawsuit against it, demanding, among other claims, that it distribute these shares to its shareholders. As part of the settlement of this suit, Loch Harris was required to do so. The shares were distributed to approximately 37,000 Loch Harris shareholders without registration, pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended, because they were issued by court order. Prior to the court's order, these shares were restricted and could not be sold publicly by Loch Harris. However, under the court order and pursuant to Section 3 of the Securities Act, these shares will be unrestricted in the hands of the individual shareholders of Loch Harris. Thus, in addition to the shares offered hereby, 12,000,000 shares held by the shareholders of this significant shareholder will be eligible for public sale (subject to any state securities law requirements). As a result, the prices at which our shares trade may be lower than the price that would be expected for a fully distributed issue.

HOLDERS OF OUR CLASS B COMMON STOCK (THE MAJORITY OF WHICH IS CURRENTLY HELD BY OUR EXECUTIVE OFFICERS) WILL CONTROL THE ELECTION OF A MAJORITY OF OUR BOARD OF DIRECTORS UNTIL DECEMBER 11, 2006.

Until December 11, 2006, the holders of shares of our Class B Common Stock are entitled to vote as a class to elect a majority of our directors. The majority of these shares are now held by our executive officers. Until that time, holders of shares of Class A Common Stock are only entitled to vote as a class to elect the remainder of our directors. Following December 11, 2006, holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on the election of directors. As a result, prior to December 11, 2006, purchasers of the shares in this offering will be unable to elect a majority of the directors of CDEX. Our executive officers hold the majority of the issued and outstanding shares of Class B Common Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information included in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward- looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Our Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE OF PROCEEDS

CDEX will receive no proceeds from the distribution of securities in this offering. All proceeds will go to the selling shareholders who are offering their shares in this prospectus. However, CDEX will bear all of the expenses of this offering which will total approximately $260,000.

                                 CAPITALIZATION


The following table sets forth the capitalization of CDEX at July 31, 2004. The following table should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.


Convertible debt                                                   $    750,000
Discount on convertible notes                                          (297,233)
Preferred Stock - $.005 par value per share, 6,000,000
   shares authorized and none outstanding                                    --
Class A common stock - $.005 par value per share, 33,500,000
   shares authorized and 24,824,537 outstanding                         124,129
Class B common stock - $.005 par value per share, 500,000
   shares authorized and 220,000 outstanding                              1,100
Additional paid in capital                                           13,245,121
Deferred stock compensation                                            (308,790)
Deficit accumulated during development stage                        (13,190,013)
                                                                   ------------
Total Capitalization                                               $    324,313
                                                                   ============

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND PLAN OF OPERATION

You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements. Please see Forward-Looking Statements for a discussion of uncertainties, risks and assumptions associated with these statements.

PLAN OF OPERATION

We are a technology development company. Our primary focus is and will continue to be products from technologies that we develop in-house or acquire from other sources. Our current focus is on developing and marketing products using chemical detection and validation technologies. With regard to these technologies, our primary activities over the next twelve months will be developing products with increasing focus on the marketing of those products. For technical, accounting purposes, we are currently in the development stage and expect to continue as such for the next 12 months. At present, we are devoting our resources to the development of products for two potential markets:

(i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and (ii) validation of substances for anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products). We expect that our initial validation products will be ready for distribution in the third quarter of 2004 and that our products to identify substances of concern will be ready for distribution in the first quarter of 2005. We anticipate further development costs of $210,000 for the initial brand-protection and quality assurance products, and $75,000 for the first substance identification product.

We anticipate acquiring other technologies in the future through partnering and investment. However, unless and until such time as we acquire other technology assets, we anticipate that almost all of our revenues, if any, will come from our chemical detection and validation products.

In the medical area, we plan on continuing our emphasis on our ValiMed(TM) product line, designed to validate authenticity of prescription medications (which is intended for use in ensuring that medication has not been counterfeited by substitution or dilution of the constituent ingredients or that the medication administered is what was prescribed). We are expanding marketing efforts as we introduce our initial products to the field in October 2004 and support field test sites and third party research projects. Our first products are focused on the prescription medication anti-counterfeiting market, with the ValiMed(TM) Counterfeit Solution being the first completed product CDEX places in the end-consumer marketplace, followed closely thereafter by introduction of a quality assurance based application - also focused on healthcare - namely the ValiMed(TM) Impaired Clinician Solution.

In the explosive detection area, the PS3 (Personnel Security Screening System, designed to detect trace amounts of explosive on surfaces impacted by ultraviolet energy) is scheduled to be our first end-consumer product. We anticipate revenue from our security market (e.g., explosive detection equipment) to be via government development contracts, licensing agreements with existing vendors of security equipment and explosive detection products, followed by unit sales to end-users. We have entered into discussions with certain security solution vendors and have submitted joint proposals with several large companies, but have not yet won proposals with those vendors or reached any definitive licensing-type agreements with them. While potential licensing opportunities are fully explored, we will continue to prosecute development efforts. We anticipate continuing to seek development contracts with the U.S. government for development of future products, including those associated with detection of chemical and biological weapons. We have elected to defer additional work on landmine detection pending receipt of additional resources to address some of the technical issues associated with commercialization, e.g., increasing the footprint and speed of the unit.

We anticipate further increases to our existing sales force and budget to augment sales efforts in the healthcare industry as well as focus on sales to the federal government. Our overall marketing budgets for our fiscal years ending October 31, 2004 and 2005 are $525,000 and $1,250,000, respectively. Of the 2004 budget, we have allocated $125,000-150,000 for attending industry trade shows and $200,000-300,000 for creating private audience demonstrations with potential customers or partners. We anticipate entering into marketing and distribution partnerships with companies established in the healthcare market to distribute our anti-counterfeiting and quality assurance products through reseller agreements and technology partnerships where our validation and identification technologies will be integrated with their medication distribution systems.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JULY 31, 2004 COMPARED TO THREE MONTHS ENDED JULY 31, 2003

Revenue: Revenue was $0 and $68,792 during the three months ended July 31, 2004 and July 31, 2003, respectively. The 2003 revenue was from a development agreement with the U.S. Department of Defense under which we performed a feasibility study for detection of chemical and biological agents with our existing technologies.

Cost of revenue: Cost of revenue was $0 and $45,404 during the three months ended July 31, 2004 and July 31, 2003, respectively. The 2003 costs were for staff hours and materials to support the U.S. Department of Defense agreement.

Development costs: Development costs were $437,875 during the three months ended July 31, 2004, compared with $126,452 during the three months ended July 31, 2003. The increase of $311,423 (or 246%) resulted from ongoing research and development, statistical studies of equipment performance and preparation for demonstrations and presentations.

General and administrative expenses: General and administrative expenses were $428,951 during the three months ended July 31, 2004 compared with $124,465 during the three months ended July 31, 2003. This increase of $304,486 (or 245%) resulted from increased sales and marketing activities as well as professional services.

Non-cash stock compensation: Non-cash stock compensation expense was $552,852 during the three months ended July 31, 2004, compared with $693,910 during the three months ended July 31, 2003. This decrease of $141,058 (or 20%) resulted from the full amortization of various stock grants in 2003.

Other income (expense): Other income (expense) was $(463,873) during the three months ended July 31, 2004, compared with $0 during the three months ended July 31, 2003. This increase resulted primarily from the amortization of warrant expense associated with convertible debentures.

Net loss was $1,883,551 during the three months ended July 31,2004, compared with a net loss of $921,439 during the three months ended July 31, 2003, due to the foregoing factors.

NINE MONTHS ENDED JULY 31, 2004 COMPARED TO NINE MONTHS ENDED JULY 31, 2003

Revenue: Revenue was $4,069 during the nine months ended July 31, 2004, compared with $68,792 during the nine months ended July 31, 2003, respectively. This decrease of $64,723 (or 94%) resulted from the completion in 2004 of the development agreement with the U.S. Department of Defense under which we performed a feasibility study for detection of chemical and biological agents with our existing technologies.

Cost of revenue: Cost of revenue was $0 during the nine months ended July 31, 2004, compared with $45,404 during the nine months ended July 31, 2003. The 2003 costs were for staff hours and materials to support the U.S. Department of Defense agreement.

Development costs: Development costs were $1,129,581 during the nine months ended July 31, 2004, compared with $519,901 during the nine months ended July 31, 2003. The increase of $609,680 (or 117%) resulted from ongoing research and development, statistical studies of equipment performance and preparation for demonstrations and presentations.


General and administrative expenses: General and administrative expenses were $944,173 during the nine months ended July 31, 2004 compared with $348,570 during the nine months ended July 31, 2003. This increase of $595,603 (or 171%) resulted from increased sales and marketing activities as well as professional services.

Non-cash stock compensation: Non-cash stock compensation expense was $1,875,738 during the nine months ended July 31, 2004, compared with $2,271,724 during the nine months ended July 31, 2003. This decrease of $395,986 (or 17%) resulted from the full amortization of various stock grants in 2003.

Other income (expense): Other income (expense) was $(670,041) during the nine months ended July 31, 2004, compared with $0 during the nine months ended July 31, 2003. This increase resulted primarily from the amortization of warrant expense associated with convertible debentures.

Net loss was $4,615,464 during the nine months ended July 31,2004, compared with a net loss of $3,116,807 during the nine months ended July 31, 2003, due to the foregoing factors.

YEAR ENDED OCTOBER 31, 2003 COMPARED WITH OCTOBER 31, 2002

Revenue: During the year ended October 31, 2003, we received revenue of $191,964, representing an increase of $116,012 (or 152%) over $75,952 of revenue for the year ended October 31, 2002. In fiscal 2003, revenues were from our agreement with the U.S. Department of Defense under which we performed a feasibility study for detection of chemical and biological agents with our existing technologies. In fiscal 2002, these revenues came primarily from a sub-contract with a government contractor to conduct initial field experiments and data gathering, in arid and temperate climates, using an early stage production model of a landmine detection system based on CDEX's base technologies.


Cost of revenue: During the year ended October 31, 2003, we had cost of revenue of $126,701, representing an increase of $74,571 (or 143%) over $52,130 for the year ended October 31, 2002. These costs were for staff hours and materials to support the U.S. Department of Defense agreement.

Development costs: During the year ended October 31, 2003, we had development costs of $616,967, excluding non-cash compensation, representing an increase of $196,260 (or 47%) over $420,707 for the year ended October 31, 2002. These costs were for development of our base technology platform, which was used for the fulfillment of development contracts from which we derived the aforementioned revenues.

General and administrative expenses: During the year ended October 31, 2003, we had general and administrative expenses of $609,611, excluding non-cash compensation, representing an increase of $229,977 (or 61%) over $379,634 for the year ended October 31, 2002. In both years, these expenses primarily consisted of salaries, fees for professional services, preparation and review of contracts, and intellectual property (filing of patent applications) as well as insurance costs.

Non-cash stock compensation: During the year ended October 31, 2003, we had non-cash stock compensation expense of $2,953,544, representing an increase of $283,889 (or 11%) over $2,669,655 for the year ended October 31, 2002.

Other income (expense). During the year ended October 31, 2003, we had other income of $143, representing an income increase of $1,556 over expense of $1,413 for the year ended October 31, 2002.

Net loss was $4,114,716 for fiscal 2003 and $3,447,587 for fiscal 2002 due to the foregoing factors.

LIQUIDITY AND CAPITAL RESOURCES

To date, CDEX has incurred substantial losses, and will require financing for working capital to meet its operating objectives. We anticipate that we will require financing on an ongoing basis unless and until we are able to support our operating activities with revenues.

As of October 31, 2003, we had working capital of $415,340, $342,923 of which consisted of cash and cash equivalents. As of July 31, 2004, our working capital was $149,943, with cash and cash equivalents in the amount of $565,156. We anticipate the need to raise approximately $2,500,000 to $4,000,000 over the next twelve months to satisfy our current budgetary projections, which include substantial payments for the component parts associated with assembly of our first products. Our continued operations, as well as the implementation of our business plan, therefore will depend upon our ability to raise additional funds through bank borrowings, equity or debt financing. We continue to seek prospective investors who may provide some of this funding. (For a discussion of the development status of each of our products, see "Business - Products.")

In December 2003, we issued 83,335 shares of our common stock to accredited investors at $1.50 per share. In January 2004, we executed Subscription Agreements for additional funding in the aggregate amount of $55,000 from two of our existing investors and are exploring other potential funding opportunities. CDEX has received $25,000 of this investment; the investor of the $30,000 balance has indefinitely delayed fulfillment of the obligation, and CDEX has returned the Class A Common stock to our treasury.

In addition to the foregoing, from time to time, certain family members of our management team have advanced funds to CDEX on an as-needed basis although there is no definitive or legally binding arrangement to do so. All such advances have been repaid.

From March through August 2, 2004, we received funding in the amount of $1,709,750 from the sale of convertible promissory notes to some of our existing investors and one new investor. The notes are convertible into CDEX common stock at a price of $0.75 per share, and the majority of these investors has elected to convert shortly after purchasing the note. Each note was issued with warrants to purchase shares of CDEX common stock equal to the number of shares of common stock issuable on conversion of the note. The warrants are exercisable at $0.75 per share.

During the year ended October 31, 2003, we used net cash of $1,239,159 in operating activities and invested $98,850 in property and equipment. We received proceeds in the amount of $1,400,500 from the sale of restricted shares of common stock to accredited investors.

During the nine months ended July 31, 2004, we used net cash of $1,540,494 in operating activities and invested $24,524 in property and equipment.

The spouse of the Chief Executive Officer purchased convertible notes of CDEX, each paying interest at 9%, one in the amount of $15,000 on July 8, 2003, one in the amount of $100,000 on March 11, 2004 and two in the amount of $20,000 on October 1, 2001 and November 14, 2001, respectively. The $20,000 notes were redeemed at face value for cash in August 2002, and the $15,000 note was redeemed at face value for cash in September 2003, while the $100,000 was redeemed at face value for cash in April 2004.

We have received limited revenues from operations to date and are actively negotiating with potential contractors who, in some cases, may either license our technologies for use in products produced by them or, in other cases, may purchase products produced by us. We believe we may potentially begin to generate revenues from such licenses or product sales as early as the fourth calendar quarter of 2004. However, we cannot be certain whether or when we will receive such revenues.

OFF-BALANCE SHEET ARRANGEMENTS

CDEX has not participated in any off balance sheet financing or other arrangements.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America
(GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We have identified below certain accounting policies which we apply in the preparation of our financial statements. We believe that the policies discussed below are those most critical to our business operations. These policies form the basis of our discussion throughout this section and affect our reported and expected financial results.

CASH AND CASH EQUIVALENTS: We maintain cash balances that may exceed federally insured limits. We do not believe that this results in any significant credit risk. We consider all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

USE OF ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect (i) the reported amounts of assets and liabilities, (ii) disclosure of contingent assets and liabilities at the date of the financial statements and (iii) the reported amounts of revenues and expenses during the periods covered by our financial statements. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT: Property and equipment are stated at historical cost and are depreciated using the straight line method over the estimated useful lives of the related assets, ranging from five to seven years. Depreciation expenses were $84,982, $66,968 and $168,392 for the years ended October 31, 2003 and 2002, and for the period from inception to October 31, 2003, respectively.

INCOME TAXES: We file our income tax returns on the cash basis of accounting, whereby revenue is recognized when received and expenses are deducted when paid. To the extent that items of income or expense are recognized in different periods for income tax and financial reporting purposes, deferred income taxes are provided to give effect to these temporary differences. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured by applying presently enacted statutory tax rates, which are applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized, to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in operations in the period that the tax rate is enacted.

As we have never operated at a profit, no tax benefit has been reflected in the statement of operations and a valuation allowance has been established reducing the net carrying value of the deferred tax asset to zero.

ADVERTISING COSTS: The cost of advertising is expensed as incurred. Advertising expense was $28,483, $9,873, and $38,481 for the years ended October 31, 2003 and 2002, and for the period from inception to October 31, 2003, respectively.

RESEARCH AND DEVELOPMENT: Total research and development costs include labor for employees and contractors, rent, professional services, materials, lab equipment and disposals. These costs are expensed in the accompanying Statement of Operations which forms part of our financial statements appearing elsewhere in this prospectus.

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FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of items reflected in current assets and current liabilities approximate their fair value due to the short-term nature of their underlying terms.

RISKS, UNCERTAINTIES AND CONCENTRATIONS: Financial instruments that potentially subject CDEX to significant concentration of credit risk consist primarily of cash equivalents and accounts receivable. In addition, at times CDEX's cash balances exceed federally insured amounts. All revenue reported in our financial statements was earned under two contracts, one for development and one for testing. Accounts receivable represents a portion of the revenue outstanding on these contracts. We provide for estimated credit losses at the time of revenue recognition.

NET LOSS PER COMMON SHARE: Basic net loss per share was determined by dividing net loss by the weighted average number of common shares outstanding during each year. The effect of common stock equivalents is not considered as it would be anti-dilutive.

STOCK-BASED COMPENSATION: We have provided restricted stock grants to employees and consultants as the principal element of their compensation. We determine compensation expense as the fair value, at the measurement date, of the service received or the common stock issued, whichever is more reliably determined. In the case of employees, the measurement date is the date of grant. In the case of outside consultants, the measurement date is the date at which their performance is complete. This total cost is first reflected as deferred compensation in stockholders' equity (deficit) and then amortized to compensation expense on a straight-line basis over the period over which the services are performed. When the fair value of the common stock is used and the measurement date is not the date of grant, the total cost is remeasured at the end of each reporting period based on the fair market value on that date, and the amortization is adjusted.


We have also utilized employment and consulting agreements which combine cash and stock elements of compensation, where a fixed dollar value of stock is awarded to settle noncash compensation. We have awarded some of the common shares in advance of when the service is performed although these shares are subject to forfeiture in the event of non-performance. These amounts are shown as deferred compensation in the accompanying balance sheet. We have also paid performance bonuses in awards of common stock.


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                                  OUR BUSINESS

GENERAL

CDEX Inc was incorporated in the State of Nevada on July 6, 2001. We are a technology company with a current focus on developing and marketing products using chemical detection and validation technologies. At present, we are devoting our resources to the development of products for two distinct markets:

(i) identification of substances of concern (e.g., explosives, illegal drugs and chemical/biological weapons); and (ii) validation of substances for anti-counterfeiting, brand protection and quality assurance (e.g., validation of prescription medication; detection of counterfeit or sub-par products for brand protection; and quality assurance inspection of incoming raw materials and outgoing final products). Each application area is supported by our patents pending technologies and each by common technological platforms.

We anticipate acquiring other technologies in the future through partnering and investment. However, unless and until such time as we acquire other technology assets, we anticipate that almost all of our revenues, if any, will come from our chemical detection products.

OUR TECHNOLOGY

Our chemical detection products are based upon the use of either x-ray fluorescence or ultraviolet fluorescence technology. In systems using our proprietary technologies, an energy source (either x-ray or ultraviolet) is directed toward the target area. The energy source focused on the target area fluoresces, or causes excitation of electrons in, the target. The resulting electron decay within the target substance causes emission of characteristic photons that form chemical signatures that can be captured and compared to those in the CDEX database to provide real-time identification/validation of the target substances.

Using information gathered from controlled laboratory measurements to establish a database, CDEX proprietary software matches a signature or "fingerprint" of a substance being tested to items in that database for identification. CDEX has developed and extensively tested several first generation systems for detection of substances. The systems have common platforms or chassis and components with primary differences lying in the energy source (e.g., x-ray or ultraviolet), the detection environment, the discriminating algorithms (mathematical equations used to perform the comparisons of target substances with those in the database) and supporting software. CDEX's software performs analysis by using the signature of a targeted substance gathered during operation of the product, then, after normalizing the signature to reduce background clutter, comparing that chemical signature with signatures in the CDEX database to validate the target within user defined standard deviations. The analysis software is designed to alert the operator if a particular substance of interest is identified, or if the chemical signature of the target substance is outside the standard deviations.

PRODUCTS

We are currently focusing our resources on developing real-time (within seconds) chemical detection products using our proprietary patents pending technologies. We believe products using our technologies will be able to identify substances from close range as well as longer distances, although we have not yet determined the exact limits of this range. Laboratory testing demonstrates the technologies' capability in identifying and discriminating between substances (e.g., explosives, pills or liquid medications) in a wide range of environments (e.g., buried underground, in luggage or trace amounts on surfaces). We know of no insurmountable design obstacles that we will have to overcome before we can introduce our initial suite of products to our target market.

We anticipate that CDEX's initial products, including a narcotic validation unit we market as the ValiMed(TM) Impaired Clinician Solution, and the ValiMed(TM) Counterfeit Medication Solution, will be placed in initial customer sites in October 2004 for anti-counterfeiting and quality assurance in the distribution and control of prescription medication. Other CDEX products use the same base technological platforms to validate the authenticity of target substances based on their chemical signature for brand protection and detection of counterfeits for a potentially wide variety of products. CDEX is also completing development of products for identification of



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


substances of concern, namely concealed explosives or chemical and/or biological agents for sales to the homeland security market. We expect the first of this product suite, the Personnel Security Screening System, to be available in October 2004.

Following is a discussion of products in our two main product categories:

ANTI-COUNTERFEITING, BRAND PROTECTION AND QUALITY ASSURANCE PRODUCTS

For the pharmaceutical and healthcare industries, we unveiled our product line at an industry trade show in June 2004 under the name ValiMed(TM). The name ValiMed(TM) accurately represents our product's functionality with a more recognizable name for those markets. Applying the CDEX technology, our ValiMed(TM) products enable verification that medication has not been counterfeited by substitution or dilution of the constituent ingredients or that the medication administered is what was prescribed. Scanning the medication is non-destructive and can be done in real-time (within seconds). CDEX technology differs from currently utilized systems that rely primarily on "tagging" a package or pill to identify counterfeit medication only by the absence of these taggants. Our technology directly validates the medication by the unique composite spectra of the constituent fluoresced ingredients. CDEX anticipates that since our products do not come in direct contact with patients, they do not fall within current regulatory guidelines for the FDA.

Products in this category are in various stages of development and include:

o VALIMED(TM) COUNTERFEIT MEDICATION SOLUTION: A portable solution that identifies counterfeit medication by analyzing the composite chemical signatures of subject medications against the authentic signature contained in the unit's database to determine authenticity. Users scan medication to detect counterfeits before they enter inventory or reach the consumer.

o VALIMED(TM) IMPAIRED CLINICIAN SOLUTION: The Impaired Clinician Solution validates that the concentration of a narcotic designated for disposal is within user defined bans, and prints a report that includes the amount, concentration, date and time stamp, therefore greatly reducing the potential for narcotics to be diverted from the clinical environment illegally.

o VALIMED(TM) PATIENT SAFETY SOLUTION: Validates medications that are combined in intravenous drip systems, most commonly for patients with cancer or HIV-AIDS. The product can be installed directly into the pump that combines the medications into a solution and then releases them into the intravenous drip. The devices could be designed to validate and authenticate the individual medications entering the machine as well as the final mixture exiting the machine before it enters the patient. The Patient Safety Solution would trigger an alarm and/or mechanically discontinue the dispensing of the medication should it detect an unauthenticated constituent medication or an improper ratio of medications in the combined solution.


The same approach is being applied in the area of brand protection for distilled spirits, where counterfeiting and dilution of product adversely impact the taste of a popular brand or collection of taxes by a local, regional or national taxing authority.

PRODUCTS FOR IDENTIFICATION OF SUBSTANCES OF CONCERN

We are applying our chemical detection technologies to the development of a suite of applications performing complementary tasks for the detection of explosives, which include the following:

o PERSONNEL SECURITY SCREENING SYSTEM (PS(3)): A man-mobile system with a handheld, ultraviolet-based scanning device to detect trace amounts of explosive (and potentially drug residues) on areas impacted by the ultraviolet energy, e.g., on the surface of clothing, shoes, luggage, parcels, skin and personal items.

o MOBILE SECURITY SCREENING SYSTEM (MS(3)): A mobile unit that employs X-ray energy to detect explosives concealed in luggage and packages, including detection for unattended containers.

o ACCESS SECURITY SCREENING SYSTEM (AS(3)): Portal unit that screens individuals for explosive residue on areas impacted by ultraviolet. The AS(3) expands the PS(3)'s field of view by adding multiple light sources and detectors configured in a portal walkway that examines individuals as they pass through the portal for trace amounts of explosives (and potentially drug residues) on areas impacted by ultraviolet energy, e.g., on the surface of their skin, clothing and shoes.

o FIXED SECURITY SCREENING SYSTEM (FS(3)): Fuses the PS(3) and MS(3) into a conveyor belt unit that provides a redundant approach to luggage/package screening. The multiple detectors and sources of the FS(3) will permit the examination of luggage/packages for concealed, bulk explosives as well as for trace surface residue in a single integration with throughput comparable to existing multi-train systems.


Using the explosive detection platforms noted above, development is also progressing for systems that detect other substances of concern, including illegal drugs and chemical/biological agents. Development has progressed under contracts with the United States Government. We continue to seek other such contracts both alone and in partnership with major companies.

PRODUCT STATUS AND DEVELOPMENT

CDEX is in the process of developing several products for different markets and customers, and has used certain commonly used terminology in an attempt to effectively and accurately communicate progress in our product development cycle. Except as noted below, all our products are "in development", meaning we have not yet completed software engineering or design and engineering of hardware nor selected final components. CDEX has completed our "first generation prototypes" for the PS(3), ValiMed Impaired Clinician and ValiMed Counterfeit Medication Solution. Our first generation prototypes demonstrate application functionality, have completed software with a pre-populated test database, with functional hardware under configuration control. The production prototypes have completed final engineering and are the basis from which the assembly line will produce production units in volume. The initial production units of the Impaired Clinician Solution and Counterfeit Medication Solution will be able for installation at our customer locations in October 2004.

During the fiscal years ended October 31, 2003 and 2002, we spent approximately $616,967 and $420,707, respectively, on research and development cash expenditures.

We have outsourced certain engineering tasks and will continue this practice. Accordingly, we plan to enter into Master Services Agreements with several engineering organizations. As of February 3, 2004, we entered into a Master Engineering Services Agreement with Systems 2000, Inc. pursuant to which Systems 2000 has agreed to provide services to CDEX from time to time which are to be set forth more specifically in "statements of work" to be executed by each party. Such services may include, without limitation (i) non-recurring engineering services such as product design, creation and modification of bills of materials, engineering drawing packages, work instructions, manufacturing specifications, fabrication documents and drawings, and survey documents, (ii) prototyping services such as the development and testing of product prototypes; and (iii) other related design and manufacturing services as needed. Payments for services performed are to be on a time and materials basis (paid monthly) or on a fixed price basis (paid upon successful completion of each milestone) all as set forth in the statement of work pertaining to the particular services.


The agreement is to continue in effect unless terminated (i) by either party for non-performance upon the expiration of 30 days' written notice of such non-performance without cure, or (ii) by CDEX upon 30 days' written notice to Systems 2000. We may also terminate individual statements of work on 30 days' written notice. The parties have entered into a confidentiality agreement in connection with the agreement which is attached to the agreement as an exhibit. The parties also reserve their own intellectual property rights which existed prior to the date of the agreement and are developed independently. However, the agreement provides that CDEX owns all right, title and interest in and to any intellectual property developed by Systems 2000 in connection with its performance of the agreement.

As of February 23, 2004, we entered into a Master Engineering Services Agreement with Catalina Tool and Mold, an Arizona corporation, on substantially the same terms as that with Systems 2000 set forth above. We currently do not have any active statements of work under either of these agreements.

All of our potential products utilize the same basic technological platforms with a customized database. We intend to market and deploy customized systems to capture the chemical signature of customer's products in the database. Once a chemical signature of an authentic product is loaded into the database, CDEX products can validate target substances against that chemical signature.

Because our potential products utilize the same base technologies, the final engineering achievement of the first product will be applied to other products in development using the same energy source to fluoresce the target. Development of prototypes is ongoing. All development has primarily utilized common, off the shelf components for applications.

We will not be able to determine end user unit pricing until final engineering is complete and vendor agreements for materials are in place. We have yet to establish large volume relationships with suppliers. However we have established relationships with suppliers during the research and development period. We anticipate these relationships will be expanded to address higher volume of units purchased. We have received large volume quotes from suppliers for some components for our products, however until additional funding is received, we will not be able to sign any large volume agreements with these suppliers. We are not restricted in selecting sources for components. We intend to explore outsourcing for manufacturing.

The following is a list each of our products set forth above and the status of its development:

o Counterfeit Medication Solution: Development is complete pending completion of the customer defined database. Production units are available for distribution as of September.

o Impaired Clinician: Production units are available for distribution as of September. Final release of the product is also pending completion of the customer defined database and statistical validation.

o Patient Safety Solution and Regulatory Compliance Solution: Development is ongoing. We have produced a first generation prototype but have yet to complete a production prototype.

o PS(3): Development of a first generation prototype is complete. Final release of the product is pending refinement (in coordination with the appropriate government agency), manufacturer-ready engineering, and software modification.

o MS(3): Development is ongoing; we anticipate a production prototype within twelve months We have not completed software development or a first generation prototype.

o AS(3): Development is ongoing. We have not completed software development or a first generation prototype; we anticipate a prototype within twelve months.

o FS(3): Development is ongoing. We have not completed software development a first generation prototype; we anticipate a prototype within twelve months

Other potential applications using our technologies include products to detect chemical or biological agents. On May 8, 2003, we entered into an agreement with the United States Department of Defense. Under Phase 1 of the agreement, we performed a study of the feasibility of the CDEX technology to support identification of chemical/biological agents. We have substantially completed this phase of the agreement. Whether we proceed to Phase 2 of the agreement is entirely at the option of the Defense Department and depends upon its internal allocation of funds and whether it decides to focus its resources in this area. If the Defense Department elects to proceed to Phase 2, it would involve the design and building of prototypes. The total consideration paid to CDEX under the agreement for Phase 1 is $196,483.


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


INDUSTRY AND COMPETITION


In addition to airport security, the explosives detection marketplace is potentially significant, including every major building, transportation facility, or significant gathering place. We believe the market is potentially lucrative because of growing awareness of terrorism due to recent world events. We believe that this marketplace possibly includes the following potential customers: militaries, airport/building security organizations and transportation related organizations, government, law enforcement organizations, and school systems. These markets are global in perspective and large in size, e.g., the U.S. law enforcement market consists of over 20,000 local, state and federal agencies. Employing the marketing program outlined under "Sales and Marketing" below, we intend to target as many of these market elements as we can given our available resources.


Our research indicates that by 2010, the people-screening market will have surpassed $9 billion in system deployment and services, up from $600 million in 2002. Sales for 2006 are expected to reach $3.5 billion. The compounded annual growth rate during the 2003-2010 period is estimated to be approximately 47%. (See The Homeland Security Research Corporation's - 2003-2010 PEOPLE SCREENING WEAPONS & EXPLOSIVES DETECTION MARKET REPORT (2002), (WWW.HSRC.BIZ).) Unfortunately, escalation of world terrorism makes it likely that this market will continue to grow.

The same Homeland Security Research Corporation's report covering the people screening industry underscores the potential and need for effective detection of weapons, explosives and weapons of mass destruction. The report also highlights current shortcomings that may require the industry to refocus and develop totally new products. Slow throughput rates and false alarms virtually nullify plans to screen every - or even most - person threats. Existing systems are for the most part heavily operator dependent, making them susceptible to human errors. Taken together, these limitations restrict the effectiveness and thoroughness of people screening activities. The report points out that a possible solution is development of multiple threat portals capable of providing cost effective detection of most, or all, current threats without adversely affecting people traffic. CDEX offers a low priced, easily integrated solution to help provide this multi-layered approach to security.

Currently, domestic sales of people screening devices are dominated by a small number of products sold by a handful of vendors. CDEX believes our chemical detection products will compete with these existing detection products, and, depending on the application, may even have a competitive advantage by being more advanced than existing tools in a number of areas, including the following:

a. improves operator safety by permitting non-intrusive inspection from a distance without contact with the subject;

b. potentially reduces error rates by eliminating operator interpretation of results and using audible or visual alarms;

c. detects known substances of concern by a "chemical detection" process, not simply known shapes of detonation mechanisms or bomb components, or ancillary evidence of devices;

d. works in virtually "real time"; and

e. is expandable as new threats are identified, providing a more timely reduction to potential threats to public safety.

According to PHARMACEUTICAL TECHNOLOGY (September 2002, pp. 16-26), a substantial need exists for technology that distinguishes between authentic and counterfeit products, including, for example, medications dispensed in hospitals, pharmacies and other health care facilities. Moreover, in his October 2000 testimony to the Oversight and Investigations Hearing on Counterfeit Bulk Drugs, U.S. Commerce Committee Chairman, Tom Bliley (R-VA), stated that "the FDA has reviewed its records on drug imports and found that 242 foreign firms may have shipped misbranded drugs to the United States in 1999 and have never been inspected." Other potential users include law enforcement organizations, school systems, large corporations and governments.

The U.S. Food and Drug Administration, U.S. Customs and Congress are looking for new ways to keep the nation's medication supply chain safe from the increasing incidents of counterfeiting. Currently, the FDA is expected to make recommendations to the U.S. Congress addressing the counterfeit medication issue facing U. S. consumers. It is believed that this report will act as a catalyst to accelerate anti-counterfeit technology deployment across the industry. The FDA (and Congress) may require anti-counterfeit solutions within the U.S. within one year. This looming regulatory mandate is driving the demand for inexpensive, easily deployable anti-counterfeit solutions.

Today, most of the imported prescription medications go through actual inspection by the FDA and/or U.S. Customs, though they do not have the tools to conduct comprehensive inspections. The FDA website quotes U.S. Customs estimates that, at best, 10% of smuggled drugs are found by the inspection methodology. Currently, the FDA inspects imported items side-by-side with U.S. Customs. While U.S. Customs out number the FDA inspectors 18 to 1, only 25% of FDA inspectors inspect medications. The FDA has stepped up its inspection intensity.

FDA and industry experts agree that the majority of counterfeits introduced into the U.S. market enter through the U.S. distribution channels. No medication inspections are made at the drug distribution channel or repackagers' locations. The FDA is considering strategies to expand inspections beyond the point of import into the U.S. distribution channel. (See FDA COUNTERFEIT DRUG TASK FORCE INTERIM REPORT (October 2003 pp. 9-12).)

According to its 1999 NWDA INDUSTRY PROFILE AND HEALTHCARE FACTBOOK, the National Wholesale Druggists' Association in Reston, Virginia reported that 90% of all prescribed medications dispensed to U. S. consumers were dispensed by hospital, retail chain and independent pharmacies. As defined by regulation, a final check of a prescription is required by a pharmacist before a medication can be dispensed to a patient. Unfortunately, this check is a visual check to confirm the patient's vial or single dose of medication matches the prescription. In addition, there are no tools available to take advantage of this final opportunity to identify counterfeit medications. There is little inspection of the wholesale distribution network or of the U.S. repackagers.

We may experience substantial competition in our efforts to locate and attract customers for our products. We are aware of two significant competitors in the explosives detection industry which we believe have greater experience, resources and managerial capabilities and may be in a better position than we are to obtain access to and attract customers. General Electric Co. recently announced its acquisition of one of these two competitors, InVision Technologies Inc. which could increase our competitive pressure. A number of larger companies similarly may enter our target markets and directly compete with us in some or all of them. In the counter-terrorism arena, it is difficult to assess our competition due to the high level of secrecy and lack of available information with respect to defense and homeland security contracts and contractors. We must assume that the demand for the technology in this area has given rise to a corresponding supply of scientists and others who are developing technology similar to, or otherwise competitive with, ours. In the area of brand protection, many companies may seek to develop technology in-house to protect their own brands rather than contract with us for our technology. In the areas of medical and pharmaceutical validation and brand protection, various existing technologies compete with ours and already are in use in the marketplace. These include radio frequency identification tags, tagant agents (chemical agents added to the target substance to serve solely as identifying tags) and bar coding.

SALES AND MARKETING

CDEX's business vision is to develop technologies to the point of market or application viability and then, where management determines it to be beneficial, team with organizations to complete commercial deployment and/or distribution through our sales and marketing channels. In some instances, we may take a technology directly to market. In others, we may seek to license the technology to third parties who will then develop and market products employing it. Our products and technologies may be licensed to original equipment manufacturers, sold direct or via resellers as stand alone end units, or be integrated as sensors that gather and relay information to an integrated solution that is the repository of information gathered from many sources (e.g., in security applications from perimeter, environmental and structural security devices). Accordingly, our prospective "client base" varies depending on the application and the stage of development. In marketing our chemical detection products and technologies, we intend to target, via partnerships as well as direct sales, both U.S. and foreign governments, in addition to private industry or individuals requiring confirmation of the presence or absence of substances.

We are currently reaching potential customers and partners through our website, participating in industry events (such as trade shows and public meetings), distributing product information through targeted mailings and direct sales activities which include demonstrations of product application. We also anticipate reaching prospective customers via strategic relationships and traditional advertising. CDEX has to date not entered into any formal or definitive strategic marketing or distribution agreements for any of our products. Planned advertising activities include trade and industry magazines and doctor managed clinical trials where researchers are likely to publish articles discussing the results of the trials.

We anticipate focusing on domestic markets before expanding internationally via strategic marketing and manufacturing partnerships. We anticipate partnerships based either on geographic boundaries or by products depending on the partner's market specialty and market presence. We have received unsolicited contacts by prospective partners from the Middle East, Europe, Taiwan, Vietnam, Korea, Malaysia and China based on information on www.cdex-inc.com. These contacts were primarily interested in explosive and drug detection, and the technology's potential use in the electronic manufacturing industry. These contacts may never result in revenue for, or relationships that will benefit, CDEX. CDEX has not applied for licenses or permits to do business in any foreign country, nor for any certification of its products.

PRODUCTS FOR IDENTIFICATION OF SUBSTANCES OF CONCERN

CDEX has developed technologies to deliver detection products - either as a stand-alone system or as an element in a multi-technology system. CDEX allows for retention of investment costs of deployed screening systems by both retro-fitting existing systems to incorporate CDEX technology, or enhancing screening methodology by including stand-alone CDEX detection devices. This defense-in-depth approach offers a dual or multi-technology detection system that should improve flow rates and detection rates, and provide "clear" confirmation easier and even more definitive.

CDEX believes a partnership strategy will help gain faster market acceptance by working closely with large, established vendors in the market instead of directly competing against them. CDEX is in discussions with several such potential partners although we have not yet entered into any formal agreement.

Application of our products as sensors that easily integrate with existing systems will also potentially remove barriers to market entry and capitalize on an industry trend to utilize multiple sources of data/intelligence from which to build an overall threat assessment.

We have spent considerable time meeting with branches of the U.S. Government to identify areas of application of our chemical detection technology. We have determined, based on past experience of our employees and consultants who have done work for the federal government, and the advice of professional services, that one of the most cost efficient ways to market developmental technologies is through identifying those branches of the government that have development money available to fund private sector efforts. We plan to continue marketing to the U.S. Government for technology development revenue by co- partnerships with major integration firms and individually.

Our marketing efforts have captured a level of interest with certain branches of the U.S. Government which have resulted in two contracts:

In May of 2002, CDEX was awarded a seven-month testing sub-contract with a total value up to $75,940 for performance of initial field experiments and data gathering, in arid and temperate climates, using an early stage production model of a landmine detection system, and the related expenses and materials to perform such contract.

On May 8, 2003, we entered into an agreement with the United States Department of Defense. Under Phase I of the agreement, we performed a study of the feasibility of the CDEX technologies to support identification of chemical/biological agents. We have substantially completed this phase of the agreement. Whether we proceed to Phase 2 of the agreement is entirely at the option of the Defense Department and depends upon its internal allocation of funds and whether it decides to focus its resources in this area. If the Defense Department elects to proceed to Phase 2, it would involve the design and building of prototypes. The total consideration payable to CDEX under the agreement is slightly less than $991,409, $196,483 being allocated for Phase 1 and $794,926 for Phase 2. To date, we have received $196,483 for Phase 1.

Revenues from these contracts have comprised substantially all of our revenues during the year ended October 31, 2003. The loss of one or both of these customers would have resulted in a reduction of our revenues during that period. However, as indicated above, we intend to direct our future marketing efforts toward selling or licensing products based upon our technologies in addition to these types of development contracts.

VALIDATION PRODUCTS FOR ANTI-COUNTERFEITING, BRAND PROTECTION
AND QUALITY ASSURANCE

Marketing activities have generated a number of prospective partnerships in the healthcare industry, both for field-testing with major medical institutions, and for product distribution by existing vendors to some of the largest hospital chains in the United States. Such positive response reinforces our primary business vision of marketing end units as well as utilizing partners to penetrate existing healthcare markets with CDEX technology. For the pharmaceutical and healthcare industries, CDEX has introduced a new name for our product line, ValiMed, at an industry trade show in June. More information on the medical products using CDEX's technology can be found on www.Valimed.com.

We also plan on developing and marketing products to defend high-end consumer products where reputation and product distinction are critical components to driving sales revenue (e.g. high price distilled spirits and cosmetics). We have received positive feedback from the demonstrations conducted for large distillers and regional taxing authorities.

We will continue to explore new markets and applications for our existing and developing technologies as a critical part of identifying partners and opportunities for revenue generation.

INTELLECTUAL PROPERTY RIGHTS

We rely on non-disclosure agreements, patent, trade secret and copyright laws to protect the intellectual property that we have and plan to develop, but such laws may provide insufficient protection. Moreover, other companies may develop products that are similar or superior to CDEX's or may copy or otherwise obtain and use our proprietary information without authorization. In addition, certain of our know-how and proprietary technology may not be patentable. Policing unauthorized use of CDEX's proprietary and other intellectual property rights could entail significant expense and could be difficult or impossible. In addition, third parties may bring claims of copyright or trademark infringement against CDEX or claim that certain of our processes or features violate a patent, that we have misappropriated their technology or formats or otherwise infringed upon their proprietary rights. Any claims of infringement, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, and/or require CDEX to enter into costly royalty or licensing arrangements to prevent further infringement, any of which could cause a decrease in our profits.

We currently have the following patent applications pending:

1. "System and Method for Adapting a Software Control In an Operating Environment," Application No. 10/268,678;

2. "Methods and Apparatus for Molecular Species Detection, Inspection and Classification Using Ultraviolet Fluorescence," Application No. 10/717,921;

3. " System and Methods For the Detection and Identification of Chemical Substances," Application No. 10/784,889; and

4. "Improved Method and Apparatus for Molecular Species Detection, Inspection and Classification Using Ultraviolet Fluorescence," Application No. 60/485,116 (This application is currently provisional and must be converted to a formal application before a patent can be granted).

We have also filed corresponding international application for items 1 - 3, and will file the other applications on schedule.

Our competitive position also depends upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

ASSET PURCHASE AGREEMENT

To acquire the chemical detection technologies that assist in supporting our products, we entered into an Asset Purchase Agreement, effective as of August 4, 2001, with Loch Harris, Inc., a Nevada corporation, and Chem Tech, Inc., a subsidiary of Loch, jointly and severally, as the selling party. (In this discussion, we refer to both companies collectively as "Loch.") Pursuant to the Asset Purchase Agreement, among other things, CDEX acquired the intellectual property rights to Loch's chemical detection technologies and technical processes in exchange for shares of CDEX's common stock. The chemical detection technology is being applied to CDEX's detection products for identification of substances of concern and our validation products for anti-counterfeiting, brand protection and quality assurance products. The Purchase Agreement included assets related to the prior development work being conducted, including tools and research equipment, laboratory and engineering equipment and materials, and certain office equipment. Other assets covered in the Asset Purchase Agreement included intellectual property rights to other technologies for which CDEX has yet to pursue product development and markets, including nanometrology. (Nano-metrology is the measurement of displacements at the nanometer level via a small laser diode, optics and electronics.) Applications include the semiconductor industry for measuring wafers during manufacturing, and very small mirror displacements required for astronomy). Since purchasing the chemical detection technologies, CDEX scientists and engineers have developed them into a number of areas, including process improvements, refinements in optics and energy sources, software design and engineering.

The Asset Purchase Agreement was amended as of March 1, 2002 by an Agreement Regarding Assumption of Liability pursuant to which, among other things, we assumed certain obligations of Loch and released Loch from certain obligations under the Asset Purchase Agreement and, in consideration thereof, Loch transferred back to CDEX 200,000 of the CDEX shares held by Loch. These obligations included certain out of pocket expenses and professional fees and expenses for legal and accounting services. As a result of the amendment, the net consideration paid by CDEX under the Asset Purchase Agreement for the purchased assets was 13,865,000 shares of our common stock after giving effect to a subsequent 1 for 5 reverse split of such common stock.

The Asset Purchase Agreement required that 1,665,000 of such shares be delivered, at the direction of Loch, to certain persons and entities in discharge of certain loans and other obligations of Loch so as to release all liens and other claims of rights encumbering the assets purchased. Distributees of these shares included Mark E. Baker, who received 500,000 shares, and Coto, LLC, as designee of Rodney A. Boone, who received 320,000 shares. Both of Messrs. Boone and Baker were principals of Loch. Simultaneously with the closing under the Asset Purchase Agreement, CDEX also entered into now terminated Service Agreements with each of Messrs. Boone and Baker pursuant to which we engaged them to assist in the transition of the purchased assets from Loch to CDEX. As compensation under these agreements, Baker received 100,000 shares, and Boone 150,000 shares, of CDEX common stock. Both agreements have now been terminated.

All shares issued to Loch under the Asset Purchase Agreement were issued as "restricted shares." The Asset Purchase Agreement required that Loch distribute 9,600,000 of these shares to its shareholders as soon as practical. Loch completed this distribution in October 2003 upon the order of the District Court in Travis County, Texas in settlement of a litigation brought by Loch's shareholders against its officers and directors. Approximately 37,000 Loch shareholders are entitled to receive CDEX shares under the settlement. Shareholders of Loch Harris at the time of distribution included Malcolm Philips and Timothy Shriver, two of our executive officers, as well as Dr. Wade Poteet, our significant employee. The settlement order also required Loch to distribute additional CDEX shares it received from the asset sale, and shares issued to Messrs. Boone and Baker were also ordered surrendered to Loch's treasury and, eventually, distributed as well. Most of these additional shares were transferred to third parties (primarily attorneys and other professionals) for services in connection with the litigation. All of the shares distributed pursuant to the order are subject to the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended. Accordingly, these shares are now freely tradable.

GOVERNMENT REGULATION

The products developed may be subject to various governmental regulations and controls, including that associated with security products in airports, handling of explosive materials and related to x-ray energy. The storage and handling of certain explosive material is subject to licensure. With regard to handling such explosive material, we retain the services of a licensed contractor to transport/store explosive material for testing. Following such testing, the contractor returns the explosive material to a licensed storage facility. It is possible that government agencies may develop additional regulations that impact our initial and future products.

The U.S. Food and Drug Administration (FDA) has jurisdiction to regulate computer products and software as medical devices if they are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease. We have preliminarily determined that our initial products are not medical devices. However, further investigation or a change in FDA policy could subject us to regulation. Noncompliance with applicable FDA requirements can result in such things as fines, injunctions, and suspension of production.

Except as specifically mentioned above, we are not currently aware of any other federal, state or local laws that would have a significant adverse impact on development and distribution of our initial products. However, various federal, state or local agencies may propose new legislation pertaining to the use of potentially dangerous materials, to the discharge of materials into the environment, to the manufacturing or marketing of chemical validation products (or designation of one or more of our chemical validation products as medical devices) and/or otherwise potentially relating to the our business which may require us to allocate a portion of our operating budget to ensure full compliance with such regulations.

LEGAL PROCEEDINGS

CDEX is not currently involved in any legal proceedings nor do we have knowledge of any threatened litigation.

PROPERTIES

CDEX has subleased laboratory space from Dynamic Management Resolutions which leases from Butterfield Center Limited Partnerships at 4555 South Palo Verde, Suite 213, Tucson, AZ. The cost is $.80 per square foot per month through October 2004, at which time we expect a modest increase. This facility consists of 3,600 square feet.

Most of our administrative offices are located in Rockville, Maryland where we lease facilities from Source Office Suites. The terms of our lease agreement for these facilities are $175 per month for conference room use for meetings in the Washington DC area, phone answering services and certain mail services. The facility provides space on an as needed basis on a month-to-month agreement. CDEX anticipates opening an east coast facility to house certain technical development functions as well as administrative offices. These activities will mostly be related to supporting deployed systems and modifying existing systems for later versions.

EMPLOYEES

We employ a full-time staff of thirteen employees and a part-time staff of two in administration. We also retain part time or as-needed consultants at any given time to provide expertise in the areas of medicine, marketing, fundraising, explosives, pharmaceuticals, finance and administration. Of our full-time employees, three are executives, three are in marketing, and the rest perform research and development activities. In addition to these core personnel, we hire additional consultants from time to time. We believe our employees and consultants appreciate the start-up nature of our business, and have contractually agreed to accept a combination of stock and cash as compensation as long as needed by CDEX. (See Executive Compensation appearing elsewhere in this prospectus). Our employees currently are not represented by a collective bargaining agreement, and we believe that our relations with our employees and consultants are good.

                                   MANAGEMENT

The following table sets forth information regarding our executive officers and directors:


NAME                       AGE      POSITION
----                       ---      --------
Malcolm H. Philips Jr      58       CEO/President/Chairman of the Board of
                                    Directors
Timothy Shriver            53       Sr. Vice President of Technical Operations
                                    Director
Michael Mergenthaler       39       Vice President of Business Operations
                                    (Principal Accounting and Financial Officer)
George Dials               58       Director
Dr. BD Liaw                66       Director
John A Knubel              65       Director

The following is a summary of the business experience of each of our executive officers and directors:

Malcolm Philips has been our Chief Executive Officer, President and Chairman since CDEX's inception in July 2001. In the three months prior to his joining CDEX, Mr. Philips was employed by Dynamic Management Resolutions LLC, a Delaware limited liability company providing consulting services where, as a consultant, he served as Chief Operating Officer and President of CDEX, Inc., a Delaware corporation. DMR currently provides no technical or management services to CDEX; CDEX (Delaware) was formed in December 2000 to purchase technology from Loch Harris, Inc. (which technology is now owned by us) and was dissolved in March of 2002 before it began the business for which it was organized and before any shares were issued. Consequently, Mr. Philips never had any ownership interest in CDEX (Delaware). From 1978 to February 2001, Mr. Philips practiced law with the same group of attorneys although with various firms. In September 1990, through a merger of several law firms, he became a partner in Winston & Strawn, one of the largest law firms in the United States, where, until February 2001, he was, among other things, a strategic advisor to senior executives of major corporations. In addition to his J.D. from Georgetown University Law School
(1978), Mr. Philips has a B.S. Degree with a focus in engineering from US Military Academy located at West Point (1967) and a Master of Engineering Degree from Iowa State University (1971).

Timothy Shriver has served as our Senior Vice President of Technical Operations since July 2001. From 1999 until 2001 Mr. Shriver provided outside consulting services to Ontario Hydro-Generation and CAMOCO, a large uranium mining and processing company. Mr. Shriver's consulting focused on overall business practices with particular emphasis on the implementation of quality assurance programs and evaluation of management capabilities and practices. From 1997 to 1999, Mr. Shriver served as Director of Performance Assurance for Ontario Hydro-Generation (OPG), where he developed and managed the implementation of the overall Quality Program at OPG's three CANDU sites and OPG auxiliary sites supporting the Nuclear Program (at that time, the largest in North America). His activities also included responsibility for the development and implementation of an integrated Corrective Action Program, a performance based Audit and Assessment program and the development of a process oriented Quality Assurance Manual including the establishment and maintenance of the required interface with the federal regulator to obtain approval. Between OPG and CDEX, Mr. Shriver consulted for other utilities' quality assurance programs.

Michael Mergenthaler has served as our Vice President of Business Operations since December 2002. From July 2001 to December 2002, he served as our Director of Business Development. Mr. Mergenthaler has also served on an interim basis as the principle accounting officer of CDEX since inception by managing our part time bookkeeper and coordinating with our outside auditors. Mr. Mergenthaler has a background in the telecommunications industry, with experience in hard-wire, wireless and satellite networks. From December 1999 to February 2001, Mr. Mergenthaler served as Director of Planning and Scheduling for CAIS Internet, where, using third party contractors, he managed deployment of high-speed internet Local Area Networks (LANS) to the hospitality industry and multi-family dwellings. CAIS Internet deployed LANS in hotels and apartment complexes to allow broadband Internet access to CAIS's high-speed network via its web portal, earning revenue through access charges as well as advertisements. From June 1997 to December 1999, Mr. Mergenthaler was Manager, Business Operations for Orbcomm Global where he managed fielding/deployment of a back office billing and provisioning system to partners/licensees of a global satellite network provider. Licensees ranged from start-up companies to the largest telecommunications companies in the world. Mr. Mergenthaler is related through marriage to Mr. Philips.

Mr. Dials has been a director of CDEX since July 2001. Mr. Dials is currently the Chief Operating Officer of Waste Control Specialists, a chemical waste repository. From July 2002 until May 2003, Mr. Dials was President and CEO of LES, LLC a company seeking a license to build a nuclear fuel enrichment facility. From February 2001 to June 2002, Mr. Dials served as Senior Vice President of Consulting Services for Science and Engineering Associates responsible for its Consulting Services line of business, where he provided executive level direction in corporate mergers and acquisitions in the consulting area. Mr. Dials managed the engineering, and scientific studies of Yucca Mountain as a potential geologic repository for spent nuclear fuel and high-level radioactive waste. Responsibilities include scheduling and cost performance, technical and administrative performance, strategic operations plan development, and resource allocation for a $250 million project. Mr. Dials received a B.S. in Engineering in 1967 from West Point and Masters Degrees in Political Science and Nuclear Engineering from the Massachusetts Institute of Technology. He served in the U.S. Army for 10 years, and was awarded the Silver Star and Bronze Star for Valor.

Dr. Liaw has served as a director of CDEX since October 2001. Since January 2003, he has also served as Managing Director - Energy Services for Dynamic Resolutions LLC, performing consulting services to international utilities in Asia. Dynamic Resolutions is not affiliated with CDEX. Mr. Liaw and Mr. Philips are sole members in Dynamic Resolutions LLC. From July 1995 to October 2002, he served as an Advisor and from September 1996 to March 2001, as an Executive Director, to Taiwan Power Co., an electrical utility. Dr. Liaw served for over 20 years at the U.S. Nuclear Regulatory Commission and its predecessor agency, the Atomic Energy Commission. His work related to the high-level nuclear waste repository and low-level waste projects. In 1986 and 1987, he was invited by China and Taiwan, respectively, to visit Mainland China and Taiwan to assist in establishing their nuclear safety regulatory programs. In 1985 thru 1990, Dr. Liaw managed the NRC's regulatory oversight of the Tennessee Valley Authority's
(TVA) nuclear program, and was instrumental in bringing TVA's nuclear program back to full regulatory compliance. Dr. Liaw represented the NRC in many meetings, conferences and symposiums in the United States and around the world on a wide range of issues. In 1994, Dr. Liaw accepted an invitation from the government of Taiwan to visit and help resolve some legislators' concerns regarding energy issues facing the country. Subsequently in 1995, Dr. Liaw accepted a request to return to Taiwan as an advisor to the Ministry of Economic Affairs. Dr. Liaw also served in a number of positions over the past six years, including as an advisor to the Industrial Technology Research Institute.

John A. Knubel has a thirty-year record of accomplishment in both Government and Business. A Chief Financial Officer of a Cabinet level Department with extensive experience in banking, insurance, mutual funds, and other financial services, John also has extensive capital planning, strategic planning, financial controls and budgeting experience. Since April 1997, John has provided management and financial consulting services in part time and temporary full time engagements to clients such as Virginia Tech University, The Oracle Corporation, The Kansas Healthcare System, The Air Transportation Stabilization Board CHIEF ADMINISTRATIVE OFFICER, National Center for Education and the Economy, Washington DC, CHIEF FINANCIAL OFFICER, Nye, Parnell and Emerson Capital Management, Inc.; Gilkison Patterson Investment Advisors; U.S. Department of Housing and Urban Development, Washington DC, CHIEF FINANCIAL OFFICER, August 1995-April 1997, where John helped HUD earn the first acceptable audit opinion on its financial statements; Federal Thrift Investment Board, Washington, DC, Senior Advisor to the Director of Automated Systems, April 1994-August 1995. A Rhodes Scholar, John holds a Master of Arts in Politics, Philosophy and Economics (First Class Honors Degree, College Prize for Academic Excellence) from Oxford University, Oxford, England (1966), and a Bachelor of Science in Mathematics, With Distinction, Class of 1897 Award for Leadership, US Naval Academy (1962).

SIGNIFICANT EMPLOYEE

In addition to our executive officers and directors, Dr. Wade Poteet is a significant employee of CDEX. The following sets forth certain information regarding Dr. Poteet's background and experience:

Dr. Poteet received his Ph. D. in 1970 in Experimental Solid State Physics from Virginia Polytechnic Institute (VPI)

(Thesis topic: Nuclear Quadrupole Resonance in Superconductors). His M.S. in Physics is also from VPI, in 1968 (Thesis topic: Nuclear Magnetic Resonance in Superconductors). He has focused his research in the area of advanced instrumentation in optics, electro-optics and detection technology.

For the past 30 years, Dr. Poteet has held Senior Management positions in small entrepreneurial engineering firms. He has served as our Principal Scientist since July 2001. From July 2001 until January 2003, Dr. Poteet was a member, and served as Principal Scientist, of Dynamic Management Resolutions LLC, providing scientific, management and engineering services. Dynamic Management Resolutions was a consulting company that provided technical and management services on a contract basis to CDEX and CDEX Delaware. From May 1999 to July 2001, Dr. Poteet served as President/Principal Scientist for CP Systems, Inc., a private company that, at that time, built large observatory-class telescopes and. marketed and distributed recreational global positioning units. At CP Systems, Dr. Poteet directed contract research in remote sensing in the x-ray and ultraviolet regions, including landmine, anti-terrorist and drug detection programs, and provided research and development for nanometrology technologies. Nanometrology measures displacements at the nanometer level via a small laser diode, optics and electronics. Applications include the semiconductor industry for measuring wafers during manufacturing, and very small mirror displacements required for astronomy. Dr. Poteet's role as Vice President for CP Systems was making corporate decisions regarding new business opportunities to pursue, proposal and contract priorities, contract negotiation (both business and science aspects), and program management for contract fulfillment, including schedule reporting budget tracking. During the time Dr. Poteet was with CP Systems, it occasionally provided materials to CDEX for a fee. There is currently no affiliation or ongoing relationship between CP Systems and CDEX.

From 1971 to May 1999, Dr. Poteet served as Vice President/Principal Scientist for System Specialists, Inc., where he directed all research and development, including NASA airborne projects and advanced instruments for commercial and government programs. These programs include SDIO (Brilliant Eyes, "IRX"), Air Force Focal Plane Array programs, and programs involving commercial infrared cameras. Dr. Poteet designed and constructed a color Schlieren proof-of-principle experiment for use in microgravity fluid flow research. The system was successfully flown aboard the NASA KC-135 low gravity simulation aircraft and is now in Phase 2 instrument development. Dr. Poteet designed, developed, and constructed ultralow-noise preamplifiers with cooled electronics for a family of infrared detectors and focal plane arrays. He also provided design services to commercial firms for re-imaging optics in the visible and infrared regions, including cryogenic design and analysis and complete system evaluation. From May 1999 to July 2001, Dr. Poteet's served as Vice President for CP Systems, where tasks included corporate decision making on new business opportunities to pursue, proposal and contract priorities, contract negotiation (both business and science aspects), and program management for contract fulfillment, including schedule reporting budget tracking.

Dr. Poteet's role as Vice President for CP System Specialists included corporate decision making on new business opportunities, proposal and contract priorities, contract negotiation (both business and science aspects), and program management for contract fulfillment, including schedule reporting budget tracking.

Dr. Poteet, together with Malcolm Philips, Tim Shriver and Michael Mergenthaler, are full time resources to CDEX. Dr. Poteet's role is one of research and to associate the results of that research into potential applications and products; Mr. Philips oversees all of our operations; Mr. Shriver is responsible for all development of technologies and products; Mr. Mergenthaler focuses on distribution of those products.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding the remuneration of our executive officers:


==============================================================================================================================
                                                                                             LONG TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
                                          ANNUAL COMPENSATION                                AWARDS          PAYOUTS
------------------------------------------------------------------------------------------------------------------------------
                                                                                             RESTRICTED
NAME AND PRINCIPAL                        CASH                         OTHER ANNUAL          STOCK             ALL OTHER
POSITION                          YEAR    SALARY(1)      BONUS         COMPENSATION          AWARDS           COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
Malcolm Philips,                 2003     $96,000            --        $206,046 (2)              --                 --
CEO, Chairman of the
Board of                         2002     $67,500        100,000       $259,500                  --                 --
Directors(1) Class B

                                 2001     $0                 --        $100,000              690,000
                                                                                             shares of              --
                                                                                             common stock
------------------------------------------------------------------------------------------------------------------------------
Timothy D. Shriver,              2003     $96,000            --        $155,789 (3)              --                 --
Sr. VP Technical
Operations                                                                                       --                 --
                                 2002     $75,000        60,000        $167,497
                                                         Class A;

                                                         40,000

                                                         Class B

                                 2001     $0                 --        $83,332               210,000                --
                                                                                             shares of
                                                                                             common stock
------------------------------------------------------------------------------------------------------------------------------
Michael Mergenthaler             2003     $96,000            --        $128,161 (4)              --                 --
VP Business Operations                                                                                              --
                                 2002     $75,000        50,000        $138,480                  --
                                                         Class A;

                                                         25,000

                                                         Class B

                                 2001     $22,500            --        $52,460               120,000                --
                                                                                             shares of
                                                                                             common stock
------------------------------------------------------------------------------------------------------------------------------


(1) Prior to January 1, 2002, Messrs. Philips, Shriver and Mergenthaler worked for CDEX on a consulting basis through Dynamic Management Resolutions LLC pursuant to consulting agreements which were on substantially similar terms to those of their current employment agreements. Pursuant to the terms of their Executive Services Agreements and based upon CDEX's financial condition, Messrs. Philips, Shriver and Mergenthaler have each foregone all or a portion of his stated salary, and is paid instead in the form of cash and shares of common stock. All share amounts are subject to a vesting schedule with a risk of forfeiture in the event the employee does not remain with CDEX for the required amount of time.

(2) Mr. Philips' unpaid cash compensation from inception until October 31, 2003 totaled $565,546, for which he received a total of 826,687 shares of Class A Common stock.

(3) Mr. Shriver's unpaid cash compensation from inception until October 31, 2003 totaled $406,618, for which he received a total of 586,962 shares of Class A Common stock.

(4) Mr. Mergenthaler's unpaid cash compensation from inception until October 31, 2003 totaled $319,101, for which he received a total of 480,845 shares of Class A Common stock

REMUNERATION OF KEY EMPLOYEES WHO ARE HIGHLY COMPENSATED

In addition to our executive officers and directors, we have one employee whose contribution is uniquely important to our business and is highly compensated. Dr. Wade Poteet is compensated in the following amounts:


===========================================================================================================================
                                                                                            LONG TERM COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
                                          ANNUAL COMPENSATION                               AWARDS          PAYOUTS
------------------------------------------------------------------------------------------------------------------------------
                                                                                            RESTRICTED
NAME AND PRINCIPAL                                                     OTHER ANNUAL         STOCK           ALL OTHER
POSITION                          YEAR      SALARY(1)      BONUS       COMPENSATION         AWARDS          COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
Dr. Wade Poteet                   2003     $96,000          --           $123,705(2)            --              --
                                  2002     $75,000       40,000          $170,540               --              --
                                                         Class A

                                                         20,000                              140,000            --
                                  2001     $22,500       Class B         $81,370             shares of
                                                            --                               common stock
------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to the terms of his Employment Agreement and based upon CDEX's financial condition Dr. Poteet has foregone all or a portion of his stated salary, and instead is compensated in the form of cash and in shares of common stock. All share amounts are subject to a vesting schedule with a risk of forfeiture in the event the employee does not remain with CDEX for the required amount of time.

(2) Dr. Poteet's unpaid cash compensation from inception until October 31, 2003 totaled $375,615, for which he received a total of 546,388 shares of Class A Common stock.

STOCK INCENTIVE PLANS

2002 STOCK INCENTIVE PLAN

On May 27, 2002, our board of directors adopted the 2002 Stock Incentive Plan, under which stock options and restricted stock may be granted to such of our officers, directors, employees or other persons providing services to CDEX as our board of directors, or a committee designated by them for this purpose, selects. The plan was approved by our stockholders on July 1, 2002.

Stock options granted under the plan may be nonqualified stock options or incentive stock options, as provided in the plan. Incentive stock options are to be issued in accordance with Section 422 of the Internal Revenue Code of 1986, as amended. As such, they may only be issued to employees of CDEX or any subsidiary of CDEX, and must have an exercise price of no less than 110% of fair market value of the common stock on the date of the grant. The aggregate fair market value of the underlying shares cannot exceed $100,000 during any calendar year. Also, incentive stock options must expire no later than five years from the date of grant. Non-incentive options are not subject to the restrictions contained in Section 422, except that pursuant to the plan, such options cannot be exercisable at less than 85% of fair market value and must expire no later than ten years from the date of grant. The options are non-transferable and may not be assigned except that non-incentive options may, in certain cases be assigned to family members of the grantee. Upon termination of the employment (other than for cause) of a grantee of options under this plan, the grantee shall have 60 days following such termination, or one year if such termination results from the grantee's death or disability (as defined in the plan), to exercise the vested portion of any option.

Holders of options under the plan have no voting or other rights of shareholders except and to the extent that they exercise their options and are issued the underlying shares. Options under the plan may be exercised by the issuance of a promissory note from the grantee, or on a cashless basis by the grantee surrendering a portion of the shares issuable thereunder, as payment of the exercise price in lieu of cash.

Restricted stock granted under this plan may be issued subject to any restrictions set by our board of directors in its discretion except that the vesting restrictions for restricted stock granted to individuals who are not officers, directors or consultants of CDEX shall lapse no less rapidly than the rate of 20% per year for each of the first five years from the grant date. Generally, unless otherwise provided by the board of directors with respect to a particular grant of restricted stock, holders of restricted stock have the right to vote and receive dividends on their shares, including shares not yet vested. Also, unless otherwise so provided, any unvested shares are deemed forfeited by the grantee upon termination of such grantee's service with CDEX.

During the year ended October 31, 2003, we issued 2,920,649 shares of restricted common stock under this plan, to certain of our officers, directors and employees, which is subject to forfeiture in accordance with the vesting schedules set forth in the granting agreements. No options are currently outstanding under this plan. Shares issued pursuant to the plan, whether underlying options or as restricted stock, generally may not be sold or transferred without the grantee first offering CDEX a right of first refusal to purchase the shares sought to be sold.

2003 STOCK INCENTIVE PLAN

On July 1, 2003, our shareholders adopted the 2003 Stock Incentive Plan, which has substantially the same terms as the 2002 Stock Incentive Plan. We have reserved 7,000,000 shares in the aggregate for issuance under both the 2002 and 2003 plans.

We have issued restricted stock under this plan to certain of our officers, directors and employees which is subject to forfeiture in accordance with the vesting schedules set forth in the granting agreements. During the year ended October 31, 2003, we issued 2,666,752 shares of restricted common stock under this plan. No options are currently outstanding under this plan.

EMPLOYMENT AGREEMENTS

Effective January 1, 2002, we entered into employment agreements with each of our executive officers. The agreements with Malcolm Philips, Michael Mergenthaler and Timothy Shriver all continue for an indefinite period unless terminated by CDEX for "cause," or by the employee for "good reason" (as such terms are defined in the agreements), or upon two weeks prior written notice by either party to the other. The agreements provide for salaries based on annual amounts of $300,000 for Mr. Philips, $210,000 for Mr. Mergenthaler and $250,000 for Mr. Shriver, which are subject to review on an annual basis. The salary shall be payable in equal monthly installments, unless otherwise required by applicable state law and based on CDEX's economic posture could be paid in cash and/or stock, at CDEX's option. Each agreement provides for a minimum monthly cash payment to the employee of $7,500 for Messrs. Shriver and Mergenthaler and $3,000 for Philips. CDEX has availed itself of this option for the past three fiscal years as reflected under "Compensation of Executive Officers." Each of these agreements provides for the forfeiture of restricted stock granted to the employee in the event of the employee's termination before the stock is fully vested. Under the agreements, each employee is entitled to a severance package in the event of termination by CDEX other than for "cause" or by the employee for "good reason." In each case, "good reason" includes a change in management of CDEX.

All of these employment agreements were amended on January 1, 2003 to

(a) increase the intended minimum monthly cash payment to the employee to $8,000,

(b) permit CDEX to pay the entire salary in common stock if paying cash is not in the best interest of the Company and

(c) adjust the severance provisions to reflect that (i) if termination occurred before January 1, 2004, payment of an amount equal to three years of the then current annual salary and CDEX common stock equal to three times the amount of initial stock grant provided to the employee when he started his employment;
(ii) if termination occurs after January 1, 2004 but before January 1, 2005, payment of an amount equal to two years of the then current annual salary and CDEX common stock equal to two times the amount of initial stock granted to the employee; or (iii) if termination occurs on or after January 1, 2005 but before January 1, 2006, payment of an amount equal to the then current annual salary and CDEX common stock equal to the amount of initial stock granted employee.

Effective January 1, 2003, we entered into an Employment Agreement with Dr. Wade Poteet. Except for Dr. Poteet's compensation, this agreement provides for substantially the same general terms and conditions as the employment agreements set forth above with an annual base salary of $210,000. The agreement is generally consistent with the agreements of all employees, providing a compensation package of cash and stock, along with an initial stock grant with forfeiture provisions should the employee resign from CDEX prior to a certain date.

                              SELLING SHAREHOLDERS

The following list of selling shareholders includes (1) the number of shares of common stock currently owned by each selling shareholder, (2) the number and percentage of shares being offered for resale hereby by each selling shareholder, and (3) the number and percentage of shares of common stock to be held by each selling shareholder after the completion of this offering. The registration of the shares does not necessarily mean that the selling shareholders will sell all or any of the shares.



------------------------------------------------------------------------------------------------------------------------------
                                                SHARES BENEFICIALLY OWNED PRIOR     NUMBER OF        SHARES BENEFICIALLY OWNED
         NAME                                   TO OFFERING                         SHARES OFFERED   AFTER OFFERING
------------------------------------------------------------------------------------------------------------------------------
                                                        NUMBER         PERCENT                           NUMBER       PERCENT
------------------------------------------------------------------------------------------------------------------------------
Shawn Aquiar                                             5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Aspen Creek Farms, LLC                                 200,000            *          200,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
David Audsley                                            5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Robert Creighton                                        10,000            *           10,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Dependable Ranch Lenders LLC(2)                        330,770           1.3%        330,770                 0           --
------------------------------------------------------------------------------------------------------------------------------
DICUT Inc.                                              30,000            *           30,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Irene Dobbs                                             25,000            *           25,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Peter Dobbs                                            155,333            *           50,000             105,333         --
------------------------------------------------------------------------------------------------------------------------------
Louis A. Domin Living Trust                             50,000            *           50,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
John C. Fisher                                          25,000            *           25,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Steve Frankiewicz                                       78,155            *           78,155                 0           --
------------------------------------------------------------------------------------------------------------------------------
Bruce Gourlay and Linda H. Mackey                       25,000            *           25,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Dawn Guimond                                           196,000            *          180,000              16,000         --
------------------------------------------------------------------------------------------------------------------------------
Travis Hoffman                                          15,000            *           15,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Randell Jeter                                           10,000            *           10,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Thelma Johnson                                         185,246            *          185,246                 0           --
------------------------------------------------------------------------------------------------------------------------------
Bruce Kison                                             35,000            *           35,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Jeff Kosanke                                             5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
William R. Lindner                                      33,334            *           33,334                 0           --
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                SHARES BENEFICIALLY OWNED PRIOR     NUMBER OF        SHARES BENEFICIALLY OWNED
         NAME                                   TO OFFERING                         SHARES OFFERED   AFTER OFFERING
------------------------------------------------------------------------------------------------------------------------------
                                                        NUMBER         PERCENT                           NUMBER       PERCENT
------------------------------------------------------------------------------------------------------------------------------
Ben Lowell(1)                                           30,000            *           20,000              10,000         --
------------------------------------------------------------------------------------------------------------------------------
Doug Lowell                                              1,000            *            1,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Jeff Lowell                                             23,334            *           16,667              6,667          --
------------------------------------------------------------------------------------------------------------------------------
Peter R. Mania                                         126,666            *           45,000              81,666         --
------------------------------------------------------------------------------------------------------------------------------
Kelly Morgan                                             5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Motta Family Revocable Living Trust                     50,000            *           50,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Motta Investment Co. Ltd.                              433,334          1.7%         250,000             183,334         --
------------------------------------------------------------------------------------------------------------------------------
Scott Newby                                            314,668            *           25,000             289,668         --
------------------------------------------------------------------------------------------------------------------------------
Gary M . Pleggenkuhle                                   40,000            *           40,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
William Prain                                           25,000            *           25,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Patrick Purgatorio                                      25,000            *           25,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Renka, Inc.                                            400,000          1.7%         400,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Amista Salcido                                           5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Brandi Shriver                                           5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Timothy Shriver Jr                                       5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Van L. Shumway, Jr.                                     16,667            *           16,667                 0           --
------------------------------------------------------------------------------------------------------------------------------
Christopher Sintetos                                    25,000            *           25,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Gregory K. Smith(2)                                     35,000            *           35,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Mari Stassi                                            110,334            *           77,000              33,334         --
------------------------------------------------------------------------------------------------------------------------------
John W. Steele                                          25,000            *           25,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Brytan Stevens(3)                                        5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Charlene Stevens                                         5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Charles Stevens                                         40,000            *           40,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Charlotte Stevens(3)                                     5,000            *            5,000                 0           --
------------------------------------------------------------------------------------------------------------------------------
Robert Stewart                                         106,667            *          106,667                 0           --
------------------------------------------------------------------------------------------------------------------------------



*Less than one percent.

(1) Includes 10,000 shares held jointly with Mr. Lowell's wife, Maxine Lowell.

(2) Gregory K. Smith controls Dependable Ranch Lenders.

(3) Charlotte Stevens is the mother of Brytan Stevens.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth the stock ownership of: (i) each person known by us, as of the date of this prospectus, to be the beneficial owner of five percent (5%) or more of our common stock, (ii) each executive officer and director, individually, and (iii) our executive officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown, unless otherwise indicated.


--------------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                                                                      AMOUNT OF BENEFICIAL         PERCENT
BENEFICIAL OWNER  (1)                  POSITION                        TITLE OF CLASS          OWNERSHIP             OF CLASS
--------------------------------------------------------------------------------------------------------------------------------
Malcolm H. Philips                  Director; Executive Officer        Class A Common        1,860,069(2)(4)            7.5%
                                                                       Class B Common          100,000(5)              46.0%
--------------------------------------------------------------------------------------------------------------------------------
George Dials                        Director                           Class A Common           95,000(3)(4)           0.38%
                                                                       Class B Common
--------------------------------------------------------------------------------------------------------------------------------
Dr. BD Liaw                         Director                           Class A Common           90,000(3)(4)           0.36%
                                                                       Class B Common
--------------------------------------------------------------------------------------------------------------------------------
John A Knubel                       Director                           Class A Common           20,000(3)(4)           0.08%
                                                                       Class B Common
--------------------------------------------------------------------------------------------------------------------------------
Timothy Shriver                     Director; Executive Officer        Class A Common        1,086,145(4)              4.38%
                                                                       Class B Common           40,000(5)              18.2%
--------------------------------------------------------------------------------------------------------------------------------
Michael Mergenthaler                Executive Officer                  Class A Common          829,882(4)              3.34%
                                                                       Class B Common           25,000(5)              11.4%
--------------------------------------------------------------------------------------------------------------------------------
Dr. Wade Poteet                     Significant Employee               Class A Common          892,627(4)              3.60%
                                                                       Class B Common           20,000(5)               9.1%
--------------------------------------------------------------------------------------------------------------------------------
Shares of all executives,                                              Class A Common        4,873,723(3)             19.63%
significant employees and
directors as a group (7 persons)                                       Class B Common          185,000(5)              84.1%
--------------------------------------------------------------------------------------------------------------------------------


(1) The address for each of the listed persons is c/o CDEX Inc., 1700 Rockville Pike, Suite 400, Rockville, Maryland 20852.

(2) FGW, LLC, as designee of Mr. Malcolm Philips Jr., was provided 690,000 shares under the terms of Mr. Philip's Executive Services Agreement with CDEX pursuant to which, among other things, Mr. Philips serves as our President, Chairman of the Board and CEO. FGW, LLC is a Delaware limited liability company of which Mr. Philips is the sole member.

(3) Each of Mr. George Dials and Dr. BD Liaw, as a director, was provided shares of common stock under the terms of such director's Services Agreement with CDEX as well as a stock bonus in 2002. Mr. Knubel, as a director, was provided 20,000 shares of common stock under terms of director's Services Agreement with CDEX dated July 1, 2004.

(4) Share amounts for Messrs. Philips, Shriver and Poteet include 57,860, 16,556 and 7,356 shares of common stock, respectively, which they (alone or together with their respective affiliates) have a right to acquire in exchange for shares of Loch Harris, Inc. as part of a settlement agreement. The stock initially granted to each of the above-named directors, executive officers and key employee are subject to a vesting schedule and become fully vested on the following dates: Mr. Philips, Mr. Shriver, Mr. Mergenthaler and Mr. Poteet --July 24, 2004; Mr. Dials--August 2, 2005; Dr. Liaw--September 30, 2005; Mr. Knubel--July 1, 2006. Upon termination of employment/provision of service, CDEX has the option to purchase any vested shares of the employee/service provider at fair market value. CDEX has the option to require that any nonvested shares at termination be forfeited. By virtue of their share ownership, these individuals, acting as a group, currently control the election of our board of directors and other affairs of CDEX.

(5) Until December 11, 2006, holders of shares of Class B Common Stock are entitled to elect a majority of the members of CDEX's board of directors, while the holders of the Class A Common Stock have the right to elect the remainder of the directors. Thereafter, holders of Class A and Class B shares will be entitled to one vote per share on any matter submitted to holders of common stock.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has traded, to a limited extent, on the over-the-counter gray market beginning May 21, 2004 under the symbol "CEXI.PK" and is now trading on the over-the-counter Pink Sheets as well. The high and low bid prices of our common stock to date in the Pink Sheets were $2.75 and $0.01. Trading in our shares in this market has occurred without any instigation or involvement of our management, and we do not encourage or sanction it. We did not choose the symbol under which these shares are traded nor do we intend to keep this symbol going forward. Prior to the date of this prospectus, CDEX was not a reporting company, and virtually no public information regarding our business, operations or financial condition was available other than preliminary versions of this prospectus and our registration statement of which this prospectus forms a part. The shares traded in this gray market or on the pink sheets are not being offered by CDEX or pursuant to any disclosure provided by us.

                            DESCRIPTION OF SECURITIES

Pursuant to CDEX's Articles of Incorporation, as amended, we are authorized to issue 33,500,000 shares of Class A Common Stock, par value $0.005 per share, 500,000 shares of Class B Common Stock, par value $0.005 per share and 6,000,000 shares of Preferred Stock, par value $0.005 per share. Below is a description of CDEX's outstanding shares of Class A Common Stock shares of which are being offered in this prospectus.

CLASS A COMMON STOCK

Each holder of our Class A Common Stock is entitled to one vote for each share held of record on all matters including the election of directors. However, until December 11, 2006, the holders of shares of Class B Common Stock are, as a class, entitled to vote to elect a majority of our directors. Currently, our executive officers hold a majority of the Class B common share. Until that time, holders of shares of Class A Common Stock are, as a class, entitled to vote to elect the remainder of our directors. Following that, holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on the election of directors. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata subject to the rights and preferences of any other shareholder, including preferred shareholders. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of August 3, 2004, there were 1275 record holders of Class A Common Stock and 24,924,537 shares of Class A Common Stock outstanding. However, a large number (approximately 40,000) of our shareholders hold their shares in "street name" with brokerage accounts and, therefore, do not appear on the shareholder list maintained by our transfer agent. Approximately 37,000 of these are shareholders of Loch Harris who received their share as a result of a settlement of a shareholders' derivative suit.

TRANSFER AGENT

The Nevada Agency and Trust Company, 50 Liberty Street, Suite 880, Reno Nevada 89501, acts as CDEX's transfer agent and registrar.

                              PLAN OF DISTRIBUTION

Shareholders selling under this prospectus must offer or sell our common stock at a fixed price of $0.75 per share until such time as our shares are traded on the OTC Bulletin Board or other specified market. This price is based solely upon the terms of recent issuances of our securities, in negotiated transactions, and does not reflect the book value or any other specific valuation of our common stock. Once traded on a market or securities exchange the offering price of our common stock will be determined by market factors.

Upon listing of our common stock on the OTC Bulletin Board, shareholders selling under this prospectus may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-  privately negotiated transactions;

-  short sales;

- broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; - a combination of any such methods of sale; and

-  any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares being registered herein, including any fees and disbursements of counsel to the selling shareholders, which we estimate to be approximately $260,000 in the aggregate. We have agreed to indemnify certain of the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                     EXPERTS

Aronson & Company, independent auditors, have audited our financial statements as of and for the years ended October 31, 2003 and 2002 as set forth in their report and included in this prospectus. The financial statements are included in reliance on such reports given upon the authority of Aronson & Company as experts in accounting and auditing.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby and certain other legal matters in connection therewith have been passed upon for us by Bondy & Schloss LLP, New York, New York.

                              CERTAIN TRANSACTIONS

We currently lease space from and have purchased consulting and other supplies and services from Dynamic Management Resolutions, LLC. Services included engineering, scientific research, project management and administrative services, as well as direct expenses. Each of our executive officers were members of Dynamic Management Resolutions LLC prior to becoming employees of CDEX, as well as CDEX's Principle Scientist, Director of Projects and Principle Engineer. CDEX paid Dynamic $653,752 and $106,846 in fees for these services rendered during the years ended October 31, 2002 and 2003, respectively, and a total of $973,060 for the period from CDEX's inception through October 31, 2003. Fees were based on hourly rates of $140 per hour for services of Dr. Wade Poteet, Principal Scientist; $110 per hour for a Director of Projects; and $110 per hour for a Principle Engineer. These fees have been recorded as compensation expense in our financial statements, and the agreements under which they were performed have been converted to employment agreements with the executive officers. Dynamic Resolutions LLC has since been dissolved.

The spouse of the Chief Executive Officer purchased two $20,000, one $15,000 and one $100,000 convertible note of CDEX, each paying interest at 9%. The $20,000 notes were redeemed at face value for cash in August 2002, and the $15,000 note was redeemed at face value for cash in September 2003, while the $100,000 was redeemed at face value for cash in April 2004.

                       WHERE YOU CAN FIND MORE INFORMATION

CDEX has filed with the Securities and Exchange Commission the Registration Statement on Form SB-2 under the Securities Act, with respect to the shares of CDEX common stock offered hereby. This document does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this document as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. The Registration Statement and the exhibits thereto filed by CDEX with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such information can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's website is http://www.sec.gov. CDEX is required to comply with the reporting requirements of the Exchange Act and to file with the Commission reports, proxy statements and other information as required by the Exchange Act. Additionally, CDEX is required to provide annual reports containing audited financial statements to its stockholders in connection with its annual meetings of stockholders. These reports, proxy statements and other information will be available to be inspected and copied at the public reference facilities of the Commission or obtained by mail or over the Internet from the Commission, as described above.

                                    CDEX INC.

                          AUDITED FINANCIAL STATEMENTS

                      YEARS ENDED OCTOBER 31, 2003 AND 2002

                                                               [GRAPHIC OMITTED]

                                                                       CDEX INC.

                                TABLE OF CONTENTS

================================================================================


                                                                            PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                      F-1

AUDITED FINANCIAL STATEMENTS

   Balance Sheets                                                        F2 - F3

   Statements of Operations                                                   F4

   Statements of Stockholders' Equity (Deficit)                          F5 - F9

   Statements of Cash Flows                                            F10 - F11

   Notes to Financial Statements                                       F12 - F21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
CDEX INC.
Rockville, Maryland

We have audited the accompanying Balance Sheets of CDEX INC. (a Development Stage Company) as of October 31, 2002 and 2003, and the related Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows for the period July 6, 2001 (inception) to October 31, 2003 and the years ended October 31, 2002 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CDEX INC. as of October 31, 2002 and 2003, and the results of its operations and its cash flows for the period from July 6, 2001 (inception) to October 31, 2003 and the years ended October 31, 2002 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company incurred a net loss of approximately $8,575,000 during the period July 6, 2001 (inception) through October 31, 2003, has insufficient working capital to sustain its operations over the next year and has no committed borrowing arrangements. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 8. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Aronson & Company


Rockville, Maryland
December 31, 2003
(except with respect to the matters discussed in Notes 10 and 11, as to which the date is August 2, 2004)


                                     -F-1-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                  Balance Sheets
================================================================================

OCTOBER 31,                                             2002               2003
================================================================================
Assets

CURRENT ASSETS

Cash and cash equivalents                          $ 280,432          $ 342,923
Accounts receivable                                       --             89,937
Prepaid expenses and other                            12,765              1,617
--------------------------------------------------------------------------------

TOTAL CURRENT ASSETS                                 293,197            434,477
--------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, AT COST
Laboratory and computer equipment                    478,730            576,644
Furniture and fixtures                                   947              1,666
Building Improvements                                  1,047              1,265
--------------------------------------------------------------------------------
TOTAL PROPERTY AND EQUIPMENT                         480,724            579,575
Less:  Accumulated depreciation                     (175,196)          (260,178)
--------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT                           305,528            319,397
--------------------------------------------------------------------------------


OTHER ASSETS

Other assets                                           1,399              2,655
--------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                     1,399              2,655
--------------------------------------------------------------------------------






TOTAL ASSETS                                       $ 600,124          $ 756,529
================================================================================


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-2-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                                  BALANCE SHEETS

================================================================================

                                                             2002           2003
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable and accrued expenses                 $   102,060   $    19,137
Accrued compensation                                    1,406,930            --
--------------------------------------------------------------------------------

TOTAL LIABILITIES                                       1,508,990        19,137
--------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock - $.005 par value per share,
    6,000,000 shares authorized and none outstanding           --            --
  Class A common stock - $.005 par value per share,
    33,500,000 shares authorized and 16,068,437
    and 23,175,505 shares issued and outstanding as
    of October 31, 2002 and 2003, respectively             80,342       115,878
  Class B common stock - $.005 par value per share,
    500,000 shares authorized and 220,000 shares
    issued and outstanding                                     --         1,100
  Additional paid in capital                            5,613,810    10,818,200
  Deferred stock compensation                          (2,143,185)   (1,620,737)
  Deficit accumulated during the development stage     (4,459,833)   (8,574,549)
--------------------------------------------------------------------------------

SUBTOTAL                                                 (908,866)      739,892
Less:  Stock subscription receivable                           --        (2,500)
--------------------------------------------------------------------------------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                     (908,866)      737,392
--------------------------------------------------------------------------------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)  $   600,124   $   756,529
--------------------------------------------------------------------------------


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                      -F-3-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                        STATEMENTS OF OPERATIONS

================================================================================

                                                                  July 6, 2001
                                         Year Ended October 31,  (Inception) to
                                           2002          2003   October 31, 2003
--------------------------------------------------------------------------------
DEVELOPMENT CONTRACT REVENUE           $    75,952   $   191,964   $   267,916

COST OF REVENUE                             52,130       126,701       178,831
--------------------------------------------------------------------------------

GROSS MARGIN                                23,822        65,263        89,085

OPERATING EXPENSES

Development costs                        2,556,431     2,835,583     5,624,273
General and administrative expenses        913,565     1,344,539     3,038,092
--------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                 3,469,996     4,180,122     8,662,365
--------------------------------------------------------------------------------

LOSS FROM OPERATIONS                    (3,446,174)   (4,114,859)   (8,573,280)
--------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)

Interest income                              1,806           418         2,224
Related party interest expense              (3,215)         (249)       (3,463)
Interest expense                                (4)          (26)          (30)
--------------------------------------------------------------------------------
TOTAL                                       (1,413)          143        (1,269)
--------------------------------------------------------------------------------

LOSS BEFORE BENEFIT FROM INCOME TAXES   (3,447,587)   (4,114,716)   (8,574,549)

BENEFIT FROM INCOME TAXES                       --            --            --
--------------------------------------------------------------------------------

NET LOSS                               $(3,447,587)  $(4,114,716)  $(8,574,549)
================================================================================

BASIC AND DILUTED NET LOSS PER COMMON SHARE:

Basic and diluted net loss per
  common share                         $     (0.22)  $     (0.21)  $     (0.50)
--------------------------------------------------------------------------------

Basic and diluted weighted average
  common shares used to compute
  net loss per share                    15,880,794    19,730,922    17,033,668
================================================================================


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-4-

                                                                                                                          CDEX INC.
                                                                                                      (A DEVELOPMENT STAGE COMPANY)

                                                                                       STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

====================================================================================================================================


                                                                         Shares of      Shares of
                                                                          Class A        Class B     Dollar    Class A     Class B
                                                                          Common         Common      Amount     Common      Common
                                                 Date                     Stock          Stock     per Share    Stock       Stock
------------------------------------------------------------------------------------------------------------------------------------
BALANCE, JULY 6, 2001 (INCEPTION)                                                --        --       $    --    $    --      $   --

Common stock issued to Loch Harris, Inc.
  as a deposit related to the transfer of
  assets into the Company                          July 23, 2001          2,600,000        --          0.03     13,000          --

Common stock issued pursuant to
  consulting agreements for services               July 24, 2001          1,440,000        --          2.50      7,200          --

Common stock issued pursuant to consulting
  agreements for services                          August 3, 2001           371,000        --          2.50      1,855          --

Common stock issued to Loch Harris, Inc.
  related to the transfer of assets into
  the Company                                      August 4, 2001        11,265,000        --          0.03     56,325          --

Common stock issued pursuant to consulting
  agreements for services                          September 19, 2001        60,000        --          2.50        300          --

Common stock issued pursuant to consulting
  agreements for services                          October 1, 2001           35,000        --          2.50        175          --

Common stock issued pursuant to consulting
  agreements for services                          October 15, 2001           2,000        --          2.50         10          --

Amortization of deferred compensation expense                                    --        --            --         --          --

NET LOSS                                                                         --        --            --         --          --
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2001                                                15,773,000                            $78,865      $   --
====================================================================================================================================


====================================================================================================================================

                                                                                       Deficit
                                                                                     Accumulated
                                                     Additional                      During the         Stock
                                                       Paid in        Deferred       Development     Subscription
                                                      Capital       Compensation        Stage          Receivable         Total
----------------------------------------------------------------------------------------------------------------------------------
BALANCE, JULY 6, 2001 (INCEPTION)                   $       --       $        --     $        --       $      --       $        --

Common stock issued to Loch Harris, Inc.
  as a deposit related to the transfer of
  assets into the Company                               67,819                --              --              --            80,819

Common stock issued pursuant to
  consulting agreements for services                 3,592,800        (3,600,000)             --              --                --

Common stock issued pursuant to consulting
  agreements for services                              925,645          (927,500)             --              --                --

Common stock issued to Loch Harris, Inc.
  related to the transfer of assets into
  the Company                                          308,955                --              --              --           365,280

Common stock issued pursuant to consulting
  agreements for services                              149,700          (150,000)             --              --                --

Common stock issued pursuant to consulting
  agreements for services                               87,325           (87,500)             --              --                --

Common stock issued pursuant to consulting
  agreements for services                                4,990            (5,000)             --              --                --

Amortization of deferred compensation expense               --           449,201              --              --           449,201

NET LOSS                                                    --                --      (1,012,246)             --        (1,012,246)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2001                           $5,137,234       $(4,320,799)    $(1,012,246)      $      --       $  (116,946)
====================================================================================================================================


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-5-

                                                                                                                           CDEX INC.
                                                                                                       (A DEVELOPMENT STAGE COMPANY)

                                                                            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)


====================================================================================================================================


                                                                           Shares of      Shares of
                                                                            Class A        Class B     Dollar    Class A     Class B
                                                                             Common         Common     Amount     Common     Common
                                                   Date                      Stock          Stock     per Share   Stock       Stock
------------------------------------------------------------------------------------------------------------------------------------
Conversion of note payable into common stock       November 21, 2001         50,000           --      $   2.50    $   250      $ --

Conversion of note payable into common stock       December 19, 2001         58,000           --          2.00        290        --

Conversion of note payable into common stock       February 25, 2002         26,667           --          1.50        133        --

Stock received due to adjustment to
  transfer agreement                               March 1, 2002           (200,000)          --          0.29     (1,000)       --

Sale of common stock for cash                      March 12, 2002            10,000           --          2.50         50        --

Sale of common stock for cash                      April 12, 2002            25,000           --          2.00        125        --

Sale of common stock for cash                      May 23, 2002              65,000           --          2.00        325        --

Sale of common stock for cash                      May 23, 2002              50,000           --          2.00        250        --

Sale of common stock for cash                      June 18, 2002             50,000           --          2.00        250        --

Sale of common stock for cash                      June 28, 2002             50,000           --          2.00        250        --

Sale of common stock for cash                      July 15, 2002             30,000           --          2.50        150        --

Sale of common stock for cash                      August 23, 2002           30,770           --          3.25        154        --

Sale of common stock for cash                      October 2, 2002           50,000           --          2.00        250        --

Remeasurement of compensation expense                                            --           --            --         --        --

Amortization of deferred compensation expense                                    --           --            --         --        --

NET LOSS                                                                         --           --            --         --        --
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2002                                                16,068,437                               $80,342      $ --
====================================================================================================================================



====================================================================================================================================

                                                                                       Deficit
                                                                                     Accumulated
                                                      Additional                      During the       Stock
                                                       Paid in         Deferred       Development   Subscription
                                                       Capital       Compensation        Stage       Receivable         Total
------------------------------------------------------------------------------------------------------------------------------------
Conversion of note payable into common stock         $   124,750     $        --              --          --         $   125,000

Conversion of note payable into common stock             115,710              --              --          --             116,000

Conversion of note payable into common stock              39,867              --              --          --              40,000

Stock received due to adjustment to
  transfer agreement                                     (56,000)             --              --          --             (57,000)

Sale of common stock for cash                             24,950              --              --          --              25,000

Sale of common stock for cash                             49,875              --              --          --              50,000

Sale of common stock for cash                            129,675              --              --          --             130,000

Sale of common stock for cash                             99,750              --              --          --             100,000

Sale of common stock for cash                             99,750              --              --          --             100,000

Sale of common stock for cash                             99,750              --              --          --             100,000

Sale of common stock for cash                             74,850              --              --          --              75,000

Sale of common stock for cash                             99,846              --              --          --             100,000

Sale of common stock for cash                             99,750              --              --          --             100,000

Remeasurement of compensation expense                   (525,947)        525,947              --          --                  --

Amortization of deferred compensation expense                 --       1,651,667              --          --           1,651,667

NET LOSS                                                      --              --      (3,447,587)         --          (3,447,587)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2002                            $ 5,613,810     $(2,143,185)    $(4,459,833)       $ --         $  (908,866)
====================================================================================================================================


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-6-

                                                                                                                           CDEX INC.
                                                                                                       (A DEVELOPMENT STAGE COMPANY)

                                                                            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

====================================================================================================================================


                                                                           Shares of     Shares of
                                                                            Class A       Class B     Dollar    Class A     Class B
                                                                             Common        Common     Amount     Common     Common
                                                     Date                    Stock         Stock     per Share   Stock       Stock
------------------------------------------------------------------------------------------------------------------------------------
Sale of common stock for cash                        November 26, 2002       100,000           --     $  0.50    $  500     $   --
Sale of common stock for cash                         December 5, 2002       150,000           --        0.50       750         --
Sale of common stock for cash                         December 9, 2002        50,000           --        0.50       250         --
Sale of common stock for cash                        December 10, 2002        50,000           --        0.50       250         --

Common stock issued for settlement of
  accrued compensation                               December 11, 2002        58,155           --        0.75       291         --
Common stock issued for settlement of
  accrued compensation                               December 11, 2002     1,718,228           --        0.75     8,591         --

Common stock issued pursuant to
  consulting agreements                              December 30, 2002         5,000           --        0.81        25         --

Common stock awarded to employees and consultants    December 30, 2002       155,000           --        0.82       775         --
Common stock awarded to employees and consultants    December 30, 2002       160,000           --        0.82       800         --
Common stock awarded to employees and consultants    December 30, 2002            --      220,000        0.81        --      1,100

Sale of common stock for cash                          January 7, 2003        80,000           --        0.50       400         --
Sale of common stock for cash                         January 15, 2003       150,000           --        0.50       750         --

Common stock awarded to employees and consultants     January 20, 2003        20,000           --        0.82       100         --

Common stock forfeited by employee                   February 17, 2003       (30,000)          --       (2.62)     (150)        --

Sale of common stock for cash                           March 20, 2003       200,000           --        1.00     1,000         --

Common stock issued for settlement of
  accrued compensation                                  March 31, 2003       534,266           --        0.75     2,672         --

Sale of common stock for cash                           April 21, 2003        35,000           --        1.00       175         --
Sale of common stock for cash                           April 21, 2003        50,000           --        1.00       250         --
Sale of common stock for cash                           April 30, 2003        50,000           --        1.00       250         --

Common stock awarded to employees and consultants          May 1, 2003        40,000           --        0.82       200         --
Common stock awarded to employees and consultants         May 26, 2003        25,000           --        0.82       125         --


====================================================================================================================================

                                                                                           Deficit
                                                                                         Accumulated
                                                         Additional                      During the      Stock
                                                          Paid in         Deferred       Development   Subscription
                                                          Capital       Compensation        Stage       Receivable        Total
------------------------------------------------------------------------------------------------------------------------------------
Sale of common stock for cash                            $   49,500       $     --          $ --           $ --        $   50,000
Sale of common stock for cash                                74,250             --            --             --            75,000
Sale of common stock for cash                                24,750             --            --             --            25,000
Sale of common stock for cash                                24,750             --            --             --            25,000

Common stock issued for settlement of
  accrued compensation                                       43,325             --            --             --            43,616
Common stock issued for settlement of
  accrued compensation                                    1,281,080             --            --             --         1,289,671

Common stock issued pursuant to
  consulting agreements                                       4,025         (4,050)           --                --                --

Common stock awarded to employees and consultants           125,550             --            --             --           126,325
Common stock awarded to employees and consultants           129,600             --            --             --           130,400
Common stock awarded to employees and consultants           177,100             --            --             --           178,200

Sale of common stock for cash                                39,600             --            --             --            40,000
Sale of common stock for cash                                74,250             --            --             --            75,000

Common stock awarded to employees and consultants            16,200             --            --             --            16,300

Common stock forfeited by employee                          (78,334)        78,484            --             --                --

Sale of common stock for cash                               199,000             --            --             --           200,000

Common stock issued for settlement of
  accrued compensation                                      398,030             --            --             --           400,702

Sale of common stock for cash                                34,825             --            --             --            35,000
Sale of common stock for cash                                49,750             --            --             --            50,000
Sale of common stock for cash                                49,750             --            --             --            50,000

Common stock awarded to employees and consultants            32,400             --            --             --            32,600
Common stock awarded to employees and consultants            20,250             --            --             --            20,375


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-7-

                                                                                                                           CDEX INC.
                                                                                                       (A DEVELOPMENT STAGE COMPANY)

                                                                            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

====================================================================================================================================


                                                                            Shares of    Shares of
                                                                             Class A      Class B     Dollar    Class A    Class B
                                                                              Common       Common     Amount     Common    Common
                                                       Date                   Stock        Stock     per Share   Stock      Stock
------------------------------------------------------------------------------------------------------------------------------------
Common stock issued pursuant to consulting agreements       June 15, 2003       5,000        --       $ 0.81     $   25     $ --

Sale of common stock for cash                               June 19, 2003      27,000        --         1.00        135       --

Common stock issued pursuant to consulting agreements       June 20, 2003       5,000        --         0.81         25       --
Common stock issued pursuant to consulting agreements       June 20, 2003       5,000        --         0.81         25       --

Common stock issued for settlement of
  accrued compensation                                       July 1, 2003     492,693        --         0.81      2,463       --

Sale of common stock for cash                               July 15, 2003      15,000        --         1.00         75       --
Sale of common stock for cash                               July 17, 2003      25,000        --         1.00        125       --
Sale of common stock for cash                               July 24, 2003      25,000        --         1.00        125       --
Sale of common stock for cash                               July 28, 2003      25,000        --         1.00        125       --
Sale of common stock for cash                               July 31, 2003     400,000        --         0.85      2,000       --
Sale of common stock for cash                              August 6, 2003      10,000        --         1.00         50       --
Sale of common stock for cash                              August 6, 2003      25,000        --         1.00        125       --
Sale of common stock for cash                              August 6, 2003      45,000        --         1.00        225       --
Sale of common stock for cash                              August 8, 2003      10,000        --         1.00         50       --
Sale of common stock for cash                             August 19, 2003      25,000        --         1.00        125       --
Sale of common stock for cash                             August 25, 2003      25,000        --         1.00        125       --
Sale of common stock for cash                           September 2, 2003       5,000        --         1.00         25       --
Sale of common stock for cash                           September 2, 2003       5,000        --         1.00         25       --
Sale of common stock for cash                           September 2, 2003      40,000        --         1.00        200       --
Sale of common stock for cash                           September 2, 2003       5,000        --         1.00         25       --
Sale of common stock for cash                           September 2, 2003      25,000        --         1.00        125       --
Sale of common stock for cash                           September 2, 2003       5,000        --         1.00         25       --
Sale of common stock for cash                          September 15, 2003       5,000        --         1.00         25       --
Sale of common stock for cash                          September 15, 2003       1,000        --         1.00          5       --

Common stock issued for settlement of
  accrued compensation                                 September 20, 2003   1,936,783        --         0.81      9,684       --


===================================================================================================================================

                                                                                            Deficit
                                                                                          Accumulated
                                                          Additional                      During the      Stock
                                                           Paid in         Deferred       Development   Subscription
                                                           Capital       Compensation        Stage       Receivable        Total
------------------------------------------------------------------------------------------------------------------------------------
Common stock issued pursuant to consulting agreements    $    4,025      $    (4,050)         $ --          $ --          $     --

Sale of common stock for cash                                26,865               --            --            --            27,000

Common stock issued pursuant to consulting agreements         4,025           (4,050)           --            --                --
Common stock issued pursuant to consulting agreements         4,025           (4,050)           --            --                --

Common stock issued for settlement of
  accrued compensation                                      396,618               --            --            --           399,081

Sale of common stock for cash                                14,925               --            --            --            15,000
Sale of common stock for cash                                24,875               --            --            --            25,000
Sale of common stock for cash                                24,875               --            --            --            25,000
Sale of common stock for cash                                24,875               --            --            --            25,000
Sale of common stock for cash                               338,000               --            --            --           340,000
Sale of common stock for cash                                 9,950               --            --            --            10,000
Sale of common stock for cash                                24,875               --            --            --            25,000
Sale of common stock for cash                                44,775               --            --            --            45,000
Sale of common stock for cash                                 9,950               --            --            --            10,000
Sale of common stock for cash                                24,875               --            --            --            25,000
Sale of common stock for cash                                24,875               --            --            --            25,000
Sale of common stock for cash                                 4,975               --            --            --             5,000
Sale of common stock for cash                                 4,975               --            --            --             5,000
Sale of common stock for cash                                39,800               --            --            --            40,000
Sale of common stock for cash                                 4,975               --            --            --             5,000
Sale of common stock for cash                                24,875               --            --            --            25,000
Sale of common stock for cash                                 4,975               --            --            --             5,000
Sale of common stock for cash                                 4,975               --            --            --             5,000
Sale of common stock for cash                                   995               --            --            --             1,000

Common stock issued for settlement of
  accrued compensation                                    1,559,110       (1,087,812)           --            --           480,982


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-8-

                                                                                                                           CDEX INC.
                                                                                                       (A DEVELOPMENT STAGE COMPANY)

                                                                            STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

====================================================================================================================================


                                                                            Shares of    Shares of
                                                                             Class A      Class B     Dollar     Class A    Class B
                                                                              Common       Common     Amount      Common    Common
                                                          Date                Stock        Stock     per Share    Stock      Stock
------------------------------------------------------------------------------------------------------------------------------------
Common stock issued pursuant to consulting agreements     October 1, 2003      35,000          --     $ 1.00      $ 175    $   --
Common stock issued pursuant to consulting agreements     October 1, 2003      40,000          --       0.81        200        --
Common stock issued pursuant to consulting agreements     October 1, 2003      45,000          --       0.81        225        --

Sale of common stock for cash                             October 9, 2003      25,000          --       1.00        125        --

Common stock issued pursuant to consulting agreements    October 25, 2003      25,000          --       0.81        125        --

Sale of common stock for cash                            October 27, 2003      15,000          --       1.50         75        --
Sale of common stock for cash                            October 29, 2003       6,667          --       1.50         33        --
Sale of common stock for cash                            October 30, 2003       5,000          --       1.00         25        --

Common stock issued pursuant to consulting agreements    October 31, 2003      10,000          --       0.81         50        --

Sale of common stock for cash                            October 31, 2003      25,000          --       1.00        125        --

Common stock issued for settlement of
  accrued compensation                                   October 31, 2003      82,276          --       0.81        412        --

Remeasurement of compensation expense                                              --          --         --         --        --

Amortization of deferred compensation expense                                      --          --         --         --        --

NET LOSS                                                                           --          --         --         --        --
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2003                                                  23,175,505     220,000             $ 115,878    $1,100
====================================================================================================================================


====================================================================================================================================

                                                                                          Deficit
                                                                                        Accumulated
                                                          Additional                    During the        Stock
                                                           Paid in        Deferred      Development     Subscription
                                                           Capital      Compensation       Stage         Receivable        Total
------------------------------------------------------------------------------------------------------------------------------------
Common stock issued pursuant to consulting agreements    $    28,175    $    (28,350)   $        --       $    --       $        --
Common stock issued pursuant to consulting agreements         32,200         (32,400)            --            --                --
Common stock issued pursuant to consulting agreements         36,225         (36,450)            --            --                --

Sale of common stock for cash                                 24,875              --             --            --            25,000

Common stock issued pursuant to consulting agreements         20,125         (20,250)            --            --                --

Sale of common stock for cash                                 22,425              --             --            --            22,500
Sale of common stock for cash                                  9,967              --             --            --            10,000
Sale of common stock for cash                                  7,475              --             --        (2,500)            5,000

Common stock issued pursuant to consulting agreements          8,050          (8,100)            --            --                --

Sale of common stock for cash                                 24,875              --             --            --            25,000

Common stock issued for settlement of
  accrued compensation                                        66,232         (24,561)            --            --            42,083

Remeasurement of compensation expense                       (497,948)        497,948             --            --               --

Amortization of deferred compensation expense                     --       1,200,139             --            --        1,200,139

NET LOSS                                                          --              --     (4,114,716)           --       (4,114,716)
------------------------------------------------------------------------------------------------------------------------------------

BALANCE, OCTOBER 31, 2003                                $10,818,200     $(1,620,737)   $(8,574,549)      $(2,500)      $  737,392
====================================================================================================================================


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-9-

                                                                                                      CDEX INC.
                                                                                  (A DEVELOPMENT STAGE COMPANY)

                                                                                       STATEMENTS OF CASH FLOWS

===============================================================================================================

                                                                                                July 6, 2001
                                                                   Year Ended October 31,      (Inception) to
                                                                    2002           2003       October 31, 2003
---------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                                       $(3,447,587)    $(4,114,716)    $(8,574,549)
 ADJUSTMENTS TO RECONCILE NET LOSS
  TO NET CASH USED BY OPERATING ACTIVITIES
   Depreciation                                                      66,968          84,982         168,392
   Stock compensation                                             2,669,655       2,953,544       6,461,342
 CHANGE IN ASSETS AND LIABILITIES NET OF                                                                 --
  ASSETS TRANSFERRED FROM LOCH HARRIS, INC                                                               --
   (INCREASE) DECREASE IN                                                                                --
    Accounts receivable                                                  --         (89,937)        (89,937)
    Prepaid expenses                                                 (5,265)         11,148          (1,617)
    Other assets                                                     (1,399)         (1,256)         (2,655)
   DECREASE IN                                                                                           --
    Accounts payable                                                (41,232)        (82,924)        (30,863)
---------------------------------------------------------------------------------------------------------------
NET CASH USED BY OPERATING ACTIVITIES                              (758,860)     (1,239,159)     (2,069,887)
---------------------------------------------------------------------------------------------------------------

CASH FLOWS PROVIDED BY INVESTING ACTIVITIES
 Cash provided from transfer of assets from Loch Harris, Inc.            --              --          73,000
 Purchases of property and equipment                                (21,160)        (98,851)       (121,690)
---------------------------------------------------------------------------------------------------------------
NET CASH USED BY INVESTING ACTIVITIES                               (21,160)        (98,851)        (48,690)
---------------------------------------------------------------------------------------------------------------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
 Proceeds from the sale of common stock                             780,000       1,400,500       2,180,500
 Proceeds from convertible notes payable                            281,000              --         281,000
 Proceeds from related party convertible notes payable               20,000          15,000          55,000
 Repayment of related party convertible notes payable               (40,000)        (15,000)        (55,000)
---------------------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         1,041,000       1,400,500       2,461,500
---------------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH                                                260,980          62,490         342,923

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                       19,453         280,433              --
---------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                        $   280,433     $   342,923     $   342,923
===============================================================================================================

 Supplemental cash flow information
  Actual cash payments for interest:                            $     3,219     $       275     $     3,494


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-10-

                                                                       CDEX INC.
                                                   (A DEVELOPMENT STAGE COMPANY)

                                                        STATEMENTS OF CASH FLOWS

================================================================================

                                                                  July 6, 2001
                                        Year Ended October 31,   (Inception) to
                                          2002         2003     October 31, 2003
--------------------------------------------------------------------------------

NON-CASH FINANCING TRANSACTIONS:
 Common stock subscribed
  Stock subscription receivable                        $   2,500   $     2,500
  Common stock                                               (13)          (13)
  Additional paid-in capital                              (2,487)       (2,487)
--------------------------------------------------------------------------------
NET CASH                                                      --            --
--------------------------------------------------------------------------------

Conversion of notes payable
  into common stock
 Notes payable                            281,000                      281,000
 Common stock                                (673)                        (673)
 Additional paid-in capital              (280,327)                    (280,327)
--------------------------------------------------------------------------------
NET CASH                                      --             --
--------------------------------------------------------------------------------

Stock compensation
 Deferred stock compensation             (525,947)     3,838,026     8,082,079
 Additional paid in capital               525,947     (3,810,089)   (8,044,602)
 Common stock                                            (27,937)      (37,477)
--------------------------------------------------------------------------------
NET CASH                                      --             --            --
--------------------------------------------------------------------------------

ASSET TRANSFER
Assets transferred:
 Cash                                                                   73,000
 Other receivables                                                       7,000
 Property and equipment                                                457,882
 Accumulated depreciation
  and amortization                                                     (91,783)
--------------------------------------------------------------------------------
                                                                      446,099

LIABILITIES ASSUMED:
 Accounts payable                         (57,000)                     (57,000)
--------------------------------------------------------------------------------

NET ASSETS TRANSFERRED
  (LIABILITIES ASSUMED)                  (57,000)                      389,099
--------------------------------------------------------------------------------

COMMON STOCK ISSUED FOR ASSET TRANSFER
 Common stock                               1,000                      (68,325)
 Additional paid-in capital                56,000                     (320,774)
--------------------------------------------------------------------------------
NET CASH                               $      --                  $        --
================================================================================


                 The accompanying Notes to Financial Statements
              are an integral part of these financial statements.

                                     -F-11-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

1.  ORGANIZATION        BASIS  OF   PRESENTATION:   CDEX  Inc.  (the   Company),
    AND SIGNIFICANT     incorporated  under  the laws of the  State of Nevada on
    ACCOUNTING          July 6, 2001 (inception),  began operations in July 2001
    POLICIES            by acquiring the assets listed below along with chemical
                        detection technology, nanometrology, technical processes and intellectual property rights from Loch Harris, Inc.
                        in exchange for 13,865,000 shares of Class A common stock. The transaction is considered a reorganization of affiliated entities and hence the assets acquired are valued at the historical cost of the transferor. As the intangible assets had no historical cost basis on the books of the transferor, they are carried at a zero cost value on the Company's books. Tangible assets acquired were:

                        Cash                                           $  73,000
                        Other receivables                                  7,000
                        Property and equipment, net                      366,099

                        On March 1, 2002, 200,000 shares issued as described above were returned to the Company in exchange for its payment of $57,000 of liabilities of the transferor related to legal and professional services performed.

                        DEVELOPMENT STAGE COMPANY: From inception, the Company has devoted substantially all of its efforts to establishing a new business in chemical detection technology and has not yet developed or sold any products. The assets acquired from the transferor have not provided any product sales for any entity. All revenue has been in connection with development contracts to complete testing and research.

                        STOCK-BASED COMPENSATION: The Company follows SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. In accounting for stock options, as permitted by SFAS No. 123, the Company will account for stock-based compensation to employees in accordance with Accounting Principles Board (APB) Opinion No. 25 ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and accordingly recognize compensation expense for fixed stock option grants only when the exercise price is less than the fair value of the shares on the date of the grant. No options have been issued. Accordingly, no pro-forma information is provided for employee stock option grants as if the fair value based method defined in SFAS No. 123 had been applied.

                        REVENUE RECOGNITION: Development contract revenue represents fees earned in connection with two development contracts that were awarded to the Company to complete initial testing and research on a time and material basis. Revenue from these contracts was recognized as the testing and research was performed at contractually agreed upon billing rates.

                                     -F-12-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

1.   ORGANIZATION       YEAR END: The Company previously had a year end of March
     AND SIGNIFICANT    31.  The  Company  elected  to  change  that year end to
     ACCOUNTING         October 31 and has presented its financial statements on
     POLICIES           a full year basis for the years  ended  October 31, 2002
     (CONTINUED)        and 2003.

                        COMMON STOCK: All Class A common stock amounts have been adjusted to reflect the 1 for 5 reverse stock split declared by the board of directors on December 11, 2002.

                        CASH AND CASH EQUIVALENTS: The Company maintains cash balances that may exceed Federally insured limits. The Company does not believe that this results in any significant credit risk. The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

                        USE OF ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        ACCOUNTS   RECEIVABLE:   The  face  amount  of  accounts
                        receivable is reduced by an allowance for doubtful accounts. The allowance for doubtful accounts reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or require an excessive collection cost are written off to the allowance for doubtful accounts.

                        PROPERTY AND EQUIPMENT: Property and equipment are stated at historical cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from five to seven years. Depreciation expense was $66,968, $84,982, and $168,392 for the years ended October 31, 2002 and 2003, and for the period from inception to October 31, 2003, respectively.

                                     -F-13-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

1.  ORGANIZATION        INCOME  TAXES:  The Company files its income tax returns
    AND SIGNIFICANT     on the cash  basis of  accounting,  whereby  revenue  is
    ACCOUNTING          recognized  when received and expenses are deducted when
    POLICIES            paid.  To the extent that items of income or expense are
    (CONTINUED)         recognized  in  different  periods  for  income  tax and
                        financial reporting purposes,  deferred income taxes are
                        provided to give effect to these temporary  differences.
                        Deferred tax assets and  liabilities  are recognized for
                        the future tax consequences  attributable to differences
                        between  the  financial  statement  carrying  amounts of
                        assets and liabilities  and their  respective tax bases.
                        Deferred  tax assets and  liabilities  are  measured  by
                        applying  presently enacted  statutory tax rates,  which
                        are applicable to the future years in which deferred tax
                        assets or  liabilities  are  expected  to be  settled or
                        realized,  to  the  differences  between  the  financial
                        statement carrying amounts and the tax bases of existing
                        assets  and  liabilities.  The effect of a change in tax
                        rates  on  deferred  tax  assets  and   liabilities   is
                        recognized in operations in the period that the tax rate is enacted.

                        As the Company has not yet achieved profitable operations, no tax benefit has been reflected in the statement of operations and a valuation allowance has been established reducing the net carrying value of the deferred tax asset to zero.

                        ADVERTISING COSTS: The cost of advertising is expensed as incurred. Advertising expense was $9,873, $28,483, and $38,481 for the years ended October 31, 2002 and 2003, and for the period from inception to October 31, 2003, respectively.

                        RESEARCH AND DEVELOPMENT: Total research and development costs include labor for employees and contractors, rent, professional services, materials, lab equipment and disposals. These costs are expensed on the accompanying Statements of Operations as development costs.

                        FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts of items reflected in current assets and current liabilities approximate their fair value due to the short-term nature of their underlying terms.

                        RISKS, UNCERTAINTIES AND CONCENTRATIONS: Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash equivalents and accounts receivable. In addition, at times the Company's cash balances exceed federally insured amounts

                        All revenue was earned under two development contracts. Accounts receivable represents a portion of the revenue outstanding on these contracts. The Company provides for estimated credit losses at the time of revenue recognition.

                                     -F-14-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

1.  ORGANIZATION        NET LOSS PER COMMON SHARE:  Basic net loss per share was
    AND SIGNIFICANT     determined by dividing net loss by the weighted  average
    ACCOUNTING          number of common  shares  outstanding  during each year.
    POLICIES            The effect of common stock equivalents is not considered
    (CONTINUED)         as it would be anti-dilutive.

2.  RELATED PARTY       The Company currently leases space from (see Note 7) and
    TRANSACTIONS        has purchased consulting and other supplies and services
                        from Dynamic Management Resolutions, LLC (DMR). The owners of DMR are the executive officers and key employees and consultants of the Company. Total expenses of the Company related to services provided by DMR were $653,752, $106,846, and $973,060 for the years ended
                        October 31, 2002 and 2003, respectively, and from the period July 6, 2001 (inception) to October 31, 2003.

                        The spouse of the Chief Executive Officer purchased two $20,000 convertible notes of the Company, and one
                        $15,000 convertible note, paying interest at 9%. Total interest expense paid to this related party was $3,215, $249, and $3,464 for the years ended October 31, 2002 and 2003 and the period July 6, 2001 (inception) to October 31, 2003, respectively. The $20,000 notes were redeemed at par value for cash in August, 2002, and the $15,000 note was redeemed at par value for cash in September, 2003.

3.  NEW ACCOUNTING      In May 2003, the Financial  Accounting  Standards  Board
    STANDARDS           issued  Statement  No.  150,   "Accounting  for  Certain
                        Financial   Instruments  with  Characteristics  of  both
                        Liabilities and Equity". This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments, including mandatorily redeemable shares. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003. This pronouncement is not expected to have a material impact on the Company's financial position or results of operations.

                                     -F-15-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

4.  INCOME TAXES        The  benefit   from  income   taxes   reflected  in  the
                        accompanying financial statements, all of which is deferred, varies from the amounts which would have been computed using statutory rates as follows (000's):

                                                                     Year Ended October 31,
                                                                ------------------------------ Inception to
                                                                                                October 31,
                                                                       2002          2003          2003
                        --------------------------------------- ---------------- ------------- ------------
                        Federal income taxes at the maximum          $ 1,172     $   1,399     $    2,915
                           statutory rate
                        State income taxes, net of Federal
                           tax effect                                    160           189            547
                        Difference in valuation of stock
                           based compensation                           (561)         (648)        (1,361)
                        Increase in valuation allowance                 (771)         (940)        (2,101)
                        ----------------------------------------------------------------------------------

                        BENEFIT FROM INCOME TAXES                    $    --     $      --     $       --
                        ==================================================================================

                        Deferred income taxes were as follows:
                                                                                     As of October 31,
                                                                                 --------------------------
                                                                                      2002         2003
                        ===================================================================================
                        Prepaid expenses deducted for income tax reporting
                           purposes, but not for financial statement
                           reporting purposes                                    $     5,000   $     1,000

                        Accounts payable and accrued expenses deducted for
                           financial statement reporting purposes, but not for
                           income tax reporting purposes                            (798,000)   (1,229,000)

                        Net operating loss carryforward                             (368,000)     (873,000)
                        -----------------------------------------------------------------------------------

                        Deferred tax asset                                       $(1,161,000)  $(2,101,000)

                        Valuation allowance                                      $ 1,161,000   $ 2,101,000
                        -----------------------------------------------------------------------------------

                        TOTAL                                                    $        --   $        --
                        -----------------------------------------------------------------------------------

                        For income tax purposes, the Company has a net operating loss carryforward of approximately $1,500,000 at March 31, 2003 (the Company's latest tax reporting year end) that, subject to applicable limitations, may be applied against future taxable income. If not utilized, the net operating loss carryforward will expire between March 31, 2022 and March 31, 2023.

                                     -F-16-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

5.  STOCK BASED         All stock based  compensation is recorded at fair value.
    COMPENSATION        The  Company has  provided  restricted  stock  grants to
    FOR SERVICES        employees and  consultants  as the principal  element of
                        their compensation.  The Company determines compensation
                        expense as the fair value, at the  measurement  date, of
                        the  service   received  or  the  common  stock  issued,
                        whichever is more reliably determinable. Fair value is determined using the following policies:

                           o In the case of the consulting agreements issued at the Company's inception, the fair value of the common stock, which was awarded in advance of the performance of the services, was used to value the compensation cost. The fair value was determined to be $2.50 per share based on the stock price implicit in convertible notes sold to an unaffiliated purchaser.

                           o For consulting agreements issued in 2003, the fair value was determined using the weighted average value of the proceeds per share received from sales of common stock to unaffiliated purchasers during that year.

                           o The Company has also utilized employment and consulting agreements which combine cash and stock elements of compensation, where a fixed dollar value of stock is awarded to settle noncash compensation. In this case, the fair value of the services is determined based on the number of shares issued valued at the weighted average value of the proceeds per share received from sales of common stock to unaffiliated purchasers during that year.

                        In the case of employees, the measurement date is the date of grant. In the case of outside consultants, the measurement date is the date at which their performance is complete. This total cost is first reflected as deferred compensation in stockholders' equity (deficit) and then amortized to compensation expense on a straight-line basis over the period over which the services are performed. When the fair value of the common stock is used and the measurement date is not the date of grant, the total cost is remeasured at the end of each reporting period based on the fair market value on that date, and the amortization is adjusted. The Company issued additional consulting agreements in 2003 which were also accounted for using the fair value of the common stock to value the compensation cost. The compensation cost is remeasured at the fair value as of the end of each reporting period and the deferred compensation account is adjusted.

                                     -F-17-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

5.  STOCK BASED         The  Company has  awarded  some of the common  shares in
    COMPENSATION        advance of when the service is performed.  These amounts
    FOR SERVICES        are shown as deferred  compensation in the  accompanying
    (CONTINUED)         balance  sheet.  The Company  has also paid  performance
                        bonuses in common stock.

                        The Company granted 5,587,401 (5,367,401 Class A shares and 220,000 Class B shares), and 7,495,401 (7,275,401
                        Class A shares and 220,000 Class B shares) shares of common stock to employees and consultants during the year ended October 31, 2003, and during the period from July 6, 2001 (inception) to October 31, 2003.

                        The fair value per share of common stock was $2.50, $2.15, and $.81, as of October 31, 2001, 2002 and 2003.

                        The Company has two separate stock plans--the 2002 and 2003 Stock Incentive Plans. Both plans provide for the issuance of stock options and stock grants. The 2002
                        Plan permits the issue of up to 3,250,000 shares (2,920,649 shares with a fair value of $2,255,489 have been issued during the year ended October 31, 2003) through June 30, 2008. The 2003 Plan permits the issue of up to 7,000,000 shares (after subtracting any shares issued under the 2002 Plan) through June 30, 2013. (2,666,752 shares with a fair value of $1,388,076 have been issued under this plan during the year ended October 31, 2003). The 2003 Plan also provides for specific numbers of shares to be awarded upon the achievement of defined scientific and sales-related milestones. No options to acquire shares have been issued under either plan.

                        Restricted stock activity under the Plan is as follows:

                          Balance November 1, 2002                      --
                          Granted                                5,587,401
                          Forfeited                                     --
                                                                 ---------
                          Balance October 31, 2003               5,587,401
                                                                 ---------

                        Vesting and related compensation is as follows:

                                                                    Compensation
                        Vesting                            Shares   Expense
                        --------------------------------------------------------
                          Through October 31, 2003             --    $2,400,427
                          Year ending October 31, 2004   5,587,401    1,192,234
                          Year ending October 31, 2005         --        50,904
                        --------------------------------------------------------
                                                         5,587,401   $3,643,565
                        ========================================================

                                     -F-18-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

5.  STOCK BASED         Total  compensation  expense related to stock awards for
    COMPENSATION        employees and consultants  was  $2,669,655,  $2,953,544,
    FOR SERVICES        and  $6,461,342 for the years ended October 31, 2002 and
    (CONTINUED)         2003,  and for the period  July 6, 2001  (inception)  to
                        October 31, 2003. Upon termination, the Company has the option to purchase any vested shares from the employees at fair market value. Shares granted to employees and consultants generally vest over periods of 8 months to 3 years. At October 31, 2002, accrued compensation related to these agreements of $1,406,930 is included in the accompanying Balance Sheet as accrued compensation.

6.  STOCKHOLDERS'       On December 11, 2002, the Board of Directors  authorized
    EQUITY              a 1 for 5 reverse  stock split of Class A Common  Stock.
                        All share amounts have been adjusted to reflect the split retroactively. The holders of shares of Class B
                        Common Stock shall, as a class, be entitled to vote to elect a majority of the members of the Company's Board of Directors through December 11, 2006. Holders of shares of Class A Common Stock shall, as a class, be entitled to vote to elect the remainder of the members of the Company's Board of Directors through December 11,
                        2006. Following that, holders of Class A Common Stock and Class B Common Stock shall be entitled to one vote per share on matters relating to the election of the Company's Board of Directors. Holders of Class A Common
                        Stock and Class B Common Stock shall be entitled to one vote per share on all other matters to be voted upon by the stockholders of the Company.

                        During the period from inception through October 31, 2003, the Company entered into six convertible promissory notes. During the period, a holder of three notes exercised the options to convert the notes into Class A common stock. The other three notes were held by a related party (see Note 2) and were redeemed for cash. A summary of the notes that were converted is as follows:

                          NOTE DATE         DATE CONVERTED       AMOUNT OF NOTE      SHARES     PRICE PER SHARE
                        ------------------------------------------------------------------------------------------
                        November 2001      November 21, 2001       $ 125,000         50,000          $2.50
                        December 2001      December 19, 2001         116,000         58,000           2.00
                        February 2002      February 25, 2002          40,000         26,667           1.50
                        -----------------------------------------------------------------------------------------

                        TOTALS                                     $ 281,000        134,667          $2.09
                        =========================================================================================

7.  LEASES              The Company is obligated under a  month-to-month  lease,
                        as lessee, for office space in Maryland. The lease provides for monthly rent of $175. Total rent expense was $2,100, $2,100, and $4,200 for the years ended
                        October  31,  2002 and 2003 and the period  July 6, 2001
                        (inception) to October 31, 2003.

                                     -F-19-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

7.  LEASES              The Company leases office and  laboratory  space under a
    (CONTINUED)         sublease from Dynamic Management  Resolutions,  LLC (see
                        Note 2) expiring July 31, 2004. The lease provides for monthly rent of $1,350. Total rent expense was $16,585, $17,873, and $39,922 for the years ended October 31, 2002 and 2003, and the period July 6, 2001 (inception) to October 31, 2003.

                        The  future  minimum  lease   payments   required  under
                        operating leases that have an initial noncancelable lease term as of October 31, 2003 are as follows:

                        Year Ending
                        October 31,                                    Amount
                        --------------------------------------------------------

                             2004                                     $ 12,150
                        --------------------------------------------------------

8.  FINANCIAL           The Company has incurred  losses since its  inception of
    CONDITION           approximately  $8,174,000  and has had no product  sales
                        since its inception. As explained in Note 1, the Company has been in the development stage since its inception, which has included product development, raising capital, and putting in place a management team.

                        The Company plans to raise cash to fund its operations and pay its outstanding obligations from credit facilities or the sale of its securities in the future. In addition, the Company intends to continue its policy of paying significant portions of compensation with its common stock. Nonetheless, there can be no guarantee that the Company will be able to raise cash or maintain its current workforce through any of these plans.

                        The Company's ability to continue as a going concern and meet its obligations as they come due is dependent upon its ability to raise sufficient cash as discussed above. The existing cash balance will fund approximately 3 months of operations if no additional cash is raised. The Company anticipates it will require at least $2,500,000 to $4,000,000 over the next twelve months to complete the research, development (including the cost of components necessary to commence production) and other steps needed to achieve commercially viable product sales. The Company also anticipates it will need to maintain the current workforce to achieve commercially viable sales levels. There can be no guarantee that these needs will be met or that sufficient cash will be raised to permit operations to continue. Should the Company be unable to raise sufficient cash to continue operations at a level necessary to achieve commercially viable sales levels, the liquidation value of the Company's noncurrent assets may be substantially less than the balances reflected in the financial statements and the Company may be unable to pay its creditors.

                                     -F-20-

                                                                       CDEX INC.

                                                   NOTES TO FINANCIAL STATEMENTS

================================================================================

9.   COMMITMENTS        The Company has entered into employment  agreements with
                        its four senior employees. The contracts provide for $384,000 of cash compensation and $586,000 in additional compensation payable in cash and/or stock annually. The contracts also provide severance payments if termination occurs before January 1, 2006. Maximum termination payments would be $1,940,000 and 11,600,000 shares of common stock if termination occurs in 2004 and $970,000 and 5,800,000 shares of common stock if termination occurs in 2005.


10.  RESTATEMENT        The Company has restated its previously issued financial
     OF PREVIOUSLY statements to change the valuation of services performed ISSUED FINANCIAL in exchange for common stock. Specifically, the Company
     STATEMENTS         has  recalculated  the value of certain  employee  stock
                        grants made in 2003. The Company had  previously  valued
                        these  grants  at  $.50  per  share.   The  Company  has
                        recalculated  the value of the  grants at $.81 per share
                        based on the  weighted  average  value  per share of the
                        proceeds   received   from  sales  of  common  stock  to
                        unaffiliated purchasers during the 2003 fiscal year (See
                        Note 5). The  restatement  had the following  effects on
                        results of  operations  for the period ended October 31,
                        2003:  Net loss as  previously  reported-  $(3,713,920),
                        $(.19) per share; adjustment for correction of valuation
                        method-  $(400,796),  $(.02)  per  share;  net  loss  as
                        adjusted-   $(4,114,716),   $(.21)  per   share.   Total
                        stockholders' equity was not changed.



11.  SUBSEQUENT EVENT   The Company has raised approximately  $1,900,000 through
                        the  sale  of  shares  of  Class  A  common   stock  and
                        investment  units  containing   convertible   notes  and
                        warrants since October 31, 2003, as described the Company's financial statements as of July 31, 2004.


                                     -F-21-

                                   CDEX, Inc.
                          (A Development Stage Company)


                         Unaudited Financial Statements

           For the three and nine months ended July 31, 2004 and 2003


                                   CDEX, INC.

                                TABLE OF CONTENTS

================================================================================

                                                       PAGE

UNAUDITED FINANCIAL STATEMENTS

   Balance Sheet                                       F-23

   Statements of Operations                            F-24

   Statements of Stockholders' Equity (Deficit)        F-25

   Statements of Cash Flows                            F-27

   Notes to Financial Statements                       F-29



























                                     -F-22-

                                   CDEX, Inc.
                          (A Development Stage Company)

                        Balance Sheet as of July 31, 2004
                                   (unaudited)

Assets
     Current assets
            Cash and cash equivalents                              $    565,156
            Accounts receivable                                              --
                                                                   ------------
     Total current assets                                               565,156

     Property and equipment
            Laboratory and computer equipment                           601,168
            Furniture and fixtures                                        1,666
            Building improvements                                         1,265
                                                                   ------------
     Total property and equipment                                       604,099
            Less: Accumulated depreciation                             (431,128)
                                                                   ------------
     Net property and equipment                                         172,970

     Other assets                                                         1,399

                                                                   ------------
Total Assets                                                       $    739,526
                                                                   ============

Liabilities and Stockholders' Equity (Deficit)

     Current Liabilities
            Accounts payable and accrued expenses                  $    280,756
            Deferred compensation                                       134,457
                                                                   ------------
     Total Current Liabilties                                           415,213

     Long Term Liabilities
            Convertible debt                                            750,000
            Discount on convertible notes                              (297,233)
                                                                   ------------
     Total Long Term Liabilities                                        452,767

     Total Liabilities                                                  867,980

Stockholders' Equity (Deficit)
     Preferred Stock - $.005 par value per share, 6,000,000
         shares authorized and none outstanding                              --
     Class A common stock - $.005 par value per share, 33,500,000
         shares authorized and  24,824,537 outstanding                  124,129
     Class B common stock - $.005 par value per share, 500,000
         shares authorized and 220,000 outstanding                        1,100
     Additional paid in capital                                      13,245,121
     Deferred stock compensation                                       (308,790)
     Deficit accumulated during development stage                   (13,190,013)
                                                                   ------------
Total Stockholders' Equity (Deficit)                                   (128,454)

                                                                   ------------
Total Liabilities and Stockholders' Equity (Deficit)               $    739,526
                                                                   ============



                                     -F-23-

                                   CDEX, Inc.
                          (A Development Stage Company)

                            Statements of Operations
                                   (unaudited)

                                                Three Months Ended              Nine Months Ended          July 6, 2001
                                                     July 31                          July 31             (inception) to
                                               2003            2004            2003            2004        July 31, 2004
                                           ------------    ------------    ------------    ------------    -------------
Revenue                                    $     68,792    $         --    $     68,792    $      4,069    $    271,985

Cost of Revenue                                  45,404              --          45,404              --         178,831

Gross Profit                                     23,388              --          23,388           4,069          93,154

Operating Expenses
     Development costs                          126,452         437,875         519,901       1,129,581       2,232,945
     General and administrative expenses        124,465         428,951         348,570         944,173       2,041,832
     Non-cash stock compensation                693,910         552,852       2,271,724       1,875,738       8,337,080
                                           ------------    ------------    ------------    ------------    ------------
Total Operating Expenses                        944,827       1,419,678       3,140,195       3,949,492      12,611,857

Loss From Operations                           (921,439)     (1,419,678)     (3,116,807)     (3,945,423)    (12,518,703)

Other Income (Expense)
     Interest income                                 --           1,151              --           1,221           3,445
     Related party interest expense                  --              --              --              --          (3,463)
     Interest expense                                --        (465,024)             --        (671,262)       (671,292)
                                           ------------    ------------    ------------    ------------    ------------
Total Other Income (Expense)                         --        (463,873)             --        (670,041)       (671,310)

                                           ------------    ------------    ------------    ------------    ------------
Net Loss                                   $   (921,439)   $ (1,883,551)   $ (3,116,807)   $ (4,615,464)   $(13,190,013)
                                           ============    ============    ============    ============    ============

Basic and diluted net loss
     per common share:                     $      (0.05)   $      (0.08)   $      (0.17)   $      (0.19)   $      (0.70)

Basic and diluted weighted average
     common shares oustanding                19,815,258      24,678,202      18,708,749      24,003,029      18,797,052


                                                      -F-24-

                                   CDEX, Inc.
                          (A Development Stage Company)

             Statement of Changes in Stockholders' Equity (Deficit)
                                   (unaudited)

                                                                Shares of     Shares of
                                                                 Class A       Class B     Dollar Amount    Class A       Class B
                                                        Date   Common Stock  Common Stock    per Share    Common Stock  Common Stock
                                                      -------  ------------  ------------  -------------  ------------  ------------
Balance, October 31, 2003                                       23,175,505      220,000                    $ 115,878      $ 1,100

Payment for common stock subscribed
Sale of common stock for cash                          12/8/03      33,334                       1.50            167
Sale of common stock for cash                         12/19/03      33,334                       1.50            167
Sale of common stock for cash                         12/19/03      16,667                       1.50             83
Common stock forfeited by employee                    12/22/03     (14,308)                         -            (71)
Common stock issued pursuant to consulting agreement  12/22/03     150,000                       1.41            750
Sale of common stock for cash                          1/28/04      20,000                       1.25            100
Shares issued for deferred compensation                1/28/04     100,000                       1.41            500
Common stock issued pursuant to consulting agreement   3/11/04      20,000                       0.75            100
Warrant issued in connection with convertible debt     3/30/04
Warrant issued in connection with convertible debt      4/1/04
Warrant issued in connection with convertible debt      4/1/04
Conversion of debentures into common stock              4/2/04      33,334                       0.75            167
Warrant issued in connection with convertible debt      4/2/04
Warrant issued in connection with convertible debt     4/12/04
Conversion of debentures into common stock             4/14/04      48,000                       0.75            240
Conversion of debentures into common stock             4/14/04      53,333                       0.75            267
Conversion of debentures into common stock             4/15/04     233,334                       0.75          1,167
Warrant issued in connection with convertible debt     4/15/04
Warrant issued in connection with convertible debt     4/22/04
Warrant issued in connection with convertible debt     4/22/04
Warrant issued in connection with convertible debt     4/28/04
Shares issued for deferred compensation                 5/1/04       5,000                       0.75             25
Conversion of debentures into common stock              5/5/04     333,334                       0.75          1,667
Conversion of debentures into common stock             5/10/04      39,000                       0.75            195
Warrant issued in connection with convertible debt     5/10/04
Conversion of debentures into common stock             5/10/04       6,667                       0.75             34
Warrant issued in connection with convertible debt     5/10/04
Conversion of debentures into common stock             5/15/04      10,000                       0.75             50
Warrant issued in connection with convertible debt     5/15/04
Common stock forfeited by consultant                   5/24/04     (50,000)                      0.75           (250)
Conversion of debentures into common stock              6/1/04      16,000                       0.75             80
Conversion of debentures into common stock              6/1/04      33,334                       0.75            167
Conversion of debentures into common stock              6/1/04      66,667                       0.75            334
Warrant issued in connection with convertible debt      6/1/04
Conversion of debentures into common stock              6/5/04      40,000                       0.75            200
Warrant issued in connection with convertible debt      6/5/04
Shares issued for deferred compensation                6/12/04      10,000                       0.75             50
Conversion of debentures into common stock             6/16/04     133,334                       0.75            667
Conversion of debentures into common stock             6/18/04      33,334                       0.75            167
Warrant issued in connection with convertible debt     6/18/04
Conversion of debentures into common stock             6/18/04      26,667                       0.75            133
Warrant issued in connection with convertible debt     6/18/04
Conversion of debentures into common stock             6/18/04       6,667                       0.75             34
Warrant issued in connection with convertible debt     6/18/04
Conversion of debentures into common stock             6/18/04      66,667                       0.75            334
Warrant issued in connection with convertible debt     6/18/04
Common stock issued pursuant to consulting agreement   6/28/04      65,333                       0.75            327
Common stock issued pursuant to consulting agreement   6/30/04      20,000                       0.75            100
Common stock issued pursuant to consulting agreement    7/1/04      30,000                       0.75            150
Common stock issued pursuant to consulting agreement    7/1/04      30,000                       0.75            150
Remeasurement of compensation expense
Amortization of deferred compensation expense
Net loss
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 2004                                          24,824,537      220,000                     $ 124,129       $ 1,100
====================================================================================================================================


                                                      -F-25-

                                   CDEX, Inc.
                          (A Development Stage Company)

             Statement of Changes in Stockholders' Equity (Deficit)
                                   (unaudited)

                                                                                                Deficit
                                                                                              Accumulated
                                                                Additional                     During the      Stock
                                                                  Paid-in        Deferred     Development   Subscription
                                                                  Capital      Compensation      Stage       Receivable     Total
                                                               ------------    ------------   ------------    --------    ---------
Balance, October 31, 2003                                      $ 10,818,200    $ (1,620,737)  $ (8,574,549)   $ (2,500)   $ 737,392

Payment for common stock subscribed                                                                              2,500        2,500
Sale of common stock for cash                          12/8/03       49,834                                                  50,001
Sale of common stock for cash                         12/19/03       49,833                                                  50,000
Sale of common stock for cash                         12/19/03       24,917                                                  25,000
Common stock forfeited by employee                    12/22/03      (18,598)         18,669                                       -
Common stock issued pursuant to consulting agreement  12/22/03      210,750        (211,500)                                      -
Sale of common stock for cash                          1/28/04       24,900                                                  25,000
Shares issued for deferred compensation                1/28/04      140,500        (141,000)                                      -
Common stock issued pursuant to consulting agreement   3/11/04       14,900         (15,000)                                      -
Warrant issued in connection with convertible debt     3/30/04       59,200                                                  59,200
Warrant issued in connection with convertible debt      4/1/04       14,867                                                  14,867
Warrant issued in connection with convertible debt      4/1/04       23,893                                                  23,893
Conversion of debentures into common stock              4/2/04       24,833                                                  25,000
Warrant issued in connection with convertible debt      4/2/04      444,000                                                 444,000
Warrant issued in connection with convertible debt     4/12/04       21,312                                                  21,312
Conversion of debentures into common stock             4/14/04       35,760                                                  36,000
Conversion of debentures into common stock             4/14/04       39,733                                                  40,000
Conversion of debentures into common stock             4/15/04      173,833                                                 175,000
Warrant issued in connection with convertible debt     4/15/04      103,600                                                 103,600
Warrant issued in connection with convertible debt     4/22/04       14,800                                                  14,800
Warrant issued in connection with convertible debt     4/22/04        7,136                                                   7,136
Warrant issued in connection with convertible debt     4/28/04      148,001                                                 148,001
Shares issued for deferred compensation                 5/1/04        3,725          (3,750)                                      -
Conversion of debentures into common stock              5/5/04      248,334                                                 250,001
Conversion of debentures into common stock             5/10/04       29,055                                                  29,250
Warrant issued in connection with convertible debt     5/10/04       17,316                                                  17,316
Conversion of debentures into common stock             5/10/04        4,966                                                   5,000
Warrant issued in connection with convertible debt     5/10/04        2,960                                                   2,960
Conversion of debentures into common stock             5/15/04        7,450                                                   7,500
Warrant issued in connection with convertible debt     5/15/04        4,440                                                   4,440
Common stock forfeited by consultant                   5/24/04      (37,250)         37,500                                       -
Conversion of debentures into common stock              6/1/04       14,920                                                  15,000
Conversion of debentures into common stock              6/1/04       24,833                                                  25,000
Conversion of debentures into common stock              6/1/04       49,666                                                  50,000
Warrant issued in connection with convertible debt      6/1/04       29,600                                                  29,600
Conversion of debentures into common stock              6/5/04       29,800                                                  30,000
Warrant issued in connection with convertible debt      6/5/04       17,760                                                  17,760
Shares issued for deferred compensation                6/12/04        7,450          (7,500)                                      -
Conversion of debentures into common stock             6/16/04       99,333                                                 100,000
Conversion of debentures into common stock             6/18/04       24,834                                                  25,001
Warrant issued in connection with convertible debt     6/18/04       14,800                                                  14,800
Conversion of debentures into common stock             6/18/04       19,867                                                  20,000
Warrant issued in connection with convertible debt     6/18/04       11,840                                                  11,840
Conversion of debentures into common stock             6/18/04        4,966                                                   5,000
Warrant issued in connection with convertible debt     6/18/04        2,960                                                   2,960
Conversion of debentures into common stock             6/18/04       49,666                                                  50,000
Warrant issued in connection with convertible debt     6/18/04       29,600                                                  29,600
Common stock issued pursuant to consulting agreement   6/28/04       48,673         (49,000)                                      -
Common stock issued pursuant to consulting agreement   6/30/04       14,900         (15,000)                                      -
Common stock issued pursuant to consulting agreement    7/1/04       22,350         (22,500)                                      -
Common stock issued pursuant to consulting agreement    7/1/04       22,350         (22,500)                                      -
Remeasurement of compensation expense                                (2,247)          2,247                                       -
Amortization of deferred compensation expense                                     1,741,281                               1,741,281
Net loss                                                                                        (4,615,464)              (4,615,464)
------------------------------------------------------------------------------------------------------------------------------------
Balance, July 31, 2004                                         $ 13,245,121      $ (308,790) $ (13,190,013)   $     --  $  (128,454)
====================================================================================================================================

                                   CDEX, Inc.
                          (A Development Stage Company)

                            Statements of Cash Flows
                                  (unaudited)

                                                                        Nine Months Ended          July 6, 2001
                                                                             July 31              (inception) to
                                                                       2003            2004        July 31, 2004
                                                                   ------------    ------------    -------------
Cash Flows from Operating Activities
      Net loss                                                     $ (3,116,807)   $ (4,615,464)   $(13,190,013)
      Adjustments to reconcile net loss to cash used by
             operating activities
                    Depreciation                                         63,735         170,950         339,342
                    Stock compensation                                2,271,724       1,875,738       8,337,080
                    Warrant interest                                         --         670,853         670,853
             Changes in operating assets and liabilities
                    Accounts receivable                                 (63,002)         89,877             (60)
                    Prepaid expenses                                         --           1,617               0
                    Other assets                                             --              --          (2,655)
                    Accounts payable and accrued expenses               (12,507)        265,934         235,071
                                                                   ------------    ------------    ------------
Net cash used by operating activities                                  (856,858)     (1,540,494)     (3,610,381)

Cash Flows from Investing Activities
      Cash provided by transfer of assets from Loch Harris, Inc.             --              --          73,000
      Purchase of property and equipment                                (80,494)        (24,524)       (146,214)
                                                                   ------------    ------------    ------------
Net cash used by investing activities                                   (80,494)        (24,524)        (73,214)

Cash Flows from Financing Activies
      Proceeds from sale of common stock                              1,082,000         152,501       2,333,001
      Proceeds from convertible notes payable                                --       1,634,750       1,915,750
      Proceeds from related party convertible notes payable              15,000         100,000         155,000
      Repayment of related party convertible notes payable                   --        (100,000)       (155,000)
                                                                   ------------    ------------    ------------
Net cash provided by financing activies                               1,097,000       1,787,251       4,248,751

Net Increase in Cash                                                    159,648         222,233         565,156

Cash and cash equivalents, beginning of the period                      280,432         342,923              --

                                                                   ------------    ------------    ------------
Cash and cash equivalents, end of the period                       $    440,080    $    565,156    $    565,156
                                                                   ============    ============    ============


Supplemental Cash Flow Information
      Actual cash payments for interest                            $         --    $        471    $      3,965


                                                       -F-27

                                                                        Nine Months Ended          July 6, 2001
                                                                             July 31              (inception) to
                                                                       2003            2004        July 31, 2004
                                                                   ------------    ------------    -------------
Non-cash financing transactions:
      Common stock subscribed
             Stock subscription receivable                         $         --    $      2,500    $      5,000
             Common stock                                                    --             (13)            (26)
             Additional paid-in capital                                      --          (2,487)         (4,974)
                                                                   ------------    ------------    ------------
      Net cash                                                               --              --              --

      Conversion of notes payable into common stock
             Notes payable                                                   --         884,750       1,165,750
             Common stock                                                    --          (5,898)         (6,571)
             Additional paid-in capital                                      --        (878,852)     (1,159,179)
                                                                   ------------    ------------    ------------
      Net cash                                                               --              --              --

      Stock compensation
             Deferred stock compensation                                (62,284)        429,334       8,511,413
             Additional paid-in capital                                  62,234        (427,503)     (8,472,105)
             Common stock                                                    50          (1,831)        (39,308)
                                                                   ------------    ------------    ------------
      Net cash                                                               --              --              --

Asset transfer:
      Assets transferred:
             Cash                                                            --              --          73,000
             Other receivables                                               --              --           7,000
             Property and equipment                                          --              --         457,882
             Accumulated depreciation and amortization                       --              --         (91,783)
                                                                   ------------    ------------    ------------
      Total assets transferred                                               --              --         446,099

Liabilities assumed:
      Accounts payable                                                       --              --         (57,000)

Net assets transferred (liabilities assumed)                                 --              --         389,099

Common stock issued for asset transfer
      Common stock                                                           --              --         (68,325)
      Additional paid-in capital                                             --              --        (320,774)
                                                                   ------------    ------------    ------------
Net cash                                                           $         --    $         --    $         --
                                                                   ============    ============    ============

                                                       -F-28

                                   CDEX, INC.
                           (DEVELOPMENT STAGE COMPANY)

                   NOTES TO THE UNAUDITED FINANCIAL STATEMENTS
                                  JULY 31, 2004


1.  General

The financial statements included herein have been prepared, without audit, pursuant to the regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto contained in CDEX Inc.'s Audited Financial Statements for the year ended October 31, 2003.

In the opinion of CDEX Inc.'s management, the accompanying unaudited financial statements contain all adjustments (which consist only of normal recurring adjustments) necessary to present fairly the financial position as of July 31, 2004, results of operations for the three and nine month periods ended July 31, 2004 and July 31, 2003, and cash flows for the nine month periods ended July 31, 2004 and July 31, 2003. Interim results are not necessarily indicative of results for an entire year.

2.  Basis of Presentation

USE OF ACCOUNTING ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT: Total research and development costs include labor for employees and contractors, rent, professional services, materials, lab equipment and disposals. These costs are expensed on the accompanying Statement of Operations as development costs.


                                     -F-29-

3.  Stock Based Compensation

The Company has provided restricted stock grants to employees and consultants as the principal element of their compensation. The Company determines compensation expense as the fair value, at the measurement date, of the service received or the common stock issued, whichever is more readily determinable. In the case of employees, the measurement date is the date of grant. In the case of outside consultants, the measurement date is the date at which their performance is complete. This total cost is first reflected as deferred compensation in stockholders' equity (deficit) and then amortized to compensation expense on a straight-line basis over the period during which the services are performed. When the fair value of the common stock is used and the measurement date is not the date of grant, the total cost is remeasured at the end of each accounting reporting period based on the fair market value on that date, and the amortization is adjusted.

In the case of the consulting agreements issued at the Company's inception, the fair value of the common stock, which was awarded in advance of performance of the services, was used to value the compensation cost. The fair value was determined to be $2.50 per share based on the stock price implicit in convertible notes sold to an unaffiliated purchaser. The Company issued additional consulting agreements during 2003 which were also accounted for using the fair value of the common stock to value the compensation cost. The compensation cost is remeasured at the fair value as of the end of each reporting period and the deferred compensation account is adjusted.

The Company has also utilized employment and consulting agreements which combine cash and stock elements of compensation, where a fixed dollar value of stock is awarded to settle noncash compensation. In this case, compensation cost is determined based on the fair value of the services, which is the more reliably determined measure. The Company has awarded some of the common shares in advance of when the service is performed. These amounts are shown as deferred compensation in the accompanying balance sheet. The Company has also paid performance bonuses in common stock.

During the nine months ended July 31, 2003, the Company granted 420,000 Class A shares of common stock and 220,000 Class B shares of common stock to employees and consultants at a fair value of $.81 per share. During the nine months ended July 31, 2004, the Company granted 365,000 Class A shares to employees and consultants at the following fair values: $1.41 per share for 250,000 shares granted during the fiscal quarter ended January 31, 2004, and $.75 per share for 115,000 shares granted during fiscal quarters ended April 30 and July 31, 2004. The fair value was determined using a weighted average value of the proceeds per share received from sales of common stock to unaffiliated purchasers during the fiscal quarters in which the shares were granted to employees and consultants.


                                     -F-30-

Total compensation expense related to stock awards for employees and consultants was $552,852 and $693,310 for the three months ended July 31, 2004 and 2003, respectively, and $1,875,738 and $2,271,724 for the nine months ended July 31, 2004 and 2003, respectively. Upon termination, the Company has the option to purchase any vested shares from the employees at fair market value. Shares granted to employees and consultants generally vest over periods of 8 months to 3 years.

4.  Equity Transactions

The Company has issued 100,000 Shares of Class A common stock since July 31,
2004:

                        Number of
  Transaction Date       Shares         Transaction Type           Proceeds
--------------------   ------------   ----------------------  ------------------
   August 2, 2004           33,333    Debenture conversion           $ --
   August 2, 2004           66,667    Debenture conversion             --
                       ------------                           ------------------
Totals                     100,000                                   $ --
                       ============                           ==================


The Company sold the following common stock equivalents in the form of investment units containing convertible notes (conversion price is $.75 per share and conversion deadline is six month after issuance unless noted differently in the table below) and detachable warrants since October 31, 2003. The notes bear interest at 10% and mature three years after issuance. The features of these securities are as follows:


                                                Class A                            Warrant
                                               shares if          Conversion      Exercise          Warrant         Class A shares
   Date of Sale             Proceeds           converted           Deadline         Price          Expiration        if exercised
------------------------  ---------------   ----------------  -----------------  ------------   -----------------  -----------------
         March 30, 2004        $ 100,000       converted                            $0.75         March 30, 2005            133,334
          April 1, 2004           25,000       converted                            $0.75          April 6, 2005             33,333
          April 1, 2004           40,000       converted                            $0.75          April 8, 2005             53,333
          April 2, 2004          750,000       1,000,000        April 2, 2005       $0.75          April 2, 2005          1,000,000
         April 12, 2004           36,000       converted                            $0.75         April 12, 2005             48,000
         April 15, 2004          175,000       converted                            $0.75         April 15, 2005            233,334
         April 22, 2004           25,000       converted                            $0.75         April 22, 2005             33,334
         April 22, 2004           12,000       converted                            $0.75         April 22, 2005             16,000
         April 28, 2004          250,000       converted                            $0.75         April 28, 2005            333,334
           May 10, 2004           29,250       converted                            $0.75           May 10, 2005             39,000
           May 10, 2004            5,000       converted                            $0.75           May 10, 2005              6,667
           May 15, 2004            7,500       converted                            $0.75           May 15, 2005             10,000
           June 1, 2004           50,000       converted                            $0.75          June 18, 2005             66,667
           June 5, 2004           30,000       converted                            $0.75           July 2, 2005             40,000
          June 18, 2004           25,000       converted                            $0.75          June 18, 2005             33,334
          June 18, 2004           20,000       converted                            $0.75          June 18, 2005             26,667
          June 18, 2004            5,000       converted                            $0.75          June 18, 2005              6,667
          June 18, 2004           50,000       converted                            $0.75          June 18, 2005             66,667
         August 2, 2004           25,000       converted                            $0.75         August 2, 2005             33,333
         August 2, 2004           50,000       converted                            $0.75         August 2, 2005             66,667
                          ---------------                                                                          -----------------
Totals                       $ 1,709,750                                                                                  2,279,672
                          ===============                                                                          =================

                                                  -F-31-

The following table shows the convertible notes proceeds and warrant interest expense for the nine months ended July 31, 2004, and the outstanding balance as of July 31, 2004.


                                                Balance              Warrant
                                                 as of              Interest
   Date of Sale                Proceeds        July 31, 2004         Expense
------------------------  ----------------    ---------------   ----------------
         March 30, 2004       $   100,000           $     --           $ 59,200
          April 1, 2004            25,000                 --             14,867
          April 1, 2004            40,000                 --             23,893
          April 2, 2004           750,000            750,000            146,767
         April 12, 2004            36,000                 --             21,312
         April 15, 2004           175,000                 --            103,600
         April 22, 2004            25,000                 --             14,800
         April 22, 2004            12,000                 --              7,136
         April 28, 2004           250,000                 --            148,000
           May 10, 2004            29,250                 --             17,316
           May 10, 2004             5,000                 --              2,960
           May 15, 2004             7,500                 --              4,440
           June 1, 2004            50,000                 --             29,600
           June 5, 2004            30,000                 --             17,760
          June 18, 2004            25,000                 --             14,800
          June 18, 2004            20,000                 --             11,840
          June 18, 2004             5,000                 --              2,960
          June 18, 2004            50,000                 --             29,600
                          ----------------    ---------------   ----------------
Totals                        $ 1,634,750          $ 750,000          $ 670,853

Discount allocated to warrants                      (148,617)
Discount allocated to beneficial conversion         (148,617)
                                              ---------------
         Debt, net                                 $ 452,767
                                              ===============


The Company follows the requirements of EITF 00-27 in recording the discount on the convertible notes associated with both the value of the detachable warrants and the intrinsic value of the embedded conversion option based on the "effective conversion price" as defined in EITF 00-27. The warrants were valued using the Black-Scholes model with the following assumptions: no dividend yield, warrant life of one year, volatility of 75%, interest rate of 1.04%. Through July 31, 2004, the detachable warrants had a relative fair market value of $484,044, leaving $1,150,706 of debt at its relative fair market value which is convertible into 2,179,671 shares, resulting in an effective conversion price of $.528 per share. The intrinsic value of $.222 per share (the difference between the effective conversion price of $.528 and the fair value of the common stock of $.75 per share) for 2,179,671 shares results in a further discount for the beneficial conversion feature of $484,044. The total debt discount is amortized to interest expense over the life of the notes and is fully recognized as interest expense upon conversion.


                                     -F-32-

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

1. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

2. a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

3. to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.

The determination must be made:

-   by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; - if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; - if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or - by court order.

Our Articles of Incorporation provide for indemnification of agents of the Company through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted under, and subject only to the limits imposed by, Nevada law. Our Articles of Incorporation further provide that we may purchase and maintain insurance against any liability asserted against an indemnified party.

However, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the

"Securities Act"), may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. CDEX will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee                  $    243.95
Printing, Filing and Engraving Expenses                                15,000.00
Accounting Fees and Expenses                                           95,000.00
Legal Fees and Expenses                                               125,000.00
Blue Sky Qualification Fees and Expenses                               20,000.00
Miscellaneous                                                           1,000.05

TOTAL                                                                $256,244.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

NOTE: ON DECEMBER 11, 2002, CDEX EFFECTED A 1-FOR-5 REVERSE SPLIT OF ITS COMMON STOCK. SHARE AMOUNTS SET FORTH BELOW FOR SECURITIES ISSUED PRIOR TO THAT DATE HAVE BEEN ADJUSTED TO REFLECT THIS REVERSE STOCK SPLIT. EXCEPT AS OTHERWISE INDICATED, ALL SHARES ISSUED WERE OF THE COMPANY'S CLASS A COMMON STOCK.

On July 23, 2001, the Company issued 2,600,000 shares of common stock as an earnest money deposit under an Asset Purchase Agreement with Loch Harris pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Such shares were valued at $.03 per share based on Loch Harris's book value of assets and were intended to be distributed to the shareholders of Loch Harris upon their registration.

On July 24, 2001 the Company issued FGW LLC, as designee of Malcolm H. Philips, 690,000 shares and Timothy D. Shriver, 210,000 shares of common stock for services as executives of the Company at $2.50 per share (the valuation being based on the nearest transaction with a non-affiliate in accordance with GAPP). These shares were issued as part of overall compensation for services under the Executive Services Agreement pursuant to Rule 701 under the Securities Act.

On July 24, 2001, the Company entered into a Consultant Services Agreement with Dynamic Management Resolutions, a Delaware LLC and certain consultants pursuant to which the Company engaged the consultants to perform certain consulting services, including engineering, scientific research, project management and administrative services, and as compensation agreed to issue the following shares of common stock to the named parties, at $2.50 per share (the valuation being based on the nearest transaction with a non-affiliate in accordance with
GAPP) pursuant to Rule 701 under the Securities Act:

                  PARTY                    NO. OF SHARES ISSUED
                  -----                    --------------------
                  Dynamic Resolutions              40,000
                  Dr. Wade Poteet                 140,000
                  Michael Mergenthaler            120,000
                  Larry Spiers                    120,000
                  Harold Cauthen                  120,000

Pursuant to each of the Services Agreement made by the Company with George Dials on August 3, 2001 and the Services Agreement made by the Company with Dr. BD Liaw on October 1, 2001, the Company agreed to issue 35,000 shares to such individual for said individual's services on the Company's Board of Directors, valued on $2.50 per share based on the nearest transaction with a non-affiliate in accordance with GAPP, pursuant to Rule 701 under the Securities Act.

During the period August, 2001 to October, 2001 the Company issued an aggregate of 148,000 shares of its common stock to certain individuals, pursuant to Rule 701 under the Securities Act, as compensation for performance of certain part-time services such as web services provided by Randy Jeter, financial services provided by Thelma Johnson and general administrative work by Elizabeth Birk, explosive logistics and transporting by D. Audsley, marketing by Frank Jackovac and Steve Frankiewicz,, and business and technical support during the transfer of the technology from Loch Harris by Garrett and Ruckel for the Company, valued at $2.50 per share, based on the nearest transaction with a non-affiliate in accordance with GAPP as follows:

                  PARTY                  NO. OF SHARES ISSUED
                  -----                  --------------------
                  Thelma Johnson               15,000
                  Bruce Ruckel                 15,000
                  Jay Garrett                  15,000
                  Randy Jeter                  15,000
                  Elizabeth Birk                6,000
                  Frank Jackovac               20,000
                  D. Audsley                    2,000
                  Steve Frankiewicz            60,000

On August 3, 2001 the Company agreed to issue to Boone and Baker 150,000 and 100,000 shares, respectively, of its common stock, pursuant to Rule 701 under the Securities Act, for consulting services related to finance and marketing under Service Agreements valued at $2.50 per share based on the nearest transaction with a non-affiliate in accordance with GAPP.

On August 4, 2001, at the closing of the Purchase Agreement, the Company issued pursuant thereto and in exchange for assets purchased, the balance of 9,600,000 shares of common stock to Loch (reflecting the balance due on the 12,200,000-share purchase price, 2,600,000 shares of which were issued on July 23 as reflected above), and an additional 1,665,000 shares of common stock on behalf of Loch to discharge certain loans and other obligations to the following persons and entities:

PARTY                   NO. OF SHARES ISSUED
-----                   --------------------
Baker                          500,000
Boone (as Coto LLC)            320,000
Coldwater Capital              780,000
Frank Jakovac                   65,000

200,000 of such shares were subsequently returned to the Company pursuant to an amendment to the agreement under which the assets were purchased. Such shares were issued pursuant to Section 4(2) of the Securities Act.

In each of the foregoing transactions, neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising. The Company exercised reasonable care to assure that no purchaser of a security was an "underwriter" within the meaning of section 2(11) of the Securities Act and placed a restrictive legend on the sold securities. The Company gave each purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Company possessed or could acquire without unreasonable effort or expense.

The Company issued its 9% Convertible Promissory Notes to Ms. Kitty Philips on October 5 and November 14, 2001, each in the amount of $20,000, and on July 8, 2003, in the amount of $15,000. These notes were issued in reliance on Section 4(2) of the Securities Act and have been paid in full.

The following equity securities of the Company were issued and/or sold during the period November, 2001 to November 31, 2003, without registration, under the private offering safe-harbor provision of Rule 506 of Regulation D for transactions not involving any public offering under the meaning of Section 4(2) of the Securities Act:

In the period from November 2001 until February 2002, the Company issued three Promissory Notes to Robert Stewart in an aggregate original principal amount of $281,000, which notes were convertible into an aggregate of 134,667 shares of common stock of the Company. Mr. Stewart has converted all three of such notes into shares of Company common stock.

On March 12, 2002 the Company sold 10,000 shares of its common stock to Robert Creighton for $25,000.

In April, 2002 the Company sold 25,000 shares of its common stock to William Prain for $50,000.

On May 23, 2002, the Company sold 65,000 shares of its common stock to Dawn M. Guimond for $130,000.

On May 23, 2002, the Company sold 50,000 shares of its common stock to Motta Investment Co., LTD for $100,000.

In June 2002, the Company sold 50,000 shares of its common stock to each of Motta Family Revocable Living Trust and Dawn Guimond at a price of $2.00 per share.

On July 15, 2002, the Company sold 1,200 shares of its common stock to DICUT Inc. at a price of $2.50 per share.

On August 23, 2002, the Company sold 30,770 shares of its common stock to Dependable Ranch Lenders LLC at a price of $3.25 per share.

On October 2, 2002, the Company sold 50,000 shares of its common stock to Motta Investment Co. Ltd. at a price of $2.00 per share.

In November 2002 through January 2003, the Company sold 580,000 shares of its common stock to the following investors at a price of $0.50 per share:

                Dependable Ranch Lenders LLC            300,000
                Robert Stewart                           80,000
                Motta Investment Co. Ltd.               100,000
                Dawn Guimond                             50,000
                Mari Stassi                              50,000

In each of the foregoing transactions, neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising.

The Company issued the following securities pursuant to Rule 701 under the Securities Act:

On December 11, 2002, the Company issued 1,075,900 shares of its common stock to the following employees and consultants as compensation for engineering, scientific research, project management, marketing and distribution, and executive services rendered in 2001 valued at $0.75 per share:

                Harold Cauthen                   99,840
                Tim Shriver                     201,587
                Thelma Johnson                  202,013
                Wade Poteet                     292,000
                Larry Spiers                    172,453
                Malcolm H. Philips               50,687
                Michael Mergenthaler             57,320

These shares are subject to a risk of forfeiture in the event that an employee leaves the Company.

On December 11, 2002, the Company issued 700,483 shares of its common stock to the following employees and consultants as compensation for engineering, scientific research, project management, marketing and distribution, and executive services rendered in 2002 valued at $0.75 per share:

                Harold Cauthen                   62,467
                Tim Shriver                     106,664
                Thelma Johnson                   42,283
                Wade Poteet                     122,308
                Larry Spiers                     63,273
                Malcolm H. Philips              165,333
                Michael Mergenthaler             80,000
                Steven Frankiewicz               58,155

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On December 30, 2002, the Company issued 220,000 shares of its Class B common stock to the following employees as compensation for services rendered valued at $0.81 per share:

                Harold Cauthen                   15,000
                Tim Shriver                      40,000
                Wade Poteet                      20,000
                Malcolm H. Philips              100,000
                Michael Mergenthaler             25,000
                Larry Spiers                     20,000

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On December 30, 2002, the Company issued 320,000 shares of its common stock to the following employees and consultants as compensation for engineering, scientific research, project management, marketing and distribution, and executive services rendered valued at $0.82 per share:

                Harold Cauthen                  30,000
                Tim Shriver                     60,000
                Wade Poteet                     40,000
                Michael Mergenthaler            50,000
                Larry Spiers                    45,000
                Steve Frankiewicz               20,000
                Chung Sing Orr                  10,000
                Thelma Johnson                  10,000
                George E. Dials                 15,000

                Dr. Boen Dar Liaw              15,000
                David Audsley                   5,000
                Brandi Shriver                  5,000
                Timothy Shriver Jr.             5,000

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

In January 2003, the Company issued 20,000 shares of its common stock to Larry Marsteller as compensation for technical development services rendered valued at $0.82 per share. This stock has certain forfeiture provisions based on performance milestones as well as risk of loss if employee leaves the Company.

In May 2003, the Company issued 25,000 shares of its common stock to Joseph S. Dellinger and 40,000 shares of its common stock to Larry Marsteller as compensation for marketing and technical development services rendered valued at $0.82 per share. These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

In June 2003, the Company issued 5,000 shares of its common stock to each of Amista Salcido, Jeff Kosanke and Kelly Morgan as compensation for servicing on CDEX's Medical Advisory Board services rendered valued at $0.81 per share. These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On September 20, 2003, the Company issued 1,936,783 shares of its common stock to the following employees as compensation for engineering, scientific research, project management, marketing and distribution, and executive services rendered valued at $0.81 per share:

                Larry Marsteller                209,600
                Malcolm H. Philips              411,138
                Tim Shriver                     310,369
                Michael Mergenthaler            259,984
                Wade Poteet                     229,754
                Harold Cauthen                  159,215
                Larry Spiers                    229,754
                Chung Sing Orr                   38,292
                Joseph S. Dellinger              88,677

These shares are subject to a risk of forfeiture by the employee in the event that the employee leaves the Company.

On October 1, 2003, the Company issued 120,000 shares of its common stock to the following consultants as compensation for services rendered valued at $0.81 per share:

BD Liaw 40,000 George E. Dials 45,000 for services rendered as Members of CDEX's Board of Directors; Greg Smith 35,000 for financial consulting services.

These shares are subject to a risk of forfeiture by the consultant in the event that the consultant leaves the Company.

On October 25, 2003 the Company issued 25,000 shares of its common stock to Peter S. Dobbs for financial consulting services rendered valued at $0.81 per share.

On October 31, 2003 the Company issued 10,000 shares of its common stock to Randall Jeter for web page development services rendered valued at $0.81 per share.

On October 31, 2003 the Company issued 82,267 shares of its common stock to Thelma Johnson for financial services rendered valued at $0.81 per share.

On March 1, 2004, 20,000 shares of common stock to Dr. Darvie Fenison for consulting services rendered.

In March 2004 the Company issued 100,000 shares of common stock to William Blair as compensation for marketing and product management services. In May 2004, the Company issued 5,000 shares of common stock to Carlos Alvarez as compensation for engineering services, and 10,000 shares of common stock to Carey Starzinger software development services. The Company received 50,000 shares of common stock as part of a termination of services.

In June 2004, the company issued 65,333 shares of common stock to Peter Dobbs for consulting services rendered.

In July 2004, the Company issued 20,000 shares of common stock to John A Knubel as compensation for Services Agreement as a director, 30,000 shares of common stock each to Warren Peabody and Carl Andognini as compensation for Services Agreement for engineering review services.

The following securities were issued pursuant to the exemption provided by Rule 506 under Section 4(2) of the Securities Act in private offerings to accredited investors (or their donees) only each of whom acknowledged having had the opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of the offering, and to obtain any additional information or documents relative to the Company, its business and an investment, as said purchaser deemed necessary.

From March through October 2003, the Company issued an aggregate of 738,000 shares of its common stock to the following investors at a price of $1.00 per share:

                Aspen Creek Farms                200,000
                Domin Living Trust                50,000
                Motta Investment Co.              50,000
                Pete Maina                        45,000
                Bruce Kison                       35,000
                Mari Stassi                       27,000
                Gary Pleggenkuhle                 25,000
                Dawn M. Guimond                   15,000
                Ben Lowell                        10,000
                Jeff Lowell                       10,000
                Bruce Gourlay and
                Linda H. Mackey                   25,000
                Irene J. Dobbs                    25,000
                John William Steele               25,000
                John C Fisher                     25,000
                Charlie Stevens                   40,000
                Charlotte Stevens                  5,000
                Patrick Purgatorio                25,000
                Shawn Aquiar                       5,000
                Charleen Stevens                   5,000
                Brytan Stevens                     5,000
                Ben and Maxine Lowell              5,000
                Douglas Lowell                     1,000
                Peter S Dobbs                     25,000
                Christopher Sintetos              25,000
                Scott Newby                       25,000
                Ben and Maxine Lowell              5,000

On July 31, 2003, the Company issued 400,000 shares of its common stock to Renka Inc. at a price of $0.85 per share.

On October 27 and 29, 2003 the Company sold 21,667 shares of its common stock, 15,000 to Gary Pleggenkuhl and 6,667 to Jeff Lowell at a price of $1.50 per share.

In December 2003, the Company sold 33,334 shares of its common stock to each of John L. Theobald and William R. Linder and 16,667 shares of its common stock to Van L. Shumway Jr. all for cash valued at $1.50 per share.


The spouse of the Chief Executive Officer purchased a convertible note of CDEX, paying interest at 9%, in the amount of $100,000 on March 11, 2004. The note was redeemed at face value for cash in April 2004.

From March through August 2004, the Company issued convertible promissory notes in the original principal amount of $1,709,750 to the investors listed below. The notes are convertible into the Company's common stock at a price of $0.75 per share. Each note was issued with warrants to purchase shares of the Company's common stock equal to the number of shares of common stock issuable on conversion of the note. The warrants are exercisable at $0.75 per share. None of the warrants have been exercised. $959,750 of the convertible notes have been converted into 1,279,672 shares common stock by the investors as follows:

                                                        Number of Shares
                Name                                Received upon Conversion
                ----                                ------------------------
                Motta Investment                           133,334
                Scott Newby                                 33,334
                Peter R Maina                               53,333
                Michael Pitts                               48,000
                Mari Stassi                                 33,334
                Dawn Guimond                                16,000
                Jeffrey Blumfield                          333,334
                Scott Newby                                233,334
                Greg Thompson                               39,000
                Ben Lowell                                  10,000
                Jeff Lowell                                  6,667
                Shanala JAP Investment Services             66,667
                Randy Paul                                  66,667
                Peter Dobbs                                 40,000
                Stan Pienta                                 33,334
                Rick Sky                                    33,334
                J. Michael McGarry                          33,334
                Nicholas Reynolds                           66,667


In January 2004, the Company sold 20,000 shares of its common stock to Peter R. Mania at a price of $1.25 per share.

In each of the foregoing transactions, neither the Company nor any person acting on its behalf sold the securities by any form of general solicitation or general advertising.


Each of these investors was either an existing investor in the Company or a business or personal associate of management or consultants retained by the Company. The Company did not solicit investors by means of any public announcement, advertisement, telemarketing or other means of general public solicitation. The issuance of securities to these investors is separate and distinct from the general solicitation to be conducted by the prospectus forming part of this registration statement primarily because of the following factors:

SEPARATE PLANS OF FINANCING. The private placement and the public offering stem from two distinct plans. The Company is conducting the registration for the public offering on behalf of selling shareholders who hold restricted shares and who would not otherwise be able to sell their shares under Rule 144. The Company's purpose in registering the stock on behalf of its existing shareholders is to place these shareholders on an equal footing with those who hold unrestricted shares of the Company's common stock, if and when a trading market develops for the common stock, and to reward them for their loyalty to the Company. The Company did not contemplate issuing the securities to the aforesaid investors at the time it filed the registration statement for the public offering. It issued and sold these securities to meet certain funding needs that arose subsequent to filing of the registration statement.

DISTINCT GENERAL PURPOSE. As noted above, the purpose of the public offering is organizational and is intended to reward the long-standing holders of the Company's restricted common stock for their loyalty to the Company and to put them on an equal footing with the holders of unrestricted shares of the Company's common stock. Neither the Company nor its affiliates will receive any proceeds from the public offering (although certain family members of an officer of the Company are listed as selling shareholders in this registration statement). The purpose of the private placement was to raise new capital for the Company to be used for development and marketing, primarily of its Valimed line of products, some of which the Company is now marketing as discussed in the prospectus forming a part of this registration statement.

CONSIDERATION RECEIVED. In the private placement, the consideration to be received for the convertible notes and warrants of the Company (and the shares issued upon conversion of the notes or exercise of the warrants) is cash. In the public offering, the Company will receive no consideration because it is registering the shares on behalf of selling shareholders who will receive all of the proceeds from the sale.


No commissions or fees were paid in connection with any of these sales.

ITEM 27. EXHIBITS


3.1 Amended and Restates Articles of Incorporation of the Company filed January 2, 2004, together with Certificate of Designation of Rights, Preferences and Privileges*

3.2      By-Laws of the Company adopted July 6, 2001*

4.1      Specimen certificate for shares of Company common stock *

4.2      2002 Stock Incentive Plan*

4.3      2003 Stock Incentive Plan*

4.4      Form of Securities Purchase Agreement *

5.1      Opinion of Counsel re: Legality of Shares*

10.1 Business Identity Program Agreement by and between the Company and Source Office Suites, dated as of October 17, 2001*

10.2 Lease Agreement by and between the Company and Butterfield Center Limited Partnership (assigned from Dynamic Management Resources), as amended on March 4, 2004*

10.3 Assigned Consultant Services Agreement for Dr. Wade Poteet Restated as Employment Agreement dated January 1, 2003 and amendments*

10.4 Assigned Consultant Services Agreement for Malcolm Philips Restated as Employment Agreement dated January 1, 2002 and amendments*

10.5 Assigned Consultant Services Agreement for Timothy Shriver Restated as Employment Agreement dated January 1, 2002 and amendments*

10.6     G. Dials Services Agreement dated August 3, 2001*

10.7     Dr. BD Liaw Services Agreement dated October 1, 2001*

10.8 Assigned Consultant Services Agreement for Michael Mergenthaler Restated as Employment Agreement dated January 1, 2002*

10.9     Agreement by and between the Company and the Department of the Navy*

10.10 Form of Non-Disclosure Agreement between the Company and each significant employee*

10.11 Master Engineering Services Agreement by and between the Company and Systems 2000, Inc.*

10.12 Master Engineering Services Agreement by and between the Company and Catalina Tool & Mold*

10.13    Form of Employment Agreement*

10.13 Asset Purchase Agreement, dated as of August 4, 2001, by and between the Company and Loch Harris, Inc.*

23.1     Consent of Independent auditors

24       Power of Attorney (contained on signature page)*

* Previously filed.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on October 22, 2004.

                                    CDEX INC.





                           BY: /s/ Malcolm H. Philips
                               -------------------------
                               NAME: Malcolm H. Philips
                               TITLE: CEO/President










Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.





NAME                                   TITLE                      DATE
----                                   -----                      -----


/s/ Malcolm H. Philips        CEO/President/Chairman of the     October 22, 2004
------------------------      Board of Directors
Malcolm H. Philips Jr.

/s/ Timothy Shriver           Sr. Vice President of Technical   October 22, 2004
------------------------      Operations/Director
Timothy Shriver

/s/ Michael Mergenthaler      Vice President of Business        October 22, 2004
------------------------      Operations
Michael Mergenthaler          (Principal Accounting and
                                 Financial Officer)

/s/ George Dials              Director                          October 22, 2004
------------------------
George Dials

/s/ Dr. Bd Liaw               Director                          October 22, 2004
------------------------
Dr. Bd Liaw

/s/ John A. Knubel            Director                          October 22, 2004
------------------------
John A. Knubel